UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
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Unit Corporation
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UNIT CORPORATION
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Meeting Date:	Wednesday, May 6, 2015

Meeting Time:	11:00 a.m., Central Time

Meeting Place:	Tulsa Room - Ninth Floor
Bank of Oklahoma Tower
101 East 2nd Street
One Williams Center
Tulsa, Oklahoma

Dear Stockholder:

On behalf of the board of directors and management, it is my pleasure to invite you to our Annual Meeting of Stockholders to be held on Wednesday, May 6, 2015 at 11:00 a.m., Central Time. The meeting will be held in the Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma.
By attending the meeting you will have an opportunity to hear a report on our operations and to meet our directors and officers. There will also be time for questions.
Information about the meeting, including the various matters on which you will act, may be found in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
We hope that you will be able to attend the annual meeting. However, whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote your shares using one of the methods available to you.
If you have any questions concerning the annual meeting or any of the proposals, please contact our investor relations department at (918) 493-7700. If you are a registered stockholder and have questions regarding your stock ownership, you may contact our transfer agent, American Stock Transfer & Trust Company (AST) at:
Toll Free Number: (800) 710-0929
Foreign Stockholders: (718) 921-8283
Web Site Address: www.amstock.com
AST Customer Service Representatives are also available through AST's “Live Help” Internet service weekdays from 9:00 a.m. to 5:00 p.m., Eastern Time.
I look forward to your participation and thank you for your continued support.
Dated this 25th day of March 2015.

Sincerely,

John G. Nikkel
Chairman of the Board

7130 S. Lewis Ave., Suite 1000, Tulsa, OK 74136 ● PO Box 702500, Tulsa, OK 74170-2500
Phone: (918) 493-7700 ● Fax: (918) 493-7711

UNIT CORPORATION
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
______________________________________________________________________________________________________

Time and Date	11:00 a.m., Central Time, Wednesday, May 6, 2015
Place	Tulsa Room on the ninth floor of the Bank of Oklahoma Tower, One Williams Center, Tulsa, Oklahoma
Items of Business	• elect John G. Nikkel, Robert J. Sullivan Jr., and Gary R. Christopher to our board of directors for a three-year term expiring in 2018 (Item No. 1 on the proxy card);
• cast a non-binding advisory vote on executive compensation (“say-on-pay vote”) (Item No. 2 on the proxy card);
• approve the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (Item No. 3 on the proxy card);
• ratify the selection of PricewaterhouseCoopers LLP, Tulsa, Oklahoma, as our independent registered public accounting firm for our fiscal year 2015 (Item No. 4 on the proxy card); and
• transact any other business that properly comes before the meeting or any adjournment(s) of the meeting.
Record Date	March 9, 2015
Voting Options
Most stockholders have four options for submitting their vote:
• via the Internet (please see your proxy card for instructions),
• by phone (please see your proxy card for instructions),
• by mail, using the paper proxy card, and
• in person at the meeting.

Date of this Notice	March 25, 2015

By Order of the Board of Directors,

Mark E. Schell
Senior Vice President,
Secretary and General Counsel

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, we urge you to vote.

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 6, 2015

This proxy statement and the accompanying proxy card are being mailed to our stockholders in connection with the solicitation of proxies by the board of directors for the 2015 Annual Meeting of Stockholders. Mailing of this proxy statement will commence on or about March 25, 2015.

i

ii

PROXY STATEMENT SUMMARY
This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider before casting your vote. Please read all of the Proxy Statement before casting your vote.

Meeting Agenda and Voting Recommendations
Proposal	Matter	Board Recommendation	Page Reference
1.	Election of Three Class I Directors for Three-Year Term	"FOR" Each Nominee	Page 50
2.	Advisory Vote to Approve Named Executive Officer Compensation	"FOR"	Page 53
3.	Approval of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan	"FOR"	Page 54
4.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for the Company for 2015	"FOR"	Page 63

Our Board of Directors
						Committee Memberships*
Name	Age	Director Since	Occupation	Independent	Other Public Company Boards	A	C	N&G
Class I Directors Nominees for Election at the 2015 Annual Meeting:
John G. Nikkel	80	1983	Chairman, Unit Corporation	No	—
Robert J. Sullivan Jr.	69	2005	Principal, Sullivan and Company	Yes	—			M
Gary R. Christopher	65	2005	Private Investor and Consultant	Yes	—	M	M
Class II Directors Whose Terms Expire in 2016:
William B. Morgan	70	1988	Private Investor	Yes	—	M	M	C
Larry D. Pinkston	60	2004	President and CEO Unit Corporation	No	—
Class III Directors Whose Terms Expire in 2017:
J. Michael Adcock	66	1997	Co-Trustee, Bodard Trust	Yes	—	M	C	M
Steven B. Hildebrand	60	2008	Private Investor	Yes	—	C	M
Larry C. Payne	67	2011	President and CEO LESA and Associates, LLC, Tulsa, OK	Yes	1	M		M
G. Bailey Peyton IV	59	2011	President, Peyton Holdings Corporation, Canadian, TX	No	—
*A= Audit Committee; C = Compensation Committee; N&G = Nominating & Governance Committee; M = Member; C = Chair

Corporate Governance Highlights
•	Majority voting policy	•	No director attended < 75% of 2014 board/committee meetings
•	Stock ownership guidelines for directors and NEOs	•	Policy prohibiting hedging or pledging of our stock
•	Compensation “clawback” policy for any cash or equity awards granted under our Stock and Incentive Compensation Plan	•	Robust Code of Conduct and Corporate Governance Guidelines
•	Majority of our directors are independent	•	All committees consist solely of independent directors
•	Executive session of non-management directors held after every regularly-scheduled board meeting	•	At least one non-management executive session annually is attended by only independent directors

Stock Ownership Guideline or Incentive Plan Changes Adopted or Proposed for Adoption in 2015
Increased Holding Period required under Stock Ownership Guidelines	We increased from 25% to 50% the percentage of net shares that must be retained by directors and NEOs during the period before their compliance with our Stock Ownership Guidelines.
Proposed Amendments included in the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “SIP”)
Proposed Amendments to our SIP include the following “pro-governance” features:
• Restricted the committee’s discretion to amend awards by providing that in no event will outstanding awards be accelerated other than in instances of death, disability, change of control, or retirement.
• Removed language that previously permitted recycling of options and SARS under the SIP; recycling of options and SARs will no longer be permitted.
• Added caps on awards that may be granted to our non-employee directors.
• Added a Clawback provision for all cash and equity awards granted under the SIP.
• Added minimum vesting requirements for full value awards under the SIP.

2014 Company Performance Highlights
•
Record consolidated revenues of $1.6 billion
•
Record proved reserves of 1.1 Tcfe (179.0 MMBoe), a 12% increase over 2013
•
Record annual production of 18.3 MMBoe, a 9% increase over 2013
•
Record annual average dayrate of $20,043
•
Successfully initiated the BOSS drilling program by placing three BOSS rigs into service and obtaining long-term contracts for an additional five
•
Record natural gas gathered, processed and natural gas liquids sold volumes per day with each increasing 3%, 15% and 35%, respectively, over 2013

QUESTIONS AND ANSWERS

Q:	Why am I receiving these materials?

A:
The board of directors of Unit Corporation, a Delaware corporation, is providing these proxy materials to you in connection with our annual meeting of stockholders. The meeting will take place on May 6, 2015. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?

A:	These materials include:

•	this Notice of the Annual Meeting of Stockholders and Proxy Statement (“proxy statement”); and

•	our Annual Report for the year ended December 31, 2014 (“annual report”).
If you requested printed versions of these materials by mail, they also include the proxy card or vote instruction form for the annual meeting.

Q:	Who can vote?

A:	You can vote if you were a stockholder at the close of business on the record date, March 9, 2015. On that date, there were 50,404,928 shares outstanding and entitled to vote at the meeting.

Q:	What information is contained in this proxy statement?

A:
The information relates to the various proposals to be voted on at the meeting, the voting process, the compensation of our directors and certain executive officers, and certain other required information.

Q:	What is an “NEO?”

A:	An NEO is one of the “named executive officers” for whom we provide compensation information in this proxy statement. For purposes of this proxy statement, our NEOs are:

•	Larry D. Pinkston, our CEO and President;

•	Mark E. Schell, our Senior Vice President, General Counsel, and Secretary;

•	David T. Merrill, our Senior Vice President, Chief Financial Officer, and Treasurer;

•	John Cromling, our Executive Vice President of Unit Drilling Company; and

•	Bradford J. Guidry, our Executive Vice President of Unit Petroleum Company.

Q:	Can I access the proxy materials on the Internet?

A:	Yes. We place the proxy materials on our website at www.unitcorp.com.

Q:	How may I obtain the company's latest 10-K?

A:	You may go to our website, www.unitcorp.com, and download and print a copy of our Form 10-K or you can have one mailed to you at no charge by submitting a request to:
Unit Corporation
Attn: Investor Relations
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
(918) 493-7700
www.unitcorp.com
We will also furnish any exhibit to the Form 10-K if you ask for it.

Q:	Who can attend the meeting?

A:	All stockholders can attend.

Q:	What am I voting on?

A:	You are voting on:

•	the election of John G. Nikkel, Robert J. Sullivan Jr., and Gary R. Christopher to the board of directors for terms expiring in 2018;

•	a non-binding advisory resolution to approve executive compensation as disclosed in this proxy statement;

•
the approval of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan to, among other things, increase the number of shares of stock authorized for issuance from 3,300,000 to 4,500,000, to approve for purposes of Section 162(m) of the Internal Revenue Code amendments to the list of available performance factors for performance-based compensation, to increase the maximum annual award limits applicable to performance-based awards under the plan, and to add maximum award limits for non-employee director awards; and

•	the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

Q:	How do I cast my vote?

A:
If you hold your shares as a stockholder of record, you can vote in person at the meeting or you can vote by mail, telephone, or the Internet. If you are a street-name stockholder, you will receive instructions from your bank, broker, or other nominee describing how to vote your shares.

The enclosed proxy card contains instructions for voting by mail, by telephone, or over the Internet. The proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares "For" each of Items No. 1, 2, 3, and 4.

Q:	How does the board recommend I vote on the proposals?

A:	The board recommends you vote “FOR” each item.

Q:	Can I revoke my proxy?

A:	Yes. You can revoke your proxy by:

•	submitting a new proxy;

•	giving written notice before the meeting to our corporate secretary stating that you are revoking your proxy; or

•	attending the meeting and voting your shares in person.

Q:	Who will count the vote?

A:	American Stock Transfer & Trust Company, our transfer agent, will count the vote. A representative of American Stock Transfer & Trust Company will also act as the inspector of election.

Q:	How many votes must be present to hold the annual meeting?

A:
In order to conduct business and have a valid vote at the meeting, a quorum must be present in person or represented by proxies. A quorum is defined as at least a majority of the shares outstanding on the record date and entitled to vote. In accordance with our amended and restated bylaws (“bylaws”) and Delaware law, broker “non-votes” and proxies reflecting abstentions will be considered present and entitled to vote for purposes of determining whether a quorum is present.

Q:	What are broker “non-votes?"

A:
Broker “non-votes” occur when a broker is not permitted to vote shares it holds for a beneficial owner and the beneficial owner does not provide voting instructions. Shares held in a broker's name may be voted by the broker, but only in accordance with the rules of various national and regional securities exchanges. Under those rules, the broker must follow the instructions of the beneficial owner. If instructions are not provided, the broker may generally vote on routine matters but cannot vote on non-routine matters. This means that if you do not provide voting instructions to your broker for the non-routine items on our agenda, your broker will inform the inspector of election that it does not have the authority to vote your shares with respect to those matters. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine?"

A:
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (Item No. 4) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Item No. 4.

The election of directors (Item No. 1), the advisory vote on executive compensation (Item No. 2), and the approval of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (Item No. 3) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Items No. 1, 2, and 3.

Q:	How many votes are required to approve the proposals?

A:
This is not a contested election (an election in which the number of nominees for director is greater than the number of directors to be elected), so directors will be elected by the affirmative vote of a majority of the votes cast. A majority of votes cast means that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election. Votes cast will include votes for or against a director and exclude abstentions. Broker “non-votes” will be treated as though they are not votes cast and will not affect the outcome of the director elections.
Approval of Items No. 2, 3, and 4 require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on the proposal. Abstentions on these matters will be treated as votes against the proposals. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of these proposals.

Q:
Previous proxy statements indicated that directors would be elected by a plurality vote, but this proxy statement indicates that they will be elected by a majority vote. What is the reason for this change?

A:
At our 2014 annual meeting of stockholders, a majority of our stockholders voted in favor of a non-binding advisory resolution to adopt a majority voting standard in uncontested director elections. Following that vote, we amended our bylaws to change the voting standard for uncontested director elections from a plurality standard to a majority standard. The 2015 director election vote is the first vote conducted under the new majority voting standard.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote in person at the meeting. We have enclosed or sent a proxy card for you to use.
Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting.
Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	What shares are included on my proxy card?

A:
Your proxy card represents all shares registered to your account in the same social security number and address. However, the proxy card does not include shares held for participants in our 401(k) plan.

Instead, those participants will receive from the plan trustee separate voting instruction cards covering these shares. If voting instructions are not received from participants in the plan, the plan trustee will vote the shares in the same proportion as the votes that were cast by participants.

Q:	What does it mean if I get more than one proxy card?

A:
Your shares are probably registered in more than one account. You should vote each proxy card you receive according to the instructions on that specific card. We encourage you to consolidate all your accounts by registering them in the same name, social security number, and address.

Q:	How many votes can I cast?

A:	On each matter, including each director position, you are entitled to one vote per share.

Q:	What happens if additional matters are presented at the meeting?

A:
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted on at the meeting. If you grant a proxy, the persons named as proxyholders, Larry D. Pinkston and Mark E. Schell, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, one or more of the board's nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for that candidate or candidates as may be nominated by the board on the recommendation of the nominating and governance committee.

Q:	Where can I find the voting results of the annual meeting?

A:
The preliminary voting results will be announced at the annual meeting. The final voting results will be tallied by the inspector of election and published in a current report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Q:	What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?

A:
Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 21, 2015. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's meeting, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals will also need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Unit Corporation
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
Fax: (918) 496-6302
For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws, and give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary:

•	not earlier than the close of business on January 7, 2016; and

•	not later than the close of business on February 6, 2016.
If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the previous year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.
Nomination of director candidates. You may propose director candidates for consideration by the board's nominating and governance committee. Any recommendations should include the nominee's name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company's books, and of the beneficial owner, if any, on behalf of whom the nomination or proposal is made, (ii) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder (and such beneficial owner, if any), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the January 7, 2016 through February 6, 2016 time period described above.
Copy of bylaw provisions. You may contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws are also available on our website at http://www.unitcorp.com.

Q:	How is this proxy solicitation being conducted?

A:
We have hired Alliance Advisors, LLC, Bloomfield, New Jersey, as proxy solicitor to assist in the distribution of proxy materials and solicitation of votes. We will pay Alliance Advisors a fee of $7,000 (which includes $2,000 in advance fees for reasonable out-of-pocket expenses), plus any additional reasonable out-of-pocket expenses incurred in connection with their proxy solicitation activities on our behalf. Some of our investor relations or select management employees may solicit proxies in person, by telephone, and by mail. None of our employees will receive special compensation for these services, which the employees will perform as part of their regular duties. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q:	What is the company’s fiscal year?

A:
The company’s fiscal year is the calendar year period that ends on the 31st of December. Unless otherwise stated, all information presented in this proxy statement is based on the company’s fiscal year.

Q:	How can I obtain the company's corporate governance information?

A:	Our Internet website is located at www.unitcorp.com. You may also enter www.unitcorp.com/investor/governance.html for a direct link to the following information:

•	Our Bylaws;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Nominating and Governance Committee Charter;

•	Corporate Governance Guidelines;

•	Code of Business Conduct and Ethics;

•	Accounting and Auditing Complaint Procedures;

•	Policy and Procedures with respect to Related Person Transactions; and

•	Director Independence Guidelines.
Our corporate governance webpage also has a link for reporting on any accounting, internal controls, or auditing matters that pertain to us.
CORPORATE GOVERNANCE AND BOARD MATTERS

GENERAL GOVERNANCE INFORMATION
We are committed to having sound corporate governance principles. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website http://www.unitcorp.com/investor/governance.html and copies of these documents may also be obtained from our corporate secretary. These provisions apply to our directors, employees, and officers, including our principal executive officer, principal financial officer, and principal accounting officer. We will post any amendments or waivers to our Code of Business Conduct and Ethics that are required to be disclosed by the rules of either the SEC or the NYSE on our website.
Each year, our directors and executive officers are asked to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Our CEO and general counsel are charged with resolving any conflict of interests not otherwise resolved under one of our other policies.
DIRECTOR INDEPENDENCE CRITERIA
Our director independence standards are available on our website at http://www.unitcorp.com/investor/governance.html. Our board has defined an independent director as a director who the board has determined has no material relationship with the company, either directly, or as a partner, stockholder, or executive officer of an organization that has a relationship with the company. A relationship is “material” if, in the judgment of the board, the relationship would interfere with the director's independent judgment. Based on the materiality guidelines adopted by the board, a director is not independent if:

•
the director, or the director's immediate family member received as direct compensation any payment from the company in excess of $120,000 during any twelve-month period within the last three years, other than compensation for board service and pension or other forms of deferred compensation for prior service with the company, except that compensation received by an immediate family member for service as an employee of the company (other than as an executive officer) need not be considered in determining independence;

•
the director is an executive officer or employee of, or his or her immediate family member, is an executive officer of, a company, or other for profit entity, to which the company made, or from which the company received for property or services (other than those arising solely from investments in the company's securities), payments in excess of the greater of $1 million or 2% of that company's consolidated gross revenues in any of the last three fiscal years; or

•
the director serves as an executive officer of any tax exempt organization which received contributions from the company in any of the preceding three fiscal years in an aggregate amount that exceeded the greater of $1 million or 2% of that tax exempt organization's consolidated gross revenues.

Any person who, or whose immediate family member(s), has within the last three years had any of the following relationships with the company does not qualify as an independent director.

•	Former employees. No director will be independent if he or she is currently, or was at any time within the last three years, an employee of the company.

•
Interlocking directorships. No director, and no immediate family member of a director, may currently be, or have been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

•
Former executive officers of company. No director will be independent if he or she has any immediate family member that is currently, or was at any time within the last three years, an executive officer of the company.

•
Former auditor. No director will be independent if (i) he or she or an immediate family member is a current partner of a firm that is the company's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm; and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was at any time within the last three years but is no longer a partner or employee of such a firm and personally worked on the company's audit within that time.

Additional requirements for audit committee members. A director is not considered independent for purposes of serving on the audit committee, and may not serve on the audit committee, if the director:

•
receives directly or indirectly any consulting, advisory, or compensatory fee from the company, other than fees for service as a director or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the company (provided that such compensation is not contingent in any way on continued service); or

•
is an affiliated person of the company or its subsidiaries, as determined in accordance with SEC regulations. In this regard, audit committee members are prohibited from owning or controlling more than 10% of any class of the company's voting securities or such lower amount as may be established by the SEC.

Additional requirements for compensation committee members. A director is not considered independent for purposes of serving on the compensation committee, and may not serve on the compensation committee, if the director:

•	receives directly or indirectly any remuneration as specified for purposes of Section 162(m) of the Internal Revenue Code;

•	has ever been an officer of the company;

•
has a direct or indirect material interest in any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships required to be disclosed under SEC Regulation S-K Item 404(a) and involving, generally, amounts in excess of $120,000; or

•	otherwise has a relationship that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member.
DIRECTOR INDEPENDENCE DETERMINATIONS
The board has determined that at the present time William B. Morgan, J. Michael Adcock, Gary R. Christopher, Robert J. Sullivan Jr., Steven B. Hildebrand, and Larry C. Payne have no material relationship with the company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the company) and is independent within the meaning of both our director independence standards and those of the NYSE and the SEC, as currently in effect. The board has also determined that each of the current members of its three standing committees has no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company) and is “independent” within the meaning of both our director independence standards and those of the NYSE and SEC, as currently in effect. For transactions considered in making the director independence determinations, the board considered ordinary course business transactions between directors and the company or its operating subsidiaries.

ROLE OF THE BOARD IN OUR RISK MANAGEMENT PROCESS
Oversight of risk management committee. Our board’s oversight of our risk management activities is delegated to our audit committee. The audit committee manages this responsibility by maintaining regular contact with our vice president of corporate planning, who oversees our company's risk management committee. The risk management committee, staffed by employees of our executive and operations management team, conducts an annual risk analysis. The objective of the analysis is to identify and analyze factors that might pose a significant risk to the company as a whole. As necessary and feasible, remediation plans are developed for the highest priority risks. The vice president of corporate planning provides periodic progress reports directly to the audit committee, which provides input and direction that is communicated back to the risk management committee. The audit committee keeps the full board updated on the ongoing risk management activities of the company and reports any significant findings to the board. In addition, management discusses its highest priority risks and remediation plans with the full board.
Oversight of hedging activities. We hedge some of our oil, natural gas, and natural gas liquids production. The objective of our hedging program is to manage, to a degree, our exposure to changes in commodity prices. Any risk to our company from our hedging activities is overseen by our board. The board defines the scope of our permissible hedging or derivatives activities.  The audit committee (and, ultimately, the board) monitors our hedging activities on an ongoing basis.
BOARD STRUCTURE AND COMMITTEES
Our board is currently structured so that the principal executive officer (our CEO) and board chair positions are separate. Our Corporate Governance Guidelines provide that the board has no policy with respect to separation of these positions. Our board believes that the decision to combine or separate these positions should be made based on the qualities of the individuals being considered to fill them at any given time. Our board's oversight of risk management has had no effect on our leadership structure.
Our current leadership structure is a result of specific facts and circumstances and not a specific governance policy. When Mr. Nikkel chose to step down as CEO and retain only his Chairman position in 2005, both he and Mr. Pinkston had many years of leadership experience with the company, along with the valuable knowledge that such experience provides. Separating the Chairman and CEO positions at that time was part of the succession plan for Mr. Nikkel, and the board felt that his ongoing service as Chairman would benefit the company. Accordingly, the board chose to have Mr. Nikkel continue in his role as Chairman, and elected Mr. Pinkston to succeed him as CEO. Our board still believes that the combined experience and knowledge of Messrs. Nikkel and Pinkston, strengthened further by several years of successful leadership and collaboration under the current structure, continues to benefit the company. At this time and in view of the individuals involved, it is the board's view that maintaining the separation of the CEO and Chairman positions is the most appropriate leadership structure.
Our board does not have a “lead independent director.” However, Mr. Adcock, an independent director, presides over the executive sessions of the board.
As of the date of this proxy statement, our board has nine directors and the following three standing committees:

•	audit;

•	compensation; and

•	nominating and governance.
The board is divided into three classes. Classes I and II are each structured to consist of three directors (although Class II currently has one vacant position), and Class III is currently structured to consist of four directors. Directors serve for a three year term.
Each of the board's three standing committees operates under a written charter adopted by the committee. Each committee's charter is available at our website at www.unitcorp.com/investor/governance.html. In addition, copies of these charters may also be obtained from our corporate secretary.
During 2014, the board held seven meetings. Each of our directors attended more than 75% of the aggregate number of board meetings and meetings held by all committees on which he then served. Directors are encouraged to attend our annual meeting of stockholders. All directors attended our last annual meeting. In addition to meetings, the board and the various committees may act, from time to time, by unanimous consent.

The following table identifies the current membership of each of the three standing committees, and the number of meetings each committee held during 2014. A summary of each committee's responsibilities follows the table.

DIRECTOR	COMMITTEE MEMBERSHIP
	Audit	Compensation	Nominating and Governance
J. Michael Adcock	x	x*	x
Gary R. Christopher	x	x
Steven B. Hildebrand	x*	x
William B. Morgan	x	x	x*
Larry C. Payne	x		x
Robert J. Sullivan Jr.			x
Number of meetings	10	5	5
* Designates the chairman of the committee.
Audit Committee. The responsibilities of our audit committee include:

•	selecting our independent registered public accounting firm;

•	approving all audit engagement fees and terms;

•	pre-approving all audit and non-audit services to be rendered by our independent registered public accounting firm;

•	reviewing and approving our annual and quarterly financial statements;

•	overseeing our relationship with our independent registered public accounting firm;

•	overseeing our internal audit functions;

•
reviewing with our independent registered public accounting firm and our internal audit department and management any significant matters regarding internal controls over financial reporting that may come to their attention during the conduct of their audit;

•	recommending to our board whether the financial statements should be included in our annual report on Form 10-K;

•	reviewing our earnings press releases, as well as our policies with respect to the publication of our earnings and other financial information; and

•	monitoring our ongoing risk assessment and management activities.
The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members.
The committee has the authority to obtain advice and assistance and receive appropriate funding from the company for outside legal, accounting, or other advisors, as the committee deems necessary or appropriate to carry out its duties.
The committee has established procedures for the receipt, retention, and treatment (on a confidential basis) of complaints received by the company, the board, or the audit committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Accounting and Auditing Complaint Procedures posted on our website.
The report of the audit committee is included at page 48.
Compensation Committee. Our compensation committee has overall responsibility for approving and evaluating director and executive officer compensation plans, policies, and programs. In carrying out these responsibilities the committee:

•	annually reviews and approves any corporate goals and objectives relevant to our CEO's compensation, and makes recommendations to the board as to our CEO's compensation;

•	recommends to our board the compensation of our other executive officers and certain key employees;

•	reviews the severance arrangements, change-in-control agreements, and any special or supplemental benefits or plans (if any) applicable to our NEOs;

•	administers any director and employee compensation plans, policies and programs, and discharges its duties under those plans;

•	annually evaluates the risk associated with our compensation programs and practices;

•	recommends director compensation;

•	reviews and approves the “compensation discussion and analysis” for inclusion in our proxy statement; and

•
retains and approves the fees for any compensation consultants or other advisors that assist the committee in its evaluation of director, CEO, or executive officer compensation, and assesses the independence of any such advisors.

The committee has the authority to form and delegate authority to subcommittees and to delegate authority to one or more of its members. For additional information on the operations of the committee, see “Compensation Discussion and Analysis – Administration of our executive compensation program – overview of the process.”
The compensation committee report is included at page 19.
Nominating and Governance Committee. The responsibilities of this committee include:

•	advising the board as a whole on corporate governance matters;

•	advising the board on the size and composition of the board;

•	identifying those individuals qualified to become board members, consistent with any criteria approved by the board;

•	recommending a slate of nominees for election to the board;

•	recommending membership to each board committee;

•	reviewing the continuing qualification of our directors to serve on the board and its committees;

•	reviewing any candidates recommended by our stockholders;

•	leading the board and its committees in an annual self-assessment;

•	considering and resolving questions of possible conflicts of interest of board members or the company's senior executives; and

•	identifying best practices and recommending corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance.
CONSIDERATION OF NOMINEES FOR DIRECTOR
Stockholder nominees. The nominating and governance committee is charged with evaluating any properly submitted stockholder nominations for candidates for membership on our board as more fully described below under “Identifying and evaluating nominees for directors; diversity policy.” In evaluating nominations, the committee seeks (but is not obligated) to achieve a balance of diversity, age, knowledge, skills, experience, and expertise on the board. Any stockholder nominations submitted for consideration by the committee should include the nominee's name and qualifications for board membership and should be addressed to:
Corporate Secretary
Unit Corporation
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
Our bylaws permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a description of the process for nominating directors under our bylaws, see “QUESTIONS AND ANSWERS - What is the deadline to propose actions for consideration at next year's annual meeting of stockholders or to nominate individuals to serve as directors?”
DIRECTOR QUALIFICATIONS
General director qualifications. Our Corporate Governance Guidelines contain the criteria our nominating and governance committee uses in evaluating nominees that it may recommend for a position on our board. Under these criteria, nominees should meet the board's qualifications as independent (as applicable) and should have sufficient time to carry out their duties as well as being able to provide services beneficial to the company's success. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of the company and its stockholders.
Current director specific qualifications. Each of our current directors possesses a combination of attributes that qualifies him for service on our board. These attributes can include (but are not limited to): business experience (in general or specific to our industry), knowledge based on specialized education (such as technical industry training, legal, or accounting), and leadership abilities (civic, work-related, or both). We believe the qualifications of our directors, individually and collectively, have made our board an effective and productive one.
At its February 2015 meeting, our nominating and governance committee reviewed the individual qualifications of each of our board members and determined that all directors continue to be qualified for board service as well as service on the various committees of the board on which they now serve. The following is a non-exhaustive description of the attributes of each of the nominees standing for election or re-election at the 2015 Annual Meeting of Stockholders, followed by the other members of the board:

Nominees:
John G. Nikkel. Mr. Nikkel is a geologist and mathematician who has been active in the energy industry since 1958, serving in various management positions with the company since 1983. Mr. Nikkel retired from the company in 2005, after a 21-year tenure as its president and chief operating officer and after nearly four years as CEO. He has served the company as a director since 1983, and has effectively led the company as its chairman of the board since 2003. The nominating and governance committee believes that Mr. Nikkel’s decades of experience in the energy industry as well as his historical familiarity with the day-in and day-out operations of the company serve to provide him with the knowledge and expertise necessary to serve as a member of the board, and his lengthy track record as a leader of the company demonstrates his ongoing qualification to serve as its chairman.
Gary R. Christopher. Mr. Christopher has a petroleum engineering degree, and over four decades of experience in the energy industry. Mr. Christopher's industry experience has been diverse: he has experience as a drilling engineer, production engineer, reservoir engineer, an acquisitions advisor, and an energy lending professional. Mr. Christopher has also served as President and CEO of a publicly traded oil and natural gas company. He currently consults on financial and engineering matters in the oil and natural gas business. Accordingly, Mr. Christopher has operations expertise, financial expertise, and leadership expertise, all of which have enabled him to serve as a productive board member, including in his role as an SEC audit committee financial expert. Additionally, Mr. Christopher's knowledge of lending practices and his ability to identify and analyze potential business acquisitions for the company are of significant value to the board.
Robert J. Sullivan Jr. Mr. Sullivan has both undergraduate and master's degrees in business administration, and he has over four decades of experience in the energy business. Mr. Sullivan founded and operated both a 3D seismic company and a midstream natural gas transportation company, and he has been involved in a family-owned independent oil and natural gas company since 1975. He has also served the State of Oklahoma as its Energy Secretary under former Governor Frank Keating's administration. Mr. Sullivan's energy industry background serves as a complement to the backgrounds of the other industry-side directors.
Continuing directors:
J. Michael Adcock. Mr. Adcock is a licensed attorney with nearly three decades of experience in tax, banking, and SEC/regulatory compliance law, working both as in-house counsel and in private practice. He has served as CEO of two different companies, one a community bank and one a publicly-traded international energy company with exploration and production, pipeline, trading, and co-generation subsidiaries. In his capacity as CEO, he was responsible for all operations, financial statements, and SEC and other regulatory-agency reporting. He currently serves as Co-Trustee of a private business trust responsible for investments in real estate, oil and gas, and other equity investments. In addition, Mr. Adcock serves as chairman of the board of a privately held bank, where he is a member of the loan committee, responsible for reviewing and approving business loans. He is also chairman of the board of a solid waste management company engaged in commercial, residential and industrial waste disposal and recycling. Additionally, he is a board member for a non-profit foundation, where he serves on the compensation committee and as its finance chairman. He has been a director for the company since 1997. Mr. Adcock's legal background, his executive experience in energy operations and lending, and his familiarity with the company's business practices and history all serve to qualify him for service on our board as well as the three committees on which he serves.
Steven B. Hildebrand. Mr. Hildebrand brings to the board more than 30 years of experience in the accounting and finance field, more than 10 years of which was as the chief financial officer for a public company. While serving as a public company executive, Mr. Hildebrand was involved in an initial public stock offering, strategic planning, SEC reporting, Sarbanes-Oxley compliance, investor relations, enterprise risk management, executive compensation, establishing and monitoring corporate compliance programs, internal audit, bank facilities, private placement debt transactions and working with ratings agencies. All of these areas of expertise are valuable to his service on the board and its audit and compensation committees. A CPA with both public and private experience, he is qualified for board service as well as serving as the chairman and SEC audit committee financial expert for our audit committee.
Larry C. Payne. Mr. Payne brings to the board with nearly four decades of experience in the energy industry, six years of which was in the capacity of president and COO of a midstream energy company engaged in natural gas liquids supply and marketing. He has an extensive background in commodity risk management, serving for six years as vice president of commodity management for another midstream energy operation. Mr. Payne is familiar with requirements for marketing various oil and natural gas components. In addition to executive and strategic experience in the industry, Mr. Payne also has extensive operational experience that includes management of assets such as product terminals, pipelines, fractionators, storage facilities, and transportation equipment. Mr. Payne’s expertise in the energy industry based on his many years of executive and operational experience is of significant value to our company, and qualifies him to serve as a board member as well as on the audit committee and the nominating and governance committee.

G. Bailey Peyton IV. Mr. Peyton has over 26 years of energy industry operations experience. He has founded and served as President of two oil and natural gas exploration companies, one that he operated from 1984 until selling it in 2007, and another that he has actively operated since 2012. Mr. Peyton also currently operates a company he founded in 1985 to purchase land, minerals, and royalty interests. His company currently has land and mineral holdings in Texas, Oklahoma, Nebraska, California and Florida. The board feels that Mr. Peyton’s longtime familiarity and hands-on experience with the operations side of our exploration and production business brings experience and practical guidance to the company that qualifies him to serve as a board member.
Larry D. Pinkston. Mr. Pinkston has served the company since 1981, and his three decades of experience with the company have provided him a unique knowledge and expertise that is both industry- and company-specific, and is of great value to the board. Additionally, Mr. Pinkston is an accounting and finance professional, and in the early years of his employment with the company served in various accounting and finance positions, including 17 years as the company’s Treasurer and 14 years as a Vice President and Chief Financial Officer (overlapping service in those capacities). All told, Mr. Pinkston has served the company in a variety of management positions for more than a quarter of a century, and he is currently President (since 2003), Director and COO (since 2004), and CEO (since 2005). The nominating and governance committee continues to believe that Mr. Pinkston possesses strong leadership skills and operational expertise, which, along with his accounting and finance expertise, serve as continuing qualifications for service as a board member.
William B. Morgan. Mr. Morgan is a licensed attorney with over 40 years of experience, both as an attorney in private practice and as vice president and general counsel of a large healthcare organization. He has also served as President of that healthcare organization's principal for-profit subsidiary, which employed 1,500 persons. Over the course of his career, Mr. Morgan has advised clients with respect to a broad range of matters, including domestic and foreign loan syndications, project financing, leveraged sale and leasebacks, receivable and depreciation monetization, private and public placement of debt and equity securities, and entity formation. He also served as an adjunct professor of law for over 15 years, teaching securities law and appellate advocacy. Mr. Morgan has served on our board since 1988. The nominating and governance committee continues to believe that Mr. Morgan’s experience inside and outside of the energy industry, along with his leadership and analytical skills, working knowledge of securities and compliance laws, financial and business expertise, and his extensive history with our company all qualify him for service on our board as well as the three committees on which he serves.
Our board is a mix of personalities, backgrounds, and experiences. We continue to believe this mix gives proof to the adage that the sum is greater than the individual parts. The current directors have a proven track record of working well together to ably guide the company. For additional information on the background and experience of each of our directors, including their other board memberships, please refer to individual director biographical summaries starting on page 50 of this proxy statement.
Identifying and evaluating nominees for directors; diversity policy. The nominating and governance committee uses a variety of means to identify and evaluate individuals being considered for a position on our board. The committee assesses the appropriate size of the board (within the size limits contained in our corporate charter), and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated (or otherwise arise), the committee undertakes to identify those potential candidates that it believes will make good decisions and be able to contribute to the company in a meaningful way. Candidates may come to the attention of the committee through current board members, professional search firms, stockholders, or other persons. Candidates are evaluated at regular or special meetings of the committee and may be considered at any point during the year. As described above, it is the committee's responsibility to consider any properly-submitted stockholder nominations for candidates for the board, verify the stockholder status of persons proposing candidates, and then submit its recommendations to the full board.
Our Corporate Governance Guidelines set forth our position with respect to diversity. Our board is committed to inclusiveness in selecting candidates for board membership. Within the context of our fiduciary duties, applicable law and regulations, and the membership of the board at the applicable time, our nominating and governance committee will take reasonable steps to include women, minority candidates, and candidates from non-traditional environments (such as government, academia, and non-profit organizations) in the pool from which board nominees are chosen. Although there is no specific implementation plan, achievement of our diversity goals is evaluated annually as part of our board self-evaluations.
EXECUTIVE SESSIONS
Executive sessions of non-management directors are held following each regularly-scheduled board meeting, and there is at least one executive session per year attended only by independent directors of the board. The sessions are scheduled and presided over by Mr. J. Michael Adcock, who was elected by the board to chair its executive sessions. Any non-management director can request that an executive session be scheduled.

Any interested party may communicate directly with the presiding director by writing to the following:
Mr. J. Michael Adcock
c/o Corporate Secretary
Unit Corporation
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
CONTACTING OUR BOARD
Individuals may communicate with our board by submitting an e-mail to the board in care of the company's corporate secretary at mark.schell@unitcorp.com or sending a letter to: Board of Directors, c/o Corporate Secretary, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136.
The chair of the nominating and governance committee has been designated as the person to receive communications directed to non-management directors. Our stockholders may write to the chairman of this or any other board committee or to the outside directors as a group c/o Mark E. Schell, Senior Vice President and General Counsel, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136.
Stockholder communications are distributed to the board, or to the appropriate individual director or directors, depending on the facts and circumstances of the communication. However, at the request of the board, certain items that are not related to the duty and responsibilities of the board are excluded, such as advertisements, junk mail, mass mailings, spam, and surveys.
BOARD AND COMMITTEE EVALUATIONS
Each year the board evaluates its performance and effectiveness. Each director completes a board evaluation form to solicit feedback on specific aspects of the board's role, organization, and meetings. The collective ratings and comments are compiled by or for the chairman of the nominating and governance committee, and presented by him to the full board. Additionally, each of the three standing board committees conducts an annual self evaluation of its performance through a committee evaluation form.
DIRECTORS' COMPENSATION AND BENEFITS

CASH COMPENSATION
Only non-employee directors receive compensation for serving as a director. The various components of the 2014 cash compensation paid to our non-employee directors are as follows:

Annual retainer (payable quarterly)	$60,000
Annual retainer for each committee a board member serves on (payable quarterly)	$3,500
Each board meeting attended	$1,500*
Each committee meeting attended	$1,500*
Additional compensation for service as chairman of the board	$25,000
Additional compensation for service as chairman of the audit committee	$15,000
Additional compensation for service as chairman for each of the compensation committee and nominating and governance committee	$6,000
Reimbursement for expenses incurred attending stockholder, board, and committee meetings	Yes
Range of total cash compensation (excluding expense reimbursement) earned by directors for 2014	$70,500 and $115,500
* Fees are sometimes waived for telephonic meetings of the board or a committee.

EQUITY AWARDS
At the 2012 annual meeting, our stockholders approved the Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012 (the “first amended stock plan" or the "current plan"), and under that plan we are permitted to make annual equity awards to our non-employee directors. (Amendments to the current plan are on the ballot at this annual meeting; for details on the proposed plan changes, see Voting Item 3 on page 54 of this proxy statement.) Under the current plan, the maximum number of shares that may be granted to any one participant in any one fiscal year is 125,000 shares. On May 7, 2012, after reviewing data on peer company director stock awards, the compensation committee agreed that unless and until further action was taken by the committee, for annual equity awards in 2012 and after, non-employee directors would receive an annual equity award in the number of shares of restricted common stock having a value of $110,000, based on the closing price of our stock on the NYSE on the first business day after each year’s respective annual meeting. Based on the closing price of our stock on the NYSE on the day after our 2014 annual meeting, each non-employee director received 1,721 shares of restricted stock as the equity component of his 2014 director compensation. The 2014 awards vest in three equal annual installments on May 14th in each of 2015, 2016, and 2017. If a director's service terminates before all shares have vested, the unvested shares will be forfeited unless the termination of service is due to death, disability, a change of control (see "Change-in-Control Arrangements, Unit Corporation Stock and Incentive Compensation Plan," on page 42 for definition), or, unless the committee specifically determines to accelerate vesting on a director's retirement, in which case all unvested shares will accelerate and vest 100% as of the date of death, disability, change of control, or at the time the compensation committee determines in the case of retirement.
Before stockholders approved the first amended stock plan in 2012, we made annual equity grants to our non-employee directors under the Unit Corporation 2000 Non-Employee Directors’ Stock Option Plan (the “option plan”). As of March 9, 2015, 126,000 shares are subject to outstanding options held by current non-employee directors. Under the option plan, each non-employee director automatically received an option to purchase 3,500 shares of our common stock on the first business day following each annual meeting of our stockholders. The option exercise price was the NYSE closing price of our common stock on that date. Payment of the exercise price can be made in cash or in shares of common stock that has been held by the director for at least one year. No stock option can be exercised during the first six months of its term except in the case of death. Each option has a ten-year term. No future awards will be made under the option plan. Shares that are issued under the first amended stock plan can be clawed back in the event of certain specified instances of director misconduct.
DIRECTOR COMPENSATION TABLE
The following table shows the total compensation received in 2014 by each of our non-employee directors:

DIRECTOR COMPENSATION FOR 2014
Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
J. Michael Adcock	115,500	110,000	n/a	n/a	n/a	-	225,500
Gary R. Christopher	94,000	110,000	n/a	n/a	n/a	-	204,000
Steven B. Hildebrand	113,500	110,000	n/a	n/a	n/a	-	223,500
William B. Morgan	115,500	110,000	n/a	n/a	n/a	-	225,500
John G. Nikkel	95,500	110,000	n/a	n/a	n/a	-	205,500
Larry C. Payne	100,000	110,000	n/a	n/a	n/a	-	210,000
G. Bailey Peyton IV	70,500	110,000	n/a	n/a	n/a	-	180,500
Robert J. Sullivan Jr.	81,500	110,000	n/a	n/a	n/a	-	191,500
Notes to table:

(1)	Represents cash compensation for board and committee meeting attendance, retainers, and service as a board or committee chairman.

(2)
The amounts included for each director in the “Stock Awards” column are aggregate grant date fair value computed in accordance with FASB ASC Topic 718 based on a stock price of $63.91, reflecting the fair market value on the date of grant. On May 8, 2014, each director was granted a restricted stock award for 1,721 shares with a grant date fair value of $110,000. The non-employee directors have the following aggregate number of shares subject to stock and option awards outstanding at December 31, 2014:

	Stock Awards	Options
J. Michael Adcock	4,392	17,500
Gary R. Christopher	4,392	21,000
Steven B. Hildebrand	4,392	10,500
William B. Morgan	4,392	24,500
John G. Nikkel	4,392	24,500
Larry C. Payne	4,392	3,500
G. Bailey Peyton IV	4,392	3,500
Robert J. Sullivan Jr.	4,392	21,000

OWNERSHIP OF OUR COMMON STOCK BY BENEFICIAL OWNERS AND MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS
The following table shows the number of shares of our common stock beneficially owned by each of our current directors, each NEO, and all current directors and executive officers as a group as of March 11, 2015. Except as otherwise noted, all shares are directly owned.

STOCK OWNED BY OUR DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 11, 2015
Name of Beneficial Owner	Common Stock (1) (a)	Stock Appreciation Rights and Options Exercisable within 60 days (3) (b)	Unvested Common Stock (4) (c)	Total
J. Michael Adcock	20,595 (2)	17,500	4,392	42,487
Gary R. Christopher	14,704	21,000	4,392	40,096
Steven B. Hildebrand	5,704 (2)	10,500	4,392	20,596
William B. Morgan	10,204	24,500	4,392	39,096
John G. Nikkel	89,369 (2)	24,500	4,392	118,261
Larry C. Payne	2,704	3,500	4,392	10,596
G. Bailey Peyton IV	12,254	3,500	4,392	20,146
Robert J. Sullivan Jr.	2,704	21,000	4,392	28,096
Larry D. Pinkston	167,015	71,245	178,624	416,884
Mark E. Schell	109,299	23,949	77,237	210,485
David T. Merrill	65,113	21,772	77,237	164,122
John Cromling	56,296	22,304	77,237	155,837
Bradford J. Guidry	70,380	—	77,237	147,617
All directors and executive officers as a group* (14 people)	652,007	265,270	576,694	1,493,971
* Each named director and officer individually owns less than one percent of our outstanding shares of common stock and collectively the directors and officers own 2.9%. For purposes of calculating this percentage ownership, the total number of shares outstanding includes the shares previously issued and outstanding (which includes all of the “Unvested” restricted stock identified in column (c)) plus the number of shares that any named owner has the right to acquire within 60 days.
Notes to table:

(1)
Includes the following shares of common stock held under our 401(k) thrift plan: Mr. Pinkston,8,233 shares; Mr. Schell, 39,325 shares; Mr. Merrill, 7,834 shares; Mr. Cromling, 4,156 shares; Mr. Guidry, 11,935 shares; and directors and executive officers as a group, 75,134 shares. Entry for Mr. Pinkston also includes 600 shares owned by his minor child. Reflects the following shares held jointly with spouses: Mr. Schell, 91,172 shares, Mr. Cromling, 34,878 shares, Mr. Christopher, 5,704 shares, and Mr. Peyton, 12,254 shares. Excludes unvested restricted stock, which is set forth separately in column (c).

(2)
Of the shares listed as being beneficially owned, the following individuals disclaim any beneficial interest in shares held by spouses, trusts or for the benefit of family members: Mr. Adcock, 17,891 shares; Mr. Nikkel, 35,000 shares; and Mr. Hildebrand, 3,000 shares.

(3)	The stock appreciation rights (all settled in stock) and options have all vested, but have not been exercised.

(4)
Represents unvested shares of restricted stock over which the named executive officer or director has voting power but not investment power. Amounts include 91,414 shares for Mr. Pinkston, 39,529 shares each for Messrs. Schell, Merrill, Cromling, and Guidry, and 276,890 shares for our executive officers (including the NEOs) as a group that have current voting rights and vest based on performance criteria.

STOCKHOLDERS OWNING MORE THAN 5% OF OUR COMMON STOCK
The following table sets forth information concerning the beneficial ownership of our common stock by stockholders who own more than five percent of our common stock.

STOCKHOLDERS WHO OWN MORE THAN 5% OF OUR COMMON STOCK
Name and Address	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	5,681,198	11.27%
FMR LLC 82 Devonshire Street Boston, MA 02109	5,218,072	10.35%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	3,126,820	6.20%
Black Rock, Inc. 40 East 52nd Street New York, NY 10022	3,032,714	6.02%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 99403	2,632,222	5.22%
Heartland Advisors, Inc. 789 N. Water St. Milwaukee, WI 53202	2,569,500	5.10%
Notes to table:

(1)
Beneficial ownership is based on the Schedule 13G, 13G/A, or 13D most recently filed by the stockholder or other information provided to us. Beneficial ownership may under certain circumstances include both voting power and investment power. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

(2)	Based on the number of issued and outstanding shares of our common stock as of March 9, 2015.
EXECUTIVE COMPENSATION

OVERVIEW OF NEOs’ 2014 COMPENSATION
The following table provides an overview of the major components of our NEOs' 2014 compensation:

OVERVIEW OF NEOs' 2014 COMPENSATION
Name	Salary	Cash Bonus		Shares of Restricted Stock
		Performance Based	Discretionary	Time Vested	Performance Based
Larry D. Pinkston	$832,400	$506,921	$343,779	35,428	23,619
Mark E. Schell	$437,000	$186,289	$138,711	15,350	10,234
David T. Merrill	$437,000	$186,289	$138,711	15,350	10,234
John Cromling	$437,000	$238,147	$72,853	15,350	10,234
Bradford J. Guidry	$437,000	$134,828	$155,172	15,350	10,234
Please see the Summary Compensation Table, page 35, for complete 2014 compensation information.
HIGHLIGHTS OF 2014 PERFORMANCE
The compensation committee considered various aspects of our 2014 performance in connection with making its compensation decisions. Despite a dramatic drop in commodities prices in the last quarter of the year, which negatively affected companies in our industry, 2014 was otherwise a very good year for the company. In spite of the challenges posed by the year-end commodity prices, individual achievements within the company's segments were some of our best ever. Some segment highlights include:
Drilling Segment

•	Averaged 75.4 drilling rigs running, a 16% increase over 2013.

•	Built and put into service three of our new proprietary 1,500 horsepower AC electric BOSS drilling rigs.

•	Moved eight rigs into the Permian Basin of West Texas for a total of ten rigs in this new market area.

•	Sold four 3,000 horsepower electric drilling rigs to unaffiliated third-parties.
Exploration and Production Segment

•	Attained net proved oil, NGLs, and natural gas reserves of 179.0 MMBoe, a 12% increase over 2013 reserves.

•	Increased net proved oil and NGLs reserves by 13% over 2013.

•	Total production of 18.3 MMBoe or a 9% increase over 2013.

•	Participated in the drilling of 186 gross wells.

•	Sold non-core assets with proceeds of $33.1 million.
Midstream Segment

•	Gas gathered increased from 309,554 Mcf per day in 2013 to 319,348 Mcf per day in 2014, a 3% increase.

•	Gas processed increased from 140,584 Mcf per day in 2013 to 161,282 Mcf per day in 2014, a 15% increase.

•	Liquids sold increased from 543,602 gallons per day in 2013 to 733,406 gallons per day in 2014, a 35% increase.

•	Added 67 miles of pipeline (approximately a 5% increase) and connected 177 new wells to our various gathering systems.

•
Completed construction of a nine mile pipeline and related compression facilities connecting the Buffalo Wallow gathering system to the Hemphill processing plant which allows us the ability to process Buffalo Wallow production.

•	Completed the installation of a 60 MMcf per day processing plant at our Bellmon facility increasing our total processing capacity to 90 MMcf per day.

•	Completed upgrade of Perkins processing facility increasing our total processing capacity to 27 MMcf per day and improving our recovery capabilities.

•	Began phase 3 expansion of our Pittsburgh Mills gathering system in Butler County, Pennsylvania, which will allow us to connect additional well pads from an existing producer.

•	Began construction of our Snow Shoe gathering system and compressor station in Centre County, Pennsylvania. Construction should be completed and the system operational in late 2015.

•	Increased the contract mix as a percent of volume for fee-based contracts from 62% in 2013 to 69% in 2014.
PROTECTING THE INTEGRITY OF OUR COMPENSATION PRACTICES
The following compensation practices are included in our compensation program:

•
Clawback rights – Under the terms of our award agreements, we have long included the right to “clawback” our long-term or short-term incentive compensation paid to any participant, including our NEOs and directors, who commits acts of fraud or dishonesty, including those that result in a financial restatement. New in 2015, proposed amendments to our Stock and Incentive Compensation Plan (up for stockholder vote at this meeting) add a mandatory clawback provision to that plan.

•
Performance metrics – Since 2011, we have awarded a portion of our short- and long-term incentive awards subject to certain performance metrics. In February 2014, we increased from 30% to 40% that portion of our NEOs' long-term incentives that are subject to performance conditions, and in February 2015, for our most recent awards we increased to 50% the portion subject to performance conditions.

•
Stock Ownership and Retention Guidelines for Directors and NEOS – In February 2014, we adopted stock ownership guidelines that apply to our directors and named executive officers. In March 2015, we amended those guidelines to increase from 25% to 50% the number of net shares that must be retained until an officer or director is in compliance with that policy.

•
Hedging and Pledging Policy – In February 2014, we adopted a specific policy that formalizes our previous practice of prohibiting our directors and named executive officers (and any other officers filing Section 16 reports with the SEC) from hedging or pledging company common stock.

•
Ongoing compensation risk assessment – Our compensation committee conducts a formal annual compensation risk assessment. The committee has determined that, as currently designed, there are adequate design features and controls in place to ensure that our compensation plans and design do not expose the company to undue risks.

•
Trend toward longer-term and at-risk compensation for executives – Our practices with respect to the mix between long-term and short-term compensation, and between time-vested and performance-vested (“at risk”) compensation have shifted over the past several years. As recently as 2006, 82% of our executives’ compensation was in salary and short-term incentives, and only 18% was awarded as long-term (equity) incentives and none of it was subject to performance conditions. In 2014, the ratio was 65% salary and short-term incentives and 35% long-term (equity) incentives, with 40% of those long-term incentives subject to performance conditions.

•
Minimum vesting requirements on equity awards – The proposed amendments to our Stock and Incentive Compensation Plan, as presented for stockholder vote at this annual meeting, include a new provision imposing minimum vesting requirements for all awards (other than SARs or options) under the plan. The amendment provides that for other than SARs and options, awards under the plan will be subject to a minimum three-year vesting period unless performance-based, in which case the vesting period will be at least one year, subject to the right of the committee to grant up to five percent of shares available for grant under the plan free of these restrictions.

COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed with our management the following compensation discussion and analysis. Following that review and discussion, the compensation committee recommended to the board that the compensation discussion and analysis be included in this proxy statement and incorporated into our annual report on Form 10-K for fiscal year 2014 by reference to this proxy statement.
The members of the compensation committee are:
J. Michael Adcock – Chairman
William B. Morgan
Steven B. Hildebrand
Gary C. Christopher
COMPENSATION DISCUSSION AND ANALYSIS
To assist you in reviewing our compensation discussion and analysis, we have arranged our discussion into the following sections, each of which may have its own subsections:

•	Our general compensation objectives

•	Elements of our compensation program

•	Our compensation policies and program as they relate to risk management

•	Effect of stockholder say-on-pay vote on compensation decisions

•	Administration of our executive compensation program – overview of the process

•	Role of compensation consultant

•	Role of CEO

•	Peer group

•	Setting targets for 2014 incentive compensation

•	2014 salaries

•	2014 long-term incentive awards

•	2014 annual cash bonus awards paid in 2015

•	Executive stock ownership policy

•	Policy on hedging and pledging our securities

•	No backdating, spring-loading, or repricing of options

•	Non-employee director compensation

•	Accounting and tax considerations

•	No employment agreements
Our general compensation objectives. Our primary goals are to attract, motivate, reward, and retain competent employees. We try to meet those goals in a way that embraces our employees' interests with our business and financial objectives, as well as the interests of our stockholders. To do that we:

•	offer a competitive compensation mix consisting of reasonable salaries, short-term and long-term incentives, as well as certain additional benefits;

•	reward performance that achieves our business objectives and enhances the performance of our common stock; and

•
link executive compensation to our stockholders' interests both generally through the use of equity awards as components of executive and non-executive compensation, and more specifically by tying a portion of both long- and short-term incentive compensation for our executives to various performance goals.

Elements of our compensation program. As a general rule, our executive compensation program consists of salary, annual cash bonus (also referred to as “short-term incentive awards”), and certain forms of equity awards (also referred to as “long-term incentive awards”). We also make available health, disability and life insurance, certain indemnification protection, 401(k) retirement benefits, separation benefits, and certain limited perquisites. Each of these elements is viewed as a necessary component of the mix required to attract and retain talented executives, reward them for quality performance, and motivate them to focus on both the short-term and long-term performance of the company. We believe a competitive salary is required to attract and retain qualified executives. When authorized, annual cash bonuses provide executives with potential earnings based on annual financial and operating results and reward them for short-term successes. Long-term incentive awards are used to motivate both long-term and short-term results and aid in the retention of our executives. Compensating our executives for company performance in both the short term and the long term serves to align our executives’ compensation with the interests of our stockholders. Indemnification protections, retirement and separation benefits, and general perquisites are commonly included in executive compensation packages offered by our competitors, and we believe that providing them helps achieve our compensation goals.

The following chart provides further details about what we pay (or offer) our executives and why we do so:

Form of compensation or benefit	Description	Purpose and what it rewards	Interaction with other elements of compensation or benefits
Base Salary	Regular cash income, paid semi-monthly.	Provides competitive and predictable regular compensation and rewards core competence and experience.	Is a fundamental or foundation component of our overall competitive pay mix; serves as a short-term feature to balance long-term incentives.
Cash Bonus (or “short-term incentive compensation”)	Performance-based cash awards that are currently being paid under the Unit Corporation Stock and Incentive Compensation Plan.	Provides an annual incentive award in the form of cash compensation based on the attainment of previously designated performance measures.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executives' interests with those of the stockholders in the short term.
	Discretionary cash awards.	Provides annual incentive in the form of cash compensation and rewards short-term corporate and individual performance, as determined in the committee's discretion.	Serves as a short-term incentive to balance long-term incentives; rewards short-term performance, aligning executive interests with those of the stockholders in the short term.
Long-term Incentives
Since 2009, we have used awards of restricted common stock as our form of long-term incentive compensation. Pay-out is generally staggered over a vesting period, although we have in the past also awarded retention shares structured to have a one-time “cliff” vesting feature. Since 2011, we have also tied a part of this award to attainment of certain performance criteria.
		Provides long-term incentive to contribute to company performance and rewards corporate performance as well as continued service with company.	Balances the short-term features of our mix and motivates our executives to enhance corporate performance, further aligning executive interest with stockholder interests.
Indemnification	We indemnify our officers and directors to the fullest extent permitted by law. This is required by our charter, bylaws, and certain contracts.
We include this as a compensation element because it is commonly provided by peer organizations and is valued by our executives. We believe it allows our executives to be free from undue concern about personal liability in connection with their service to the company and it rewards willingness to serve in positions that carry exposure to liability.
Represents a significant component of a competitive executive compensation package.
Medical, Dental, Life and Disability	Available to full-time company employees through our benefit plans. The value of these is not included in the Summary Compensation Table, since they are available on a company-wide basis.	We include this as a compensation element as it is commonly provided by our competitors and it encourages the health of our employees, and adds to employee productivity and loyalty.	Represents a significant component of a competitive executive compensation package.
Other Paid Time-off Benefits	We provide vacation and other paid holidays to full-time employees, including the NEOs.	Rewards continuity of service and is a standard benefit comparable to the vacation benefits provided by competitors.	Works together with other elements to create a competitive compensation package.
Unit Corporation Employees' Thrift Plan [401(k) plan]
Tax-qualified retirement savings plan under which participating employees can contribute up to 99% of their pre-tax compensation, a portion of which the company can match. Our match for 2014 was 117% of the first 6% of the participant's salary. The company match was paid in shares of the company's common stock.
		A 401(k) plan is a standard corporate benefit and our match to the participants is a competitive feature of our plan. This type of benefit rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Unit Corporation Salary Deferral Plan [Non-qualified plan]
Our non-qualified plan allows designated participants to defer salary and cash bonus for tax purposes until actual distribution at termination, death, in service, or under defined hardship. We do not make a matching contributions to this plan.
		This element of compensation is a standard benefit at executive levels, and is a component of our program that contributes to our competitiveness. This rewards continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Separation Benefits
We provide payments to salaried full-time employees in cases of involuntary termination, change-in-control, or on retirement after 20 years of service with the company.
For specifics, see the narrative discussion at “Potential payments on termination or change in control.”
		This component of our program contributes to our competitiveness, and helps retain our employees. This benefit rewards length and continuity of service.	Works in combination with our other executive pay components to create a competitive overall executive compensation package.
Perquisites	We provide a car allowance to our NEOs and pay for certain club memberships.	We believe that compensating with certain perquisites adds to the general attractiveness and competitiveness of our compensation mix, and helps attract and retain the executive talent we value.	Works in combination with our other executive pay components to create a competitive executive compensation program.

Our compensation policies and program as they relate to risk management. The compensation committee conducted an annual compensation risk assessment at its August 2014 meeting. It received information describing the company's compensation policies and programs in effect for both executive and non-executive employees for the year 2014. Based on its review of those materials, the committee concluded that none of the company's compensation policies or practices encouraged unreasonable or inappropriate risk taking, nor were they reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the committee noted that the following features help to control or mitigate any potential compensation risks:

•	We use a mix of fixed and variable, short-term and long-term compensation;

•
Total payouts under all incentive award scenarios are not excessive based on compensation surveys and peer compensation level analyses, and are manageable consistent with our ability to pay these amounts;

•	NEOs receive more long-term than short-term compensation;

•	NEO incentive compensation is subject to clawback under specified circumstances;

•	Effective controls are in place to enhance the integrity of recorded results on any performance measures;

•	Our NEOs have high levels of stock ownership, reflecting alignment with our stockholders and providing a continuing incentive to align risk towards increasing stockholder value;

•
Our NEOs have lengthy tenure. Two have been with the company more than 25 years and the remainder have been with the company 10 or more years. We believe this tenure evidences a continuing commitment to creating value over the long term; and

•
The NEOs' performance-based awards have certain risk-mitigating features, including capped maximum payouts; multiple, complementary metrics that are a mix of absolute and relative measures; appropriately tiered goals/performance levels; and overlapping multi-year vesting terms for restricted stock awards.

Our compensation committee addresses compensation risk each time it makes a decision about executive compensation or issuances under our compensation plans.
Effect of stockholder say-on-pay vote on compensation decisions. In accordance with the vote of our stockholders at our 2011 annual meeting, we provide our stockholders an annual say-on-pay vote, and we will continue to do so until the stockholders next vote on the frequency of the say-on-pay vote. The committee reviewed the voting results from the say-on-pay vote conducted at our 2014 annual meeting of stockholders. Over 96% of the shares voting on that item approved our 2013 executive compensation as set forth in our 2014 proxy statement. Given this strong support, the committee determined that it should continue to make its executive compensation decisions as it had in years past, attempting to gauge competitive practices and authorizing compensation that is within the range of what is deemed to be competitive and appropriate in our industry.
Administration of our executive compensation program – overview of the process. Our executive compensation program is administered by our compensation committee. Additional details about that committee are located in the corporate governance provisions of this proxy statement, under “Compensation Committee.”
Each year the chairman of the compensation committee, our CEO, our vice president of human resources, and any compensation consultant the committee may have retained, meet before the December and February compensation committee meetings to analyze the current compensation package of our executive and non-executive employees. (See “Role of CEO,” and “Role of compensation consultant,” for greater detail on this process.) Our CEO ultimately makes recommendations with regard to salaries, any annual bonus awards, and any long-term incentive compensation awards for our non-executive employees and for all executives besides himself. None of our NEOs has a role in recommending their own compensation.
In December of each year, the committee considers the CEO's salary recommendations for non-CEO NEOs, along with any peer and market information presented to the committee, and it makes a decision as to the appropriate salary for the CEO and the other NEOs. The committee then presents its salary determination to the full board. Salaries, as may be adjusted over the year then ending, are effective starting January 1st of the new year.
No action is taken regarding annual bonus awards until sometime after the start of the year following the year to which the bonuses relate. This allows time for the complete financial and performance results for the prior year to be determined and taken into account. Once that information is available the annual bonus awards for the prior year are determined. Long-term awards are considered to be made prospectively, and are usually made in the first quarter of the year to which they relate. Consequently, salary determinations for 2014 were made in December 2013, effective January 1, 2014; annual bonus incentive awards based on 2014 results were made in March 2015; and 2014 long-term incentive awards were granted in February 2014. Equity awards, if any, are effective the date of the committee’s approval of the award.
Generally, once the committee has approved the NEOs’ compensation, the only adjustments that might be made before the committee’s next annual review would be those deemed necessary or useful due to a change in circumstances (e.g., in the event of a promotion or material increase in responsibility, or in the event of a severe downturn in our industry). No adjustments were made in any of the years reflected in this proxy statement. It is possible, however, that the committee may make adjustments in the future based on changed circumstances, and those changes would be on an ad hoc basis and could affect any or all elements of compensation based on the actual circumstances involved.
In selecting the overall compensation package for our NEOs, the committee considers the financial and operating results of the company, generally taking into account:

•	the growth in each segment of the company;

•	net income, cash flow, and asset base growth;

•	long-term debt levels;

•	any acquisitions made during the year;

•	the attainment of any designated business objectives; and

•	our compensation practices compared to those of other companies.
The committee may also take into account any significant changes in or to the industry in which we operate, as well as general economic conditions. Individual NEO contributions are noted in the context of considering our overall financial and operating results as well as in the context of evaluating outcomes on the specific performance-based short- and long-term incentive awards. For performance-based awards, the designated performance measures are selected in advance and certified by the committee at the start of the performance period, and the goals or measures may change from year to year. Decisions not tied to performance-based incentive awards are made at the committee’s discretion. In those cases there is no weighting of assessed factors, no formulaic modeling of how to tie company or individual achievement to awards, no fixed position on whether prior compensation should be considered in making compensation decisions, or whether or how to incorporate any other criteria-based measures into the compensation-setting process.
Role of compensation consultant. The committee used the services of Villareal Associates (“Villareal”), a Tulsa, Oklahoma-based compensation consultant, to assist it in determining the types and amounts of the compensation paid to our executives for 2014. The committee has used the services of Villareal as its independent compensation consultant since 2009. Villareal provided peer and survey information used in determining all components of our NEOs’ reported compensation. Villareal also worked with our management and the head of our human resources department to create the metrics used in our performance-based incentive awards.
In 2014, we incurred fees from Villareal in the amount of $38,865, all of which was for executive compensation services. The committee's selection of Villareal as its executive compensation advisor was not based on a recommendation by our management, but was based on the committee's preferences. During its February 2015 evaluation of the compensation consultant independence questionnaire completed by Villareal, the committee reviewed all of the fees paid to Villareal in 2014. Based on Villareal's answers to the questionnaire, the committee determined that at this time there is no conflict of interest created by Villareal's work for either the committee or the company.
Role of CEO. Before those meetings at which it makes decisions concerning our NEOs' compensation, committee members receive and review the recommendations (and any information on which they are based) made by our CEO regarding the salary and incentive-based compensation for the other NEOs. The CEO does not evaluate or make a recommendation regarding his salary or incentive compensation. Additionally, our CEO meets with the committee and discusses his recommendations. The executives who are subject to the CEO's recommendations are not present at the time of these deliberations. The compensation committee has the authority to accept, reject, or adjust the CEO’s recommendations or those made by any other person. After the committee has reached its decisions regarding the NEOs' compensation, its determinations are then submitted to the full board. The board then ratifies (and approves, if required) the committee's determinations. The board has the authority to make any changes it feels are appropriate to the recommendations of the committee.
Peer group. From time to time we have changed the peer group we use in evaluating the executive compensation decisions being reported in this proxy statement. Those changes have been made in an ongoing effort to select the group we feel is the best match for us in terms of industry and revenues, and, to a lesser degree, market capitalization. It is the committee's view that revenues as opposed to market capitalization represent a better criterion to be used in identifying energy companies for the peer group because revenue size tends to be more stable over time and is more commonly used to evaluate compensation than market capitalization.
In December 2013, when our NEOs' 2014 salaries were determined, the peer company information considered by the committee was based on the following companies (all energy companies deemed comparable in revenue size and competing for the same executive (and non-executive) talent as the company (the "2013 Peer Group"):

•	Cabot Oil & Gas Corporation	•	Newfield Exploration Company
•	Cimarex Energy Company	•	Parker Drilling Company
•	Continental Resources	•	Patterson – UTI Energy, Inc.
•	Denbury Resources, Inc.	•	Pioneer Energy Services Corporation
•	Forest Oil Corporation	•	SM Energy Company
•	Helmerich & Payne, Inc.	•	Whiting Petroleum Corporation
In February 2014, when our NEOs' 2014 long-term incentive compensation was determined, the committee approved a peer group consisting of the following companies (the "2014 peer group"):

•	Atlas Pipeline Partners, LP	•	Newfield Exploration Company
•	Cabot Oil & Gas Corporation	•	Parker Drilling Company
•	Cimarex Energy Company	•	Patterson – UTI Energy, Inc.
•	Denbury Resources, Inc.	•	Pioneer Energy Services Corporation
•	Forest Oil Corporation	•	SM Energy Company
•	Helmerich & Payne, Inc.	•	Whiting Petroleum Corporation
Continental Resources was removed from the 2014 peer group because, with a market capitalization at that time of approximately $20 billion, it was not deemed of comparable size to the company. Atlas Pipeline Partners, LP was added to the group because no midstream companies were represented in the previous peer group and Atlas was a midstream company comparable in both revenue size and market capitalization.
Setting targets for 2014 incentive compensation. Percentage-of-salary targets for the NEOs' short- and long-term incentive compensation were set by the committee at its February 2013 meeting, and have not changed since that time.
Short-term Incentives. At the February 2013 meeting when it determined the appropriate targets for short-term incentives (both performance-based and discretionary), the committee reviewed published survey and peer company practices with respect to appropriate target levels compared to the company's, and determined the total target short-term incentive for the CEO should be 100% of salary, and the non-CEO NEOs' total targets should be 70% of salary. Information considered by committee reflected the following:

Market Survey Analysis NEO Short-Term Incentive Compensation Targets (as a % of salary)
	Mercer (1)	ECI (2)	Peers (3)
CEO	99%	156%	164%
Non-CEO NEOs	65%	75%	142%
Notes to Table:
(1) Mercer Energy Survey (2010-2012), represented as a percentage of salary;
(2) ECI Energy Survey (2011-2012), represented as a percentage of salary; and
(3) Actual payments as a percentage of salary during the period 2008-2011 by the companies in the 2012 peer group, excluding Sandridge Energy, Inc., which group (without Sandridge) is identical to those in the 2013 Peer Group.
Long-term incentive targets. Also at that February 2013 meeting, the committee reviewed peer company and survey-reported market practices of multiples of salary being used to set long-term incentive compensation targets for NEOs. Based on that information, the committee decided the CEO's LTI target salary multiple should be 400% of salary, and the non-CEO NEOs target salary multiple should be 329% of salary. Information considered by committee reflected the following:

Market Survey Analysis NEO Long-Term Incentive Compensation Targets (as a % of salary)
	Mercer (1)	ECI (2)	Peers (3)
CEO	299%	536%	470%
Non-CEO NEOs	238%	234%	316%
Notes to Table:
(1) Mercer Energy Survey (2010-2012), represented as a percentage of salary;
(2) ECI Energy Survey (2011-2012), represented as a percentage of salary; and
(3) Actual payments as a percentage of salary during the period 2008-2011 by the companies in the 2012 peer group, excluding Sandridge Energy, Inc., which group (without Sandridge) is identical to those in the 2013 Peer Group.

2014 salaries. Salaries for 2014 were set in December 2013, and were effective January 1, 2014. In making its 2014 salary determination, the committee received various information from Villareal, including peer company proxy information and published survey market salary data. The published survey information contained in the Villareal materials reflected the following:

NEOs' 2013 Salaries Compared to Published Survey(1) Salaries for Executives
Position	Current Salary ($000’s)	ERI 50th %ile Salary ($000’s)	ERI 75th %ile Salary ($000’s)	Mercer 50th %ile (2) Salary ($000’s)	Mercer 75th %ile (2) Salary ($000’s)	ECI 50th %ile (2) Salary ($000’s)	ECI 75th %ile (2) Salary ($000’s)	Market Average 50th %ile Salary ($000’s)	Market Average 75th %ile Salary ($000’s)
CEO - L. Pinkston	800.0	724.4	962.5	750.0	850.0	850.0	956.0	774.8	922.8
Sr. V.P., Secretary and General Counsel - M. Schell	420.0	372.3 (3)	490.4 (3)	402.5 (3)	444.5 (3)	424.4 (3)	484.2 (3)	399.7 (3)	473.0 (3)
Sr. V.P., CFO and Treasurer - D. Merrill	420.0	406.3	525.8	400.0	441.5	425.0	450.0	410.4	472.4
Exec. V.P., Drilling - J. Cromling	420.0	n/a (4)	n/a (4)	319.0	382.5	302.0	315.0	310.5	348.8
Exec. V.P., Exploration & Production - B. Guidry	420.0	n/a (4)	n/a (4)	455.0	600.0	379.5	402.5	417.3	501.3
Notes to table:

(1)	Survey key:
ERI = Economic Research Institute’s 2013“Salary Assessor” for energy companies and company divisions of comparable revenue size;
Mercer = 2013 Mercer Survey of companies of $1.0 to $3.0 billion in revenues; and
ECI = 2013 ECI Survey of energy companies and company divisions of $750,000 to $1.5 billion in revenues.

(2)	Mercer and ECI data aged by 3.8% on an annual basis to be current as of 12/31/13 based on 2013/2014 World at Work Salary Budget Survey and other related surveys or energy-components of larger surveys.

(3)	Adjusted by +15% to reflect added responsibility for HR, Risk Management and Training/Development in addition to General Counsel position.

(4)	No comparable position.
The 2013/2014 World at Work Salary Budget Survey projected that 2014 salaries in the oil and gas sector would be increasing by approximately 4.0%. Mr. Pinkston had recommended average raises of 4.0% as a group for the company’s non-NEO employees (excluding raises associated with promotions and market adjustments). For the non-CEO NEOs, Mr. Pinkston recommended a salary increase of 4.05%. Mr. Pinkston made no recommendation as to his 2014 salary. The committee approved the 4.05% salary increases recommended for the non-CEO NEOs by Mr. Pinkston. Additionally, the committee determined that applying the same 4.05% salary increase to the CEO would be appropriate. Accordingly, the salaries for our NEOs for 2014 were:

•	Mr. Pinkston – $832,400

•	Mr. Schell – $437,000

•	Mr. Merrill – $437,000

•	Mr. Cromling – $437,000

•	Mr. Guidry – $437,000
2014 long-term incentive awards. 2014 long-term incentive awards were addressed at the committee's February 2014 meeting. The committee reviewed the company’s 2013 financial and operational results, in the form available at that time. The segment performance highlights included the following:
Drilling Segment:

•	Significant safety performance improvements;

•	Sold four idle 2,000 horsepower drilling rigs and one idle 3,000 horsepower drilling rig;

•	Entered into agreement to sell four additional idle 3,000 horsepower rigs that closed in the first quarter of 2014;

•	Designed and built the first new proprietary drilling rig (BOSS) and obtained third-party commitments for two additional BOSS rigs for which contracts were entered into during 2013;

•	Refurbished and upgraded several existing drilling rigs; and

•	Entered a new geographic market with two drilling rigs in the Permian Basin of West Texas.
Exploration and Production Segment:

•	Replaced 161% of its annual production with new reserves;

•	Finished the year with proved reserves of 160 million barrels of oil equivalents (MMBoe), a 7% increase over 2012;

•	Liquids reserves increased 10% and the PV-10 value of reserves increased 21%;

•	All-in finding and development costs were $17.00 per barrel, a decrease of 18% from 2012;

•	Annual production was 16.7 MMBoe, an increase of 18% over 2012;

•	Sold non-core oil and gas properties with proceeds of $79 million;

•	Established a new emerging play in the Anadarko Basin; and

•	Continued to successfully carry out its liquids focus strategy.
Midstream Segment:

•	Gas gathered volumes per day were 309,554 Mcf, an increase of 24% over 2012;

•	Gas processed volumes per day were 140,584 Mcf, an increase of 5% over 2012;

•	Increased the contract mix as a percentage of volume for fee-based contracts to 62% from 39% in 2012;

•	Completed the installation of a 30 MMcf per day plant and made substantial progress on installation of a new 60 MMcf per day processing plant at the Bellmon facility;

•	Completed construction of new gathering and processing facility and the related installation of two gas processing plants in Reno County, Kansas; and

•	Completed 155 miles of line extension and connected 150 wells to its systems.
In addition to the above financial and operational results, the committee reviewed the CEO Assessment Survey for 2013 performance completed by the non-CEO directors. That survey indicated that on the whole the directors felt that the CEO was performing at a skilled or highly-skilled level.
The committee also reviewed materials prepared by Villareal, including information comparing the NEOs’ total compensation to that of peer company NEOs for fiscal year 2012, the most recent year for which complete information was then available. The exhibits reflected that the company’s total compensation for its five NEOs as a group was $10.1 million. For the 2013 Peer Group, NEO average total compensation, as a group, was $15.5 million.
The committee ultimately authorized the following as the 2014 long-term incentive restricted stock awards to the non-CEO NEOs, which placed each of them at 99.9% of their 329%-of-salary targets:

•	Mr. Schell – 25,584 shares

•	Mr. Merrill – 25,584 shares

•	Mr. Cromling – 25,584 shares

•	Mr. Guidry – 25,584 shares
For Mr. Pinkston, the committee authorized a long-term restricted stock award of 59,047 shares, placing him at 99.5% of his 400%-of-salary target.
To further increase the tie of NEO pay to performance, the committee increased the performance-based component of the awards to 40% from the 30% it had used in prior years. The time-vested 60% of the award vests in three equal annual installments starting March 9, 2015. The performance-based shares will vest in an amount that will be determined based on application of the following formula, which measures total stockholder return as compared to that of the 2014 Peer Group:
Total Stockholder Return (“TSR”) =
Ending stock price – Beginning stock price + Dividends
Beginning stock price
For purposes of the formula, the ending and beginning common stock price used will be calculated using the average of the closing price of our common stock on the NYSE for the 15-trading-day period ending on the start and end of the designated performance period (February 18, 2014 to February 18, 2017) and the peer companies' stock prices will be determined in the same manner.
The committee believes that TSR is a readily understood and commonly used measure of corporate performance, and that a comparison of the company’s TSR to that of a group of our peer companies is a useful measure of our performance on a relative basis. The committee also believes that using TSR as a measure aligns our management with our stockholders.

The number of performance-based shares that ultimately vest for the NEOs will be determined by the TSR of the company relative to the TSR of the 2014 Peer Group at the end of the performance period, as follows:

Company’s Performance Percentile Rank (Unit TSR vs. Peer TSR)	Vesting (% that will vest)
>90	150%
90	150%
75	125%
60 (Target)	100%
50	75%
40	50%
<40%	0%
Interpolation will be used to determine the percentage of the awards that will vest when performance falls between the percentile ranks set forth in the table above.
2014 annual cash bonus awards paid in 2015.
The committee made its 2014 short-term incentive cash bonus award determination in February of 2015. The award structure had been previously agreed on by the committee in February of 2014 to be 50% performance-based, and 50% discretionary. The committee continues to believe that the 50:50 allocation is an appropriate mix of formula-based objective performance measures and committee discretion. The discretionary component allows the committee to adjust for individual performance and any unforeseen circumstances (such as unusual commodities prices) or unintended consequences arising from the application of the performance metrics.
Performance-based Component of Short-term
Incentive Cash Bonus Awards.
The performance-based short-term incentives comprised two separate awards, a “financial performance award,” and a “scorecard award.” The financial performance award was computed in the same manner for all segments of the company, but weighted more heavily for Messrs. Pinkston, Schell, and Merrill, the corporate NEOs (60% of the total performance-based bonus amount), and less heavily for Messrs. Guidry and Cromling, NEOs who head business operating segments (20% of total performance-based bonus amount).
The total performance-based incentives available to the NEOs for 2014 were multipliers of their salaries that were based on the level of performance achieved, as follows:

Incentive range for performance-based total of short-term incentives (Financial Performance Award + Scorecard Award) (% of salary)
Name	Threshold	Target	Outstanding
Mr. Pinkston	25.0%	50.0%	100.0%
Mr. Schell	17.5%	35.0%	70.0%
Mr. Merrill	17.5%	35.0%	70.0%
Mr. Cromling	17.5%	35.0%	70.0%
Mr. Guidry	17.5%	35.0%	70.0%
Because the short-term incentive target awards were designed to be 50% performance-based and 50% discretionary, the percentage-of-salary multipliers set forth in the above table reflect 50% of the total percentage-of-salary multipliers applicable to the NEOs.
Financial performance award. For purposes of the 2014 financial performance award, NEO performance was measured in terms of the ratio of our consolidated annual cash flow to our average total annual assets, as compared to the same ratio for the 2014 Peer Group. The committee believes that the cash-flow-to-assets ratio is a useful corporate financial performance measure relating to earnings quality and efficiency, and that comparing the company’s performance to that of a group of peer companies on that measure serves as another useful relative measure of our performance. For purposes of this award, peer group performance was determined based on analysts' published projected financial performance levels for the performance year (i.e.,

2014). These projections include current industry conditions, including commodity prices, and by definition will result in a financial performance target that has been increased or decreased from the prior year target.
Depending on the performance level achieved, the incentive opportunity ranges for the NEOs were as follows for the financial performance award:

Name	Threshold	Target	Outstanding
Mr. Pinkston	15.0%	30.0%	60.0%
Mr. Schell	10.5%	21.0%	42.0%
Mr. Merrill	10.5%	21.0%	42.0%
Mr. Cromling	3.5%	7.0%	14.0%
Mr. Guidry	3.5%	7.0%	14.0%
The incentive ranges reflected for Messrs. Pinkston, Schell, and Merrill for 2014 were 60% of the total ranges available for the performance-based total short-term incentive, reflecting the 60% weighting of this financial performance factor for the corporate NEOs. For Messrs. Cromling and Guidry, it was 20% of the total available incentive, reflecting the established weighting for the business segments. If the threshold level of performance had not been achieved, there would have been no payout on the financial performance award.
Performance at the 25th percentile of the 2014 Peer Group constituted “threshold” performance; 50th percentile performance constituted “target” performance, and 75th percentile performance constituted “outstanding” performance. The amount payable for performance falling between two performance levels is determined by interpolation.
Scorecard Award. The scorecard component of the 2014 short-term incentive award was based on the performance of our three primary operating segments, and the performance metrics differed for each segment. The scorecard award for Messrs. Pinkston, Schell, and Merrill, our corporate-level NEOs, is referred to as the “corporate scorecard award." Our other two NEOs, Messrs. Guidry and Cromling, are heads of two of our operating segments, and their scorecards are based on operating metrics relevant to their segments. Mr. Cromling’s scorecard award is referred to as the “drilling segment scorecard award,” and Mr. Guidry’s scorecard award is referred to as the “exploration and production segment scorecard award.” We have a third main operating subsidiary, Superior Pipeline Company, L.L.C. (“Superior”). While Superior’s President is not one of our NEOs and his compensation is not covered in this proxy statement, his segment’s scorecard, the “midstream segment scorecard” factors into the corporate scorecard award and is detailed below.
The goals selected for the operating segment heads were initially selected by our CEO in consultation with the individual segment heads and our compensation consultant, and they were submitted to and approved by the committee. Each year the CEO and the committee review and make changes to the goals as circumstances change. Each goal was chosen because it was believed to relate to an important and measurable financial, operating, or strategic goal of that NEO’s operating segment. The process for setting the threshold, target and outstanding levels for each metric is dependent upon the metric.  For many of the metrics, the “target” performance level is set based on the budget for the coming year and the “threshold” and “outstanding” numbers are then chosen within a reasonable range of the “target.” For other metrics, the “threshold” is set at a level that creates economic value for the company and its stockholders while the “target” and “outstanding” levels are set as significant improvements to the “threshold” level.  The committee strives to maintain vigorous targets which may increase or decrease from the prior year's targets after considering the impact of industry conditions, commodity prices, capital spending budgets, segment objectives, and other factors.
Depending on the performance level achieved, the incentive opportunity ranges for the NEOs were as follows for the scorecard awards (expressed as a percentage of their annual salaries):

Name	Threshold	Target	Outstanding
Mr. Pinkston	10.0%	20.0%	40.0%
Mr. Schell	7.0%	14.0%	28.0%
Mr. Merrill	7.0%	14.0%	28.0%
Mr. Cromling	14.0%	28.0%	56.0%
Mr. Guidry	14.0%	28.0%	56.0%
2014 corporate scorecard award. The scorecard for Messrs. Pinkston, Schell, and Merrill was a composite of the scorecards of the three business segments. The segments were weighted 55% for the petroleum segment, 25% for the drilling segment, and 20% for the midstream segment. This weighting was initially based on the relative expected cash flow contribution of each operating segment as projected at the time the awards were established, and then adjusted to ensure each segment’s weighting would be high enough to be relevant to the overall measurement. The incentive range for these awards is 40% of the performance based incentive opportunity range for the corporate NEOs, reflecting the weighting of the corporate scorecard award relative to the financial performance award for those NEOs.
2014 drilling segment scorecard award. The incentive range for the scorecard award as a whole was 80% of the total incentive opportunity range for this performance-based incentive award for the segment head. The drilling segment's scorecard award was determined based on the segment’s performance on four factors:
•accidents per 200 man-hours;
•cash flow per rig per day;
•number of rigs operating; and
•rig down-time.
The committee believes that safety is a paramount concern in the oil and gas drilling industry, and incentives tied to improved safety performance, such as reduced accidents per man hours worked, are in the best interests of that segment. Cash flow is a commonly-used financial measure in all areas of business, and the committee believes that for the drilling business, cash flow per rig per day is a valuable measure of financial performance. The number of rigs operating and rig down-time both reflect the operating efficiency of the organization and impact the bottom line of the business, so increased rig utilization and decreased rig down-time are worthwhile performance goals approved by the committee.
2014 exploration and production segment scorecard award. The incentive range for the scorecard award as a whole was 80% of the total incentive opportunity range for this performance-based incentive award for the segment head. For the head of our exploration and production segment, the performance measures approved were:
•rate of return for new wells drilled;
•production replacement with new reserves;
•production growth; and
•operating costs.
Increasing rates of return and reducing operating costs were selected because both will have measurable impact on the financial performance of the segment. Production growth and production replacement with new reserves were selected because they are both good measures of added value to the exploration and production segment, and incentivizing the growth of that value is encouraged.
2014 midstream segment scorecard award. The incentive range for the scorecard award as a whole was 80% of the incentive opportunity range for this performance-based incentive award for the segment head. This segment's scorecard performance was determined based on the segment's performance on these three factors:
•growth in segment cash flow;
•return on invested capital; and
•growth in volumes gathered.
Growth in cash flow and return on invested capital were selected because they are commonly used financial measures believed to provide meaningful measures of midstream segment performance and efficiency. Increasing volumes gathered is an operational goal that enhances the midstream segment’s revenue and bottom line and the committee believes that it serves as another suitable measure of midstream segment performance.
Based on the combined financial performance award and the relevant scorecard award results, set forth in greater detail below, the following amounts were paid to the NEOs for the performance-based component of the bonus:
•Mr. Pinkston – $506,921
•Mr. Schell – $186,289
•Mr. Merrill – $186,289
•Mr. Cromling – $238,147
•Mr. Guidry – $134,828

The individual scorecards on which these amounts are based are as follows:
Business Segment NEOs. Mr. Guidry – Executive Vice President of Unit Petroleum Company:

A. Exploration and Production Segment Scorecard Award
Performance Measure	Threshold (pays 14% of salary/3.5% per factor)	Target (pays 28% of salary/7% per factor)	Outstanding (pays 56% of salary/14% per factor)	Actual	% Salary Payable	Bonus Payable
Reserves Replacement (1)	120.00%	150.00%	180.00%	202.67%	14.00%
Rate of Return - New Wells Drilled (2)	18.00%	21.00%	24.00%	4.29%	—%
Production Growth (3)	12.00%	15.00%	18.00%	9.25%	—%
Operating Costs (4)	$1.68	$1.58	$1.48	$1.58	6.95%
Scorecard Total					20.95%

B. Financial Performance Award
	Threshold (3.5% of Salary) (6)	Target (7% of Salary) (7)	Outstanding (14% of Salary) (8)	Actual	% Salary Payable
Cash Flow-to-Assets Ratio (5)	12.41%	16.40%	19.78%	17.80%	9.91%
Financial Performance Award Total					9.91%

Total Performance-based Bonus Award (A + B) for Mr. Guidry					30.85%*	$134,828
* Decimals truncated for purposes of table. Calculations based on truncated values will be slightly off due to rounding.
Notes to table:

(1)	Defined as percentage of 2013 reserves replaced through 2014 drilling activity.

(2)	Defined as overall rate of return on new wells drilled and PUDs converted in 2014.

(3)	Defined as percentage by which 2014 production increased over 2013 production.

(4)	Defined as total operating costs divided by total production in terms of MCF-equivalent amounts.

(5)	Defined as the cash flow of the company for 2014 divided by the average assets of the company for 2014.

(6)	Represents cash flow-to-assets ratio at 25th percentile of peer companies.

(7)	Represents cash flow-to-assets ratio at 50th percentile of peer companies.

(8)	Represents cash flow-to-assets ratio at 75th percentile of peer companies.

Mr. Cromling – Executive Vice President of Unit Drilling Company:

A. Drilling Segment Scorecard Award
Performance Measure	Threshold (pays 14% of salary/3.5% per factor)	Target (pays 28% of salary/7% per factor)	Outstanding (pays 56% of salary/14% per factor)	Actual	% Salary Payable	Bonus Payable
Accidents (1)	2.75	2.25	1.75	2.48	5.39%
Cash Flow per Rig per Day (2)	$7,500	$7,800	$8,100	$8,391	14.00%
No. of Rigs Operating (3)	65	70	75	75.4	14.00%
Rig Downtime (4)	1.10%	1.00%	0.90%	0.94%	11.20%

Scorecard Total					44.59%
B. Financial Performance Award
	Threshold (3.5% of Salary) (6)	Target (7% of Salary) (7)	Outstanding (14% of Salary) (8)	Actual	% Salary Payable
Cash Flow-to-Assets Ratio (5)	12.41%	16.40%	19.78%	17.8%	9.91%
Financial Performance Award Total					9.91%

Total Performance-based Bonus Award (A + B) for Mr. Cromling					54.50%*	$238,147
* Decimals truncated for purposes of table. Calculations based on truncated values will be slightly off due to rounding.
Notes to table:

(1)	Defined as number of recordable accidents per 200,000 man-hours worked.

(2)	Defined as average daily cash flow generated per rig in 2014.

(3)	Defined as average number of rigs operating per day in 2014.

(4)	Defined as total rig hours available but not billed as a ratio of total rig hours available.

(5)	Defined as the cash flow of the company for 2014 divided by the average assets of the company for 2014.

(6)	Represents cash flow-to-assets ratio at 25th percentile of peer companies.

(7)	Represents cash flow-to-assets ratio at 50th percentile of peer companies.

(8)	Represents cash flow-to-assets ratio at 75th percentile of peer companies.

Corporate NEOs. Forty percent of the performance-based cash bonus awards for Messrs. Pinkston, Schell, and Merrill, the three NEOs at the corporate level, were based on a composite score of the three operating segment scorecards, and 60% of their awards was based on corporate financial performance.
Mr. Pinkston’s scorecard is as follows:

A. Corporate Scorecard Award
(a) Segment	(b) Scorecard (1)	(c) 40/56 times Col. (b) (2)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable	Bonus Payable
E & P (3)	20.95%	14.96%	55.00%	8.23%	8.23%
Drilling (4)	44.59%	31.85%	25.00%	7.96%	7.96%
Midstream (5)	15.77%	11.26%	20.00%	2.25%	2.25%
Scorecard Total					18.45%

B. Financial Performance Award
	Threshold (25th %ile of Peers)	Target (50th %ile of Peers)	Outstanding (75th %ile of Peers)	Actual	% Salary Payable
Cash Flow-to-Assets Ratio (6)	12.41%	16.40%	19.78%	17.80%	42.45%
Total Financial Performance Award					42.45%

Total Performance-based Bonus Award (A + B) for Mr. Pinkston					60.90%*	$506,921
* Decimals truncated for purposes of table. Calculations based on truncated values will be slightly off due to rounding.
Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award for his respective business segment.

(2)	40/56 is chosen because maximum payout for segment scorecards for Mr. Pinkston is 40% and maximum scorecard performance for each segment is 56%.

(3)	Scores in this row are based on the Exploration and Production Segment Scorecard; see “Scorecard Total” for Part A. of table for Mr. Guidry, above.

(4)	Scores in this row are based on the Drilling Segment Scorecard; see “Scorecard Total” for Part A. of table for Mr. Cromling, above.

(5)	Scores in this row are based on the Midstream Segment Scorecard; see “Scorecard Total” in table below:

Midstream Segment Scorecard
	Threshold	Target	Outstanding	Actual	% Salary Payable
Growth in Volumes Gathered (a)	6.00% (5% of salary)	9.00% (10% of salary)	12.00% (20% of salary)	3.16%	—%
Return on Invested Capital (b)	7.5% (4.5% of salary)	9.50% (9% of salary)	11.50% (18% of salary)	9.4%	8.77%
Growth in Segment Cash Flow (c)	9.0% (4.5% of salary)	14.00% (9% of salary)	19.00% (18% of salary)	11.79%	7.00%
Scorecard Total					15.77%
Notes to table:

(a)	Defined as the percentage increase in the total volumes gathered for 2014 compared to 2013.

(b)	Defined as business unit EBITDA divided by the average invested capital for 2014.

(c)	Defined as the percentage increase in segment cash flow for 2014 compared to 2013.

(6)	Defined as the relative cash flow of the company for 2014 divided by the average assets of the company for 2014.

Mr. Schell’s scorecard is as follows:

A. Corporate Scorecard Award
(a) Segment	(b) Scorecard (1)	(c) 50% of Col. (b) (2)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable	Bonus Payable
E & P (3)	20.95%	10.48%	55.00%	5.76%	5.76%
Drilling (4)	44.59%	22.295%	25.00%	5.57%	5.57%
Midstream (5)	15.77%	7.885%	20.00%	1.58%	1.58%
Scorecard Total					12.91%

B. Financial Performance Award
	Threshold (25th %ile of Peers)	Target (50th %ile of Peers)	Outstanding (75th %ile of Peers)	Actual	% Salary Payable
Cash Flow-to-Assets Ratio (6)	12.41%	16.40%	19.78%	17.8%	29.72%
Total Financial Performance Award					29.72%

Total Performance-based Bonus Award (A + B) for Mr. Schell					42.63%*	$186,289
* Decimals truncated for purposes of table. Calculations based on truncated values will be slightly off due to rounding.
Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award for his respective business segment.

(2)	50% chosen because maximum payout for segment scorecards for Mr. Schell is 28% and maximum scorecard performance for each segment is 56% (28%/56% = 50%).

(3)	Scores in this row are based on the Exploration and Production Segment Scorecard; see "Scorecard Total" for Part A. of table for Mr. Guidry, above.

(4)	Scores in this row are based on the Drilling Segment Scorecard; see "Scorecard Total" for Part A. of table for Mr. Cromling, above.

(5)	Scores in this row are based on the Midstream Segment Scorecard; see footnote 5 to Scorecard for Mr. Pinkston, above.

(6)	Defined as the relative cash flow of the company for 2014 divided by the average assets of the company for 2014.

Mr. Merrill’s scorecard is as follows:

A. Corporate Scorecard Award
(a) Segment	(b) Scorecard (1)	(c) 50% of Col. (b) (2)	(d) Segment Weight	(e) Col. (c) x Col. (d)	% Salary Payable	Bonus Payable
E & P (3)	20.95%	10.48%	55.00%	5.76%	5.76%
Drilling (4)	44.59%	22.295%	25.00%	5.57%	5.57%
Midstream (5)	15.77%	7.885%	20.00%	1.58%	1.58%
Scorecard Total					12.91%

B. Financial Performance Award
	Threshold (25th %tile of Peers)	Target (50th %tile of Peers)	Outstanding (75th %tile of Peers)	Actual	% Salary Payable
Cash Flow-to-Assets Ratio (6)	12.41%	16.40%	19.78%	17.8%	29.72%
Total Financial Performance Award					29.72%

Total Performance-based Bonus Award (A + B) for Mr. Merrill					42.63%*	$186,289
* Decimals truncated for purposes of table. Calculations based on truncated values will be slightly off due to rounding.
Notes to table:

(1)	Expressed as a percentage of salary payable to each division head for the Scorecard Award for his respective business segment.

(2)	50% chosen because maximum payout for segment scorecards for Mr. Merrill is 28% and maximum scorecard performance for each segment is 56% (28%/56% = 50%).

(3)	Scores in this row are based on the Exploration and Production Segment Scorecard; see "Scorecard Total" for Part A. of table for Mr. Guidry, above.

(4)	Scores in this row are based on the Drilling Segment Scorecard; see "Scorecard Total" for Part A. of table for Mr. Cromling, above.

(5)	Scores in this row are based on the Midstream Segment Scorecard; see footnote 5 to Scorecard for Mr. Pinkston, above.

(6)	Defined as the relative cash flow of the company for fiscal year 2014 divided by the average assets of the company for fiscal year 2014.

Discretionary Component of Short-term Incentive
Cash Bonus Awards.
For the non-CEO NEOs, Mr. Pinkston recommended discretionary short-term incentive awards that, when combined with their non-discretionary awards, resulted in total short-term incentive cash bonuses placing the group at approximately 82.6% of their discretionary market targets for cash bonuses. The committee was well aware of the fact that commodities price changes late in 2014 negatively affected the company's stock price and its total shareholder return at year end. However, in the committee's view, the discretionary bonus awards should take into account and be based on the NEOs' 2014 performance over the course of the entire year, and they should not be penalized for events outside their control such as the year-end drop in commodities prices. 2014 was one of the company's strongest years on record: consolidated revenues reached a record high of $1.6 billion; proved reserves reached a record level of 1.1 Tcfe (179.0 MMBoe); annual production was at record levels (18.3 MMBoe); annual average dayrates were at record levels ($20,043); and natural gas gathered, natural gas processed, and natural gas liquids sold volumes per day all increased 3%, 15% and 35%, respectively, over the previous year. After its review, the committee approved Mr. Pinkston's recommended awards for the non-CEO NEOs. The committee also decided to grant Mr. Pinkston a discretionary award that was consistent with the discretionary awards of the non-CEO NEOs as a group by placing him at the same 82.6% of his discretionary market target, resulting in a total short-term incentive award of 102.2% of his 100%-of-salary market target, also in parity with the percent of market target achieved by the total short-term incentives for the non-CEO NEOs as a group.
The table below reflects the percentage of market target achieved by the component short-term incentive awards granted to each of the NEOs:

Short-term Incentive Cash Bonus Awards as a Percent of Market Target
	Performance-based Award	Discretionary Award	Total Award
Mr. Cromling	155.7%	47.6%	101.7%
Mr. Guidry	88.2%	101.5%	94.8%
Mr. Schell	121.8%	90.7%	106.2%
Mr. Merrill	121.8%	90.7%	106.2%
Non-CEO NEOs as a group	121.9%	82.6%	102.2%
Mr. Pinkston	121.8%	82.6%	102.2%
Accordingly, the following amounts were approved as the discretionary cash bonus amounts for the NEO’s:

•	Mr. Pinkston – $343,779

•	Mr. Schell – $138,711

•	Mr. Merrill – $138,711

•	Mr. Cromling – $72,853

•	Mr. Guidry – $155,172
Stock ownership policy. Effective February 2014, all Directors and NEOs are subject to a stock ownership and retention policy. That policy requires that non-employee directors must hold shares valued at three times the value of their annual retainer, our CEO must hold shares valued at five times the value of his or her base salary, and all remaining NEOs must hold shares valued at three times their base salaries. All covered officers and directors have five years from implementation of the policy or becoming a covered officer or director to become compliant with the policy and must hold 50% of all net shares received as a result of the exercise, vesting or payment of any equity awards granted to them until such time as they are in compliance with the policy. The summary of that policy discussed in this proxy statement is subject to the specific terms of the policy, a copy of which is set forth in our Corporate Governance Guidelines, available on our website at http://www.unitcorp.com/investor/governance.html. Currently all NEOs own more than the number of shares necessary to satisfy the ownership guidelines, as do seven of our nine directors. The remaining two directors are complying with the holding requirements of the policy and are expected to reach their required ownership levels within the time frame specified in the policy.
Policy on hedging and pledging our securities. We have a policy prohibiting directors and officers with Section 16 reporting obligations from hedging or pledging company common stock. They are also prohibited from holding shares of company common stock in margin or similar accounts. This policy became effective in February 2014. Before that time our policy was to require pre-clearance of any speculative trading activities by executive officers and directors and no such pre-clearance has ever been requested or granted. Based on answers to their most recent directors and officers questionnaires, all of our officers and directors are in compliance with our hedging and pledging policy.
No backdating, spring-loading, or repricing of options. We do not backdate options, grant options retroactively, or reprice existing options. In addition, we do not coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. Option and stock awards are granted at fair market value on the date the award is approved. Our general practice is to grant awards only on an annual grant basis, although there are occasions when grants have been made on other dates, such as in connection with a newly-hired employee or special employee retention restricted stock awards that are granted from time to time.
Non-employee director compensation. The compensation committee recommends the form and amount of compensation for our non-employee directors to the board and the board makes the final determination. In making its decisions, the compensation committee considers such factors as it deems appropriate, including historical compensation information, level of compensation necessary to attract and retain non-employee directors meeting our desired qualifications and market data from published surveys and from peer company proxy statements.
Accounting and tax considerations. Before 2006, the primary form of equity compensation that we awarded to our NEOs consisted of stock options. We selected this form of award because of the then favorable accounting and tax treatment and the expectation of employees in our industry. However, beginning in 2006, the accounting treatment of stock options changed as a result of Statement of Financial Accounting Standards No. 123(R) (now replaced by FASB Accounting Standards Codification Topic 718), making the accounting treatment of stock options less attractive as a form of employee compensation. As a result, since 2006 we have used stock appreciation rights, restricted stock, or a mix of the two for our NEOs.
Section 162(m). The committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs (excluding our Chief Financial Officer). Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our NEOs (excluding our Chief Financial Officer), unless the compensation is performance-based. The committee has examined our current executive compensation program and understands that occasionally some of the compensation paid to our NEOs (excluding our Chief Financial Officer) may not be deductible under Section 162(m) of the Internal Revenue Code. The committee believes that it is important to retain the flexibility to motivate performance through awards or programs that do not meet all of the rigid requirements of Section 162(m). However, the committee does not believe that the loss of any deductions will be likely to have a material negative financial impact on the company. The net impact on us for 2014 was approximately $1,184,650 – the amount of the taxes on compensation that was not deductible under Section 162(m) of the Code. The committee will continue to monitor the issue of deductibility, and make adjustments to our executive compensation programs as it feels appropriate and warranted.
Non-qualified deferred compensation. A more detailed discussion of our non-qualified deferred compensation program is provided below under the heading “Non-qualified deferred compensation for 2014.”
No employment agreements. We currently do not have employment agreements with our NEOs. But we have entered into key employee contracts with three of our NEOs. Additional information regarding those contracts is contained in the discussion under “Potential payments on termination or change in control” below.

SUMMARY COMPENSATION TABLE
The following table sets forth information regarding the compensation paid, distributed, or earned by or for our NEOs for fiscal years 2012 through 2014.

2014 SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (1) (2)	Stock Awards ($) (3)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston, President and CEO	2014	832,400	343,779	3,130,839	-	506,921	-	25,752	4,839,691
	2013	800,000	308,193	3,296,889	-	375,807	-	25,401	4,806,290
	2012	760,000	334,806	1,970,646	-	328,514	-	25,050	3,419,016
Mark E. Schell, Sr. V.P., Secretary and General Counsel	2014	437,000	138,711	1,356,537	-	186,289	-	26,664	2,145,201
	2013	420,000	135,891	1,427,209	-	138,109	-	26,313	2,147,522
	2012	400,000	150,000	985,347	-	115,268	-	25,962	1,676,577
David T. Merrill, Sr. V.P., CFO and Treasurer	2014	437,000	138,711	1,356,537	-	186,289	-	34,079	2,152,616
	2013	420,000	135,891	1,427,209	-	138,109	-	33,165	2,154,374
	2012	400,000	150,000	940,547	-	115,268	-	32,121	1,637,936
John Cromling, Executive V.P. - Drilling	2014	437,000	72,853	1,356,537	-	238,147	-	31,384	2,135,921
	2013	420,000	135,684	1,427,209	-	86,316	-	29,242	2,098,451
	2012	400,000	150,000	940,547	-	104,839	-	28,884	1,624,270
Bradford J. Guidry, Executive V.P. - Exploration	2014	437,000	155,172	1,356,537	-	134,828	-	24,252	2,107,789
	2013	420,000	136,721	1,427,209	-	203,279	-	23,901	2,211,110
	2012	400,000	150,000	1,074,895	-	140,439	-	23,550	1,788,884
Notes to table:

(1)
Compensation deferred at the election of an executive is included in the year earned. During 2012, 2013, and 2014, the NEOs deferred, on a discretionary basis, the following amounts of salary or bonus into our compensation deferral plans:

Name	Amounts Deferred
	Year	Salary($)	Bonus($)
Larry D. Pinkston	2014	4,162	18,257
	2013	4,000	18,838
	2012	3,800	18,700
Mark E. Schell	2014	21,675	18,211
	2013	20,832	18,805
	2012	24,500	14,000
David T. Merrill	2014	4,893	18,723
	2013	23,000	18,107
	2012	22,500	-
John Cromling	2014	9,870	11,969
	2013	9,700	13,129
	2012	9,500	13,000
Bradford J. Guidry	2014	96,140	69,592
	2013	92,400	82,260
	2012	127,000	15,500

(2)
The amounts in column (d) reflect the bonus amount earned in the year without regard to the year(s) those amounts were actually paid, and do not include amounts, if any, earned in prior years but paid in the stated year. All amounts listed were awarded and paid during the subsequent fiscal year, but are compensation for the year listed, and were paid at the discretion of the compensation committee.

(3)
For 2014, the amounts included in the “Stock Awards” column are the aggregate grant date fair value of these awards based on 95.75% payout for performance at the 58.30 percentile of the peer group, as computed in accordance with FASB ASC Topic 718 “Stock Compensation,” which excludes the effect of estimated forfeitures. For a discussion of the valuation assumptions used in calculating these values for 2014, see Notes 2 and 13 to our Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2014. The amount shown does not represent amounts paid to the NEOs. If performance had been at its highest level, the award payout would be at 150% and would be as follows:

	2014	2013	2012
Larry D. Pinkston	$1,911,040	$1,368,007	$989,958
Mark E. Schell	$828,033	$592,212	$494,979
David T. Merrill	$828,033	$592,212	$472,545
John Cromling	$828,033	$592,212	$472,545
Bradford J. Guidry	$828,033	$592,212	$540,061

(4)	Reflects performance-based component of cash bonuses.

(5)	We do not provide for preferential or above-market earnings on deferred compensation.

(6)	The table below shows the components of this column:

Name	Year	401(k) Match for stated Plan year ($)*	Personal Car Allowance ($)	Club Membership ($)	Total “All Other Compensation” ($)
Larry D. Pinkston	2014	18,252	7,500	-	25,752
	2013	17,901	7,500	-	25,401
	2012	17,550	7,500	-	25,050
Mark E. Schell	2014	18,252	7,500	912	26,664
	2013	17,901	7,500	912	26,313
	2012	17,550	7,500	912	25,962
David T. Merrill	2014	18,252	6,000	9,827	34,079
	2013	17,901	6,000	9,264	33,165
	2012	17,550	6,000	8,571	32,121
John Cromling	2014	18,252	4,995**	8,137	31,384
	2013	17,901	3,864**	7,477	29,242
	2012	17,550	3,893**	7,441	28,884
Bradford J. Guidry	2014	18,252	6,000	-	24,252
	2013	17,901	6,000	-	23,901
	2012	17,550	6,000	-	23,550

*	Our matching contribution is made in shares of our common stock.

**	Represents the imputed income attributable to Mr. Cromling's use of a company vehicle.

GRANT OF PLAN-BASED AWARDS FOR 2014
In 2014, the NEOs received the following plan-based awards:

GRANTS OF PLAN-BASED AWARDS FOR 2014
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
		Threshold ($)	Target ($)	Maxi-mum ($)	Thresh- old (# shares)	Target (# shares)	Maxi- mum (# shares)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Larry D. Pinkston	2/18/14				11,810	23,619	35,429				1,219,853
	2/18/14							35,428			1,910,986
		208,100	416,200	832,400
Mark E. Schell	2/18/14				5,117	10,234	15,351				528,558
	2/18/14							15,350			827,979
		76,475	152,950	305,900
David T. Merrill	2/18/14				5,117	10,234	15,351				528,558
	2/18/14							15,350			827,979
		76,475	152,950	305,900
John Cromling	2/18/14				5,117	10,234	15,351				528,558
	2/18/14							15,350			827,979
		76,475	152,950	305,900
Bradford J. Guidry	2/18/14				5,117	10,234	15,351				528,558
	2/18/14							15,350			827,979
		76,475	152,950	305,900
Notes to table:

(1)
These columns show the threshold, target, and maximum potential value of the payment for each NEO if certain performance objectives were achieved between January 1, 2014 and December 31, 2014. Actual payouts were made in February 2015 according to the performance levels reflected in the scorecards set forth starting on page 30 of this proxy statement. Based on scorecard performance, actual payouts were as follows: Mr. Pinkston, $506,921; Mr. Schell, $186,289; Mr. Merrill, $186,289; Mr. Cromling, $238,147; and Mr. Guidry, $134,828.

(2)
Reflects threshold, target, and maximum vesting levels for performance-based restricted stock granted under the Unit Corporation Stock and Incentive Compensation Plan. Actual vesting amounts will be determined based on performance outcomes during the three-year performance period that ends February 18, 2017. Threshold payout requires our 3-year TSR to be at the 40th percentile of the three-year TSR performance levels of the peer group. Target payout requires TSR performance at the 60th percentile of the peer group, and Maximum payout requires TSR performance at the 90th percentile of the peer group. For details on how TSR is calculated for these purposes, see “2014 long-term incentive awards,” page 25.

(3)
Represents time-vested shares of restricted stock granted under the Unit Corporation Stock and Incentive Compensation Plan. Shares will vest in three equal annual installments on March 9th of each of the years 2015 through 2017.

(4)	Grant date fair value of performance-based restricted stock if vesting occurs at 95.75% of target level, based on probable outcome of conditions on date of grant.
For 2014, 35% of our NEOs' total compensation consisted of salaries and annual bonuses and 65% consisted of restricted stock awards. For 2013, 32% of our NEOs' total compensation consisted of salaries and annual bonuses, and 68% consisted of restricted stock awards. For 2012, 38% of our NEOs' total compensation consisted of salaries and annual bonuses, and 62% consisted of restricted stock awards.
Of the restricted stock granted to all our NEOs in 2014, 64,555 shares are subject to performance-based conditions (calculated assuming that vesting occurs at the Target level), while the remaining 96,828 shares are only subject to the condition that the recipient must be employed with us on the vesting date in order to receive the shares. In the event of a change-in-control, any unvested shares immediately vest in the recipient. The recipient of each restricted stock award has all of the rights of a holder of shares of our common stock, including the right to vote those shares and to receive any cash dividends paid on them. The compensation committee may, however, determine that cash dividends be automatically reinvested in additional shares which become shares of restricted stock and are subject to the same restrictions and other terms of the award. To date, we have not issued dividends with respect to our common stock.

Amounts realizable from prior compensation did not affect the awards set forth above. There was no repricing involved with respect to any outstanding equity-based award or option.
OUTSTANDING EQUITY AWARDS AT END OF 2014
The following table shows outstanding equity awards at December 31, 2014 for each of the NEOs:

OUTSTANDING EQUITY AWARDS AT END OF 2014
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Larry D. Pinkston	23,716			51.76	12/12/16
	47,529			44.31	12/19/17
						75,665	2,580,177	59,911	2,042,965
Mark E. Schell	6,522			51.76	12/12/16
	17,427			44.31	12/19/17
						33,494	1,142,145	27,111	924,485
David T. Merrill	5,929			51.76	12/12/16
	15,843			44.31	12/19/17
						33,248	1,133,757	26,717	911,050
John Cromling	7,500			37.69	05/25/15
	4,348			51.76	12/12/16
	10,456			44.31	12/19/17
						33,248	1,133,757	26,717	911,050
Bradford Guidry	—					33,985	1,158,889	27,902	951,458
Notes to table:

(1)	Each option grant has a ten-year term. Exercise prices are determined using the closing market price of our common stock on the date of grant.

(2)
Vesting dates for unvested time-vesting restricted stock and unvested and unearned performance-based restricted stock are shown in the table below. Based on our performance as of December 31, 2014, the last trading day of the year, the number of shares of performance-based restricted stock shown to vest on March 9, 2015 reflects a projected payout for performance at the 75th percentile of the peer group, the number of shares of performance-based restricted stock shown to vest on March 9, 2016 reflects a projected payout for performance at the 60th percentile of the peer group (target), and the number of shares of performance-based restricted stock shown to vest on March 9, 2017 reflects a projected payout for performance at the 60th percentile of the peer group (target).

	Unvested Restricted Stock		Unvested and Unearned Performance-based Restricted Stock
Name	# Shares	Vesting Date	# Shares	Vesting Date
Larry D. Pinkston	37,334	3/9/15	17,375	3/9/15
	26,522	3/9/16	18,917	3/9/16
	11,809	3/9/17	23,619	3/9/17
Mark E. Schell	16,892	3/9/15	8,688	3/9/15
	11,486	3/9/16	8,189	3/9/16
	5,116	3/9/17	10,234	3/9/17
David T. Merrill	16,646	3/9/15	8,294	3/9/15
	11,486	3/9/16	8,189	3/9/16
	5,116	3/9/17	10,234	3/9/17
John Cromling	16,646	3/9/15	8,294	3/9/15
	11,486	3/9/16	8,189	3/9/16
	5,116	3/9/17	10,234	3/9/17
Bradford J. Guidry	17,383	3/9/15	9,479	3/9/15
	11,486	3/9/16	8,189	3/9/16
	5,116	3/9/17	10,234	3/9/17

(3)	Market value is determined based on a market value of our common stock of $34.10 the closing price of our common stock on the NYSE on December 31, 2014, the last trading day of the year.
OPTION EXERCISES AND STOCK VESTED TABLE FOR 2014
The table below shows information regarding options and stock awards exercised and vested, respectively, for the NEOs in 2014.

OPTION EXERCISES AND STOCK VESTED FOR 2014
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Larry D. Pinkston			36,536	2,264,867
Mark E. Schell			15,616	968,036
David T. Merrill			15,248	945,224
John Cromling			15,248	945,224
Bradford J. Guidry	14,131 (3)	221,038	15,985	990,910
Notes to table:

(1)	Value realized equals fair market value of the stock on date of exercise minus the option price times the number of shares exercised.

(2)	Value realized equals fair market value of the stock on date of vesting times the number of shares acquired.

(3)	Reflects face value of exercised Stock Appreciation Rights; net number of shares acquired after taxes and exercise price: 2,398 shares.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2014
We permit the NEOs and certain other employees to elect to receive a portion of their compensation on a deferred basis under our salary deferral plan (an unsecured, non-qualified, deferred compensation plan). To date, we have not provided matching contributions under this plan.
Under this plan, each participant may elect to defer up to 100% of his or her salary and any cash bonuses he or she may have earned.
A participant's deferrals under this plan (including earnings) are credited with investment gains and losses until the amounts are paid out. Account balances are deemed invested in phantom investments selected by the executive from an array of investment options that are similar to the funds in our 401(k) plan (excluding our common stock fund), subject to restrictions established by the plan administrator.
The following table presents the investment gain or loss (expressed as a percentage of rate of return) for each of the investment options under the plan for 2014.

FUND	PERCENTAGE RETURN
Columbia Dividend Opportunity Z Fund	9.99%
Oppenheimer International Growth Y Fund	-6.99%
LargeCap S&P 500 Index Inst. Fund	13.50%
LargeCap Growth I Inst Fund	8.65%
MidCap Value I Inst Fund	13.50%
MidCap S&P 400 Index Inst. Fund	9.51%
Janus Enterprise I Fund	12.01%
Neuberger Berman Genesis Institutional Fund	-0.05%
SmallCap S&P 600 Index Inst Fund	5.52%
Prudential Jennison Small Company Z Fund	8.10%
Dodge & Cox International Stock Fund	0.08%
American Funds New Perspective R6 Fund	3.56%
American Funds EuroPacific Growth R6 Fund	-2.29%
Goldman Sachs Small Cap Value Inst Fund	7.28%
Vanguard Target Retirement Income Inv Fund	5.54%
Vanguard Target Retirement 2010 Inv Fund	5.93%
Vanguard Target Retirement 2015 Inv Fund	6.56%
Vanguard Target Retirement 2020 Inv Fund	7.11%
Vanguard Target Retirement 2025 Inv Fund	7.17%
Vanguard Target Retirement 2030 Inv Fund	7.17%
Vanguard Target Retirement 2035 Inv Fund	7.24%
Vanguard Target Retirement 2040 Inv Fund	7.15%
Vanguard Target Retirement 2045 Inv Fund	7.16%
Vanguard Target Retirement 2050 Inv Fund	7.18%
Vanguard Target Retirement 2055 Inv Fund	7.19%
Vanguard Intermediate-Term Bond Index Adm. Fund	6.96%
BlackRock Total Return BlackRock Fund	8.18%
Principal Global Investors Money Market Inst. Fund	0.00%
At the participant's election, the plan balance may be paid as a lump sum or annual installments over a period of up to 10 years, or in monthly installments for a period of up to five years. Despite the foregoing, a participant may elect to receive a lump sum distribution from the plan in the event of certain severe financial hardships. The amount of any hardship distribution may not exceed the amount necessary to satisfy the hardship.

The following table shows the NEOs' contributions, earnings and account balances in our non-qualified plan as of December 31, 2014.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2014
Name	Executive Contributions in 2014 (1) ($)	Registrant Contributions in 2014 (2) ($)	Aggregate Earnings in 2014 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2014 (1) (3) ($)
(a)	(b)	(c)	(d)	(e)	(f)
Larry D. Pinkston	-	-	20,719	-	1,199,174
Mark E. Schell	17,480	-	33,209	-	638,501
David T. Merrill	-	-	20,330	-	284,142
John Cromling	-	-	-	-	-
Bradford J. Guidry	145,400	-	34,286	-	585,788
Notes to table:

(1)
Only Messrs. Schell and Guidry contributed to the non-qualified deferred compensation plan in 2014. Column (b) amounts are those designated by the NEOs for deferral from 2014 compensation to their respective non-qualified deferred compensation accounts. Amounts that appear in both the Non-Qualified Deferred Compensation Table and the Summary Compensation Table for 2014 are set forth in the table below. The table below also quantifies the amounts in the “Aggregate Balance” column (column (f) above)) that represent salary or bonus reported in the Summary Compensation Tables for proxy statements in prior years, as well as the annual rate of return earned by the NEOs during 2014.

Name	Amount included in both Non-qualified Deferred Compensation Table and 2014 Summary Compensation Table ($)	Amount included in Non-qualified Deferred Compensation Table previously reported in prior years' Summary Compensation Tables ($)	Annual Rate of Return for 2014 (%)
Larry D. Pinkston	-	706,831	1.76%
Mark E. Schell	17,480	233,178	5.56%
David T. Merrill	-	155,642	7.71%
John Cromling	-	-	-
Bradford J. Guidry	145,400	218,202	6.86%

(2)	We do not make contributions to our non-qualified deferral plan.

(3)
The aggregate balances represent 2014 executive contributions and associated earnings, as well as amounts that the NEOs earned but elected to defer, plus earnings or losses from prior years' participation in this plan.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The discussion below provides a summary of the various plans and contracts under which each of the NEOs would be entitled to certain compensation in the event of termination of that executive's employment.
We have single-trigger provisions in the plans that apply equally to all salaried full-time employees, including all of our NEOs (see Separation Benefit Plan, Unit Corporation Amended and Restated Stock Option Plan, Unit Corporation Stock and Incentive Compensation Plan, and Unit Corporation Annual Performance Bonus Plan, as described below). The key employee contracts that currently apply to three of our NEOs contain double-trigger provisions. It is our belief that any plan that we maintain that contains change-in-control provisions benefits the company by enhancing the quality and stability of our workforce, since those benefits serve as incentives to our employees to remain with the company. The single-trigger provision in the broader-based plans are intended to avoid the potential ambiguity or confusion that might result on the part of the participants in those plans should a change in control occur. Given the involvement and position of the three individuals under the key employee contracts, it is believed that they are in a better position to monitor and evaluate the implementation of the second trigger mechanism during the period after a change-in-control.
The amounts that would actually be paid out can only be determined at the time of the executive's separation from service, and may well be different than the figures set forth below. This discussion is qualified entirely by the terms of the applicable plan documents.

SEPARATION BENEFIT PLAN
On December 20, 1996, effective as of January 1, 1997, our board adopted the Separation Benefit Plan of Unit Corporation and Participating Subsidiaries. This plan is generally applicable to all of our full-time salaried employees and to the salaried employees of our subsidiaries, who have been with their employer for at least one year. Subject to the terms of the plan, any eligible employee whose employment is terminated is entitled to receive a separation benefit in an amount calculated by dividing the eligible employee's average annual base salary in effect 12 months before the employee's separation by 52 to determine a weekly separation benefit amount. The number of weekly separation benefit payments then payable to an eligible employee is calculated based on the employee's years of service in accordance with a schedule set forth in the plan. Employees who voluntarily leave their employment are not entitled to receive a separation benefit unless they have completed at least 20 years of service. Any eligible employee who has completed 20 years of service or more is vested in his or her separation benefit, subject to fulfilling the other requirements of the plan. Separation benefit payments are limited to a maximum of 104 weekly payments. The plan also provides that, unless otherwise provided by our board before a change in control of the company, as defined in the plan, all eligible employees shall be vested in their separation benefit as of the date of the change in control based on their years of service. As a condition to receiving the separation benefits, employees must sign a separation agreement waiving certain claims the employee may have against the company or its subsidiaries.
This table identifies the amounts that would be due to each of our NEOs, assuming that these amounts were determined as of December 31, 2014.

Estimated Benefit Amounts as of December 31, 2014
Name	Amount Due Under Plan($) *
Larry D. Pinkston	1,664,800
Mark E. Schell	874,000
David T. Merrill	369,769
John Cromling	571,461
Bradford J. Guidry	874,000

*	Assumes for purposes of this disclosure only that the amount shown has either vested under the terms of the plan or that a change in control of the company (as defined in the plan) has occurred.
CHANGE-IN-CONTROL ARRANGEMENTS
Unit Corporation Amended and Restated Stock Option Plan. As provided for in option agreements entered into under the terms of the Unit Corporation Amended and Restated Stock Option Plan, all stock options vest immediately in the event of a change in control of the company. A change in control is deemed to have occurred at the time any person or group, other than the company or an “Exempt Person,” is or becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities. An Exempt Person is generally defined to be any person (or estate or trust of such person) who, on the date of the plan, owned securities representing more than 20% of the combined voting power of our then outstanding securities, and any spouse, parent or issue of such person. Although awards are no longer being granted under this plan, one of our NEOs has an outstanding option award under this plan that will expire in May 2015.
Unit Corporation Stock and Incentive Compensation Plan. Unless the successor company assumes or replaces them (and there is no termination of employment within twelve months* of a change of control), the restricted shares of stock and the stock appreciation rights awards granted under the Unit Corporation Stock and Incentive Compensation Plan vest immediately in the event of a change in control of the company. Under that plan as currently in effect, a change in control is generally defined as:

(1)
Any individual, entity or group acquiring beneficial ownership of 20% or more of either the outstanding shares of the company's common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)
Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•
all or substantially all of the beneficial owners of the company's then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;

•	no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company's board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.
*Note: Under amendments proposed to this plan at this annual meeting, the time within which an adverse employment decision could be made that would render the awards accelerated even if a successor company intends to replace them is extended from 12 to 24 months. For details on all the amendments proposed, please see voting Item 3 on page 54 of this proxy statement.
Unit Corporation Annual Performance Bonus Plan. Under this plan as currently in effect, a change in control occurs when a natural or corporate person acquires 20% or more of either (i) the then outstanding shares of common stock of the company, or (ii) the combined voting power of the then outstanding voting securities of the company. The following circumstances are not considered a change in control for purposes of this plan:

•	any acquisition directly from the company;

•	any acquisition by the company;

•	any acquisition by any employee benefit plan or related trust sponsored/maintained by the company or an affiliate of the company; or

•	any acquisition related to a statutory reorganization, merger, share exchange or sale of all or substantially all of the company's assets where:

•
all of the beneficial owners of the company's stock just prior to and just after the transaction continue to own more than 60% of the stock and voting power in substantially the same proportion to their pre-transaction interests; and

•	no person beneficially owns 20% or more of the stock result or voting power of the combined organization except to the extent they did so before the transaction; and

•	at least a majority of the board of the new entity were members of the board of the previous entity.
Any participants in the performance bonus plan at the time of a change in control will receive a minimum award that is the greatest of:

•	the amount of the performance bonus award received by the participant for the performance period ending before the calendar year of the change in control; or

•	the amount that would be payable to the participant assuming the company achieved the target level of the performance objectives for the performance period; or

•
the award amount that would be payable to the participant based on the company's actual performance and achievement of applicable performance objectives for the performance period through the date of the change in control.

If, between the date of payment of an award under the performance bonus plan and the date of a change in control, an employee is terminated without cause by the employer or by good reason at the employee's election, the participant is entitled to receive their scheduled performance bonus award, except that if such employee is also a party to a key employee change-in-control contract, then that employee's award will be the greater of the amount they would receive under the terms of the performance bonus plan or the amount they would receive under the change-in-control contract. Cause is defined as willful and continued failure to perform substantially the employee's duties (except for illness) after written demand for performance identifying nature of defective performance or willfully engaging in illegal or gross misconduct that materially and demonstrably injures the company.
Key Employee Contracts. We have entered into key employee change-in-control contracts with Messrs. Pinkston, Schell, and Merrill. These contracts have an initial three-year term that is automatically extended for one year on each anniversary, unless a notice not to extend is given by us. If a change in control of the company (as defined below) occurs during the term of the contract, then the contract becomes operative for a fixed three-year period. The contracts generally provide that the executive's terms and conditions of employment (including position, work location, compensation and benefits) will not be adversely changed during the three-year period after a change in control. If the executive's employment is terminated by the company (other than for cause, death or disability), the executive terminates for good reason during the three-year period, or the executive terminates employment for any reason during the 30-day period following the first anniversary of the change in control, and on certain terminations before a change in control or in connection with or in anticipation of a change in control, the executive is generally entitled to receive from the company in a lump sum the following payment and benefits:

•	earned but unpaid compensation;

•	up to three times the executive's base salary plus annual bonus (based on historic annual bonus); and

•	the company matching contributions that would have been made had the executive continued to participate in the company's 401(k) plan for up to an additional three years.
In addition, the contract provides for a continuation of various medical, dental, disability and life insurance plans for a period of up to three years, outplacement services and the payment of all legal fees and expenses incurred by the executive in enforcing any right or benefit provided by the contract. The contract provides that the executive is entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under Section 4999 of the Code.
As a condition to receipt of these severance benefits, the executive must remain in the employ of the company and render services commensurate with his position. The executive must also agree to retain in confidence any and all confidential information known to him concerning the company and its business so long as the information is not otherwise publicly disclosed. As of the date of this proxy statement, no amounts have been paid under these contracts.
For purposes of these contracts, a change in control is generally defined as:

(1)
Any individual, entity or group acquiring beneficial ownership of 15% or more of either the outstanding shares of the company's common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)
Individuals who constitute the board on the date thereof cease to constitute a majority of the board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board;

(3)
Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combination:

•
all or substantially all of the beneficial owners of our outstanding common stock before the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

•	no person, entity or group owns 15% or more of the outstanding voting securities of the corporation resulting from the business combination; and

•	at least a majority of the board of the company resulting from the business combination were members of the company's board prior to the business combination; or

(4)	Approval by our stockholders of a complete liquidation or dissolution of the company.
PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL TABLE
The following table sets forth quantitative information with respect to potential payments to be made to each of the NEOs or their beneficiaries on termination under various circumstances, assuming termination on December 31, 2014. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of certain agreements we have made with some of the NEOs. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement above. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive. Actual amounts would only be known at the time they would become due under the plan(s) or agreement.
The amounts presented in the table below are in addition to each of the NEO's deferred compensation noted in the “Non-qualified deferred compensation for 2014” table on page 41.

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability $	Voluntary Termination or Retirement $	Change in Control Without Termination $	Termination by Company for Cause $	Termination by Company Without Cause Unrelated to Change in Control $	Termination by Company or by Executive for Good Reason After Change in Control $	Termination by Executive Without Good Reason After Change in Control $
Larry D. Pinkston
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	2,497,200	-
Bonus under contract formula (1)	-	-	-	-	-	2,052,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up (2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	54,756	-
Health Insurance (3)	-	-	-	-	-	26,509	-
Disability Insurance (3)	-	-	-	-	-	2,637	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (4)	4,504,644	-	4,504,644	-	-	4,504,644	4,504,644
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	1,664,800	1,664,800	-	-	1,664,800	1,664,800	1,664,800
	6,169,444	1,664,800	4,504,644	-	1,664,800	10,832,546	6,169,444
Mark E. Schell
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	1,311,000	-
Bonus under contract formula (1)	-	-	-	-	-	822,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up (2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	54,756	-
Health Insurance (3)	-	-	-	-	-	42,404	-
Disability Insurance (3)	-	-	-	-	-	2,637	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (4)	1,832,877	-	1,832,877	-	-	1,832,877	1,832,877
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	874,000	874,000	-	-	874,000	874,000	874,000
	2,706,877	874,000	1,832,877	-	874,000	4,969,674	2,706,877

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability $	Voluntary Termination or Retirement $	Change in Control Without Termination $	Termination by Company for Cause $	Termination by Company Without Cause Unrelated to Change in Control $	Termination by Company or by Executive for Good Reason After Change in Control $	Termination by Executive Without Good Reason After Change in Control $
David T. Merrill
Key Employee Contract Payments:
Salary under contract formula (1)	-	-	-	-	-	1,311,000	-
Bonus under contract formula (1)	-	-	-	-	-	822,000	-
Previously-earned but unpaid bonus amounts	-	-	-	-	-	-	-
Tax Gross-up (2)	-	-	-	-	-	-	-
36 months 401(k) company match	-	-	-	-	-	54,756	-
Health Insurance (3)	-	-	-	-	-	29,544	-
Disability Insurance (3)	-	-	-	-	-	2,637	-
Outplacement Services	-	-	-	-	-	30,000	-
Stock Awards (4)	1,813,747	-	1,813,747	-	-	1,813,747	1,813,747
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	369,769	-	-	-	369,769	369,769	369,769
	2,183,516	-	1,813,747	-	369,769	4,433,453	2,183,516
John Cromling
Stock Awards (4)	1,813,747	-	1,813,747	-	-	1,813,747	1,813,747
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	571,461	571,461	-	-	571,461	571,461	571,461
	2,385,208	571,461	1,813,747	-	571,461	2,385,208	2,385,208
Bradford J. Guidry
Stock Awards (4)	1,871,205	-	1,871,205	-	-	1,871,205	1,871,205
Option and SARs Awards	-	-	-	-	-	-	-
Separation Benefit Plan Payment	874,000	874,000	-	-	874,000	874,000	874,000
	2,745,205	874,000	1,871,205	-	874,000	2,745,205	2,745,205
Notes to Table:

(1)
It is assumed for purposes of these calculations that all year-to-date accrued salary, bonus and vacation pay is current as of December 31, 2014. This calculation represents the product of 3 and the sum of:

(i)	the executive officer's annual base salary, as defined, and

(ii)	the highest annual bonus (as determined under the agreement).

(2)
The estimated tax gross up is based on the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits above each individual's average five-year W-2 earnings times 3. This estimate is made as of December 31, 2014. For Messrs. Pinkston, Schell and Merrill, payment due under change-in-control provisions did not exceed their respective base amounts times 3.

(3)
The amount for health and disability coverage was determined by assuming that the rate of cost increases for coverage equals the discount rate applicable to reduce the amount to present value as of December 31, 2014.

(4)
The value of restricted stock assumes a fair market value for our common stock of $34.10, the closing price of our common stock on the NYSE on December 31, 2014. All performance-based restricted stock has been assumed to vest at target. Target means performance at the 60th percentile of the peer group, which pays at 100% of the face value of the performance-based component of the award.

RELATED PERSON TRANSACTIONS

OUR RELATED PERSON TRANSACTION POLICY
Our board has adopted a policy and procedures for the review, approval or ratification of related person transactions (as defined below) which is set forth in our Policy and Procedures with Respect to Related Person Transactions (the “Policy”).
For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest, other than (1) transactions in which the amount involved does not exceed $120,000, (2) transactions available to employees generally, or (3) transactions involving compensation approved by the company's compensation committee.
For purposes of the Policy, a “related person” means (1) any person who is, or at any time since the beginning of the company's last fiscal year was, a director or executive officer of the company or a nominee to become a director of the company, (2) any person who is known to be the beneficial owner of more than 5% of our voting securities, (3) any immediate family member of any of the above persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner, and (4) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater ownership or economic interest.
Our audit committee is responsible for reviewing and approving (or prohibiting) any transaction that is determined by our general counsel to constitute a related person transaction. The audit committee will consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to (1) the benefits to the company, (2) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer, (3) the availability of other sources for comparable products or services, (4) the terms of the transaction, and (5) the terms available to unrelated third parties or to employees generally. No member of the audit committee will participate in any review, consideration or approval of any related person transaction with respect to which such member or any of his or her immediate family members is the related person. The audit committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the company and its stockholders, as the audit committee determines in good faith.
CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND ITS OFFICERS, DIRECTORS, NOMINEES FOR DIRECTOR AND THEIR ASSOCIATES
Chairman John Nikkel is a 6.5% owner of Toklan Oil and Gas Company, an oil and gas exploration and production company located in Tulsa, Oklahoma. Mr. Nikkels' son Robert Nikkel is Toklan's President and he owns approximately 35% of the company. In 2014, in the ordinary course of business, our drilling subsidiary Unit Drilling Company ("UDC") drilled two wells for Toklan under standard daywork drilling contract terms and comparable rates generally available to all similarly situated customers in the same general drilling area. Total drilling costs for 2014 activities were $1,392,076, and additional drilling costs billed in the first quarter of 2015 were $448,829. Toklan owned a 50% interest in one of the wells and a 42% interest in the other well. Also in 2014, in the ordinary course of business, our exploration and production subsidiary Unit Petroleum Company ("UPC") paid Toklan $190,988 in royalties, and Toklan paid UPC $5,219 in royalties. Additionally, Toklan has agreed to purchase for $475,000 an inactive (since 2009) gathering system owned by our midstream subsidiary Superior Pipeline Company, L.L.C. (SPC). That transaction is expected to close in the first half of 2015. SPC has determined that the capital required to re-activate the system will not provide adequate returns based on future cash flow potential. If not sold to Toklan, the system otherwise would be included in a multi-system asset sales package in which little value would be assigned to it. Based on their respective ownership interests (and in the case of the wells drilled for Toklan, Toklan's ownership interest in the wells), the amount of all actual and proposed 2014 and 2015 activity between Toklan and our operating segments deemed to be attributable to the interest of John Nikkel is $99,401, and the amount deemed attributable to Robert Nikkel's interest is $536,881. All transactions have been ratified and approved by the audit committee and the board.
Director Bailey Peyton IV serves as Manager and majority owner of Peyton Royalties, LP, a family-controlled limited partnership that owns royalty rights in oil and gas wells in several states. The company, through its UPC subsidiary, and in the ordinary course of business, paid royalties during 2014, primarily due to its status as successor in interest to prior transactions and as operator of the wells involved and, in some cases, as lessee, with respect to certain wells in which Mr. Peyton, members of his family, and Peyton Royalties, LP, have an interest. Total royalty payments to those entities during 2014 were approximately $1.3 million, 99.5% of which is attributable to Mr. Peyton's interest in the proceeds.  These transactions have been ratified and approved by the audit committee and the board.
REPORT OF THE AUDIT COMMITTEE

The SEC rules require that we include in our proxy statement a report from the board's audit committee. The following report concerns that committee's activities regarding oversight of our financial reporting and auditing process.
The audit committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. Our management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.
In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in our annual report on Form 10-K for 2014 with our management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the committee under generally-accepted auditing standards, including matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board (PCAOB). The committee has discussed with the independent registered public accounting firm the auditors' independence from management, including the implications of the SEC regulations regarding the provisions of non-audit services by the independent registered public accounting firm and determined that the provisions of the non-audit services were not inconsistent with the independent registered public accounting firm's status as an independent registered public accounting firm. In addition, the committee received the written disclosures and letter from the independent registered public accounting firm required by PCAOB Rule 3526.
The committee also reviewed the report of management contained in our annual report on Form 10-K for the year 2014 filed with the SEC, as well as PricewaterhouseCoopers LLP's Report of Independent Registered Public Accounting Firm (included in our annual report on Form 10-K). This report related to its audit of (i) the consolidated financial statements, and (ii) the effectiveness of internal control over financial reporting.
Based on review and discussions with management and the independent registered public accounting firm, the committee recommended to the board that the company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The committee also discussed the interim financial information contained in each quarterly earnings announcement and Form 10-Q with our chief financial officer and independent registered public accounting firm before public release.
The board and the audit committee believe that the audit committee's current member composition satisfies the rule of the NYSE that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by applicable NYSE rule. Each member of the committee is financially literate, knowledgeable, and qualified to review financial statements. For additional information on the qualifications and business experience of our audit committee members, see the entries for the individual committee members in the “Director Qualifications” section that begins on page 11. The board has determined that Steven B. Hildebrand, Gary R. Christopher and Larry C. Payne qualify as “audit committee financial experts” under the rules of the SEC. During the year 2014, the committee met 10 times. See “Audit Committee” on page 10 as well as our audit committee charter posted on our website at http://www.unitcorp.com/files/Audit-Committee-Charter-6-17-14.pdf for additional information about the role of our audit committee.
Members of the Audit Committee:
Steven B. Hildebrand – Chairman
William B. Morgan
Gary R. Christopher
J. Michael Adcock
Larry C. Payne

PRINCIPAL ACCOUNTANT FEES AND SERVICES

On or before the date of its April 2015 committee meeting, the audit committee expects to have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.
FEES INCURRED FOR PRICEWATERHOUSECOOPERS LLP
The following table shows the fees for professional audit services provided by PricewaterhouseCoopers LLP for the integrated audit of the company's annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services during those years.

	2014 ($)	2013 ($)
Audit Fees (1)	727,000	691,000
Audit-Related Fees (2)	364,000	110,145
Tax Fees (3)	96,110	13,700
All Other Fees	—	—
Total	1,187,110	814,845
Notes to table:

(1)
Audit fees represent fees for professional services provided in connection with the integrated audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with the issuance of consents and assistance with review of documents filed with the SEC.

(2)
Audit-related fees consisted primarily of services provided in connection with audits of an employee benefit plan and oil and gas partnerships. For 2014, $250,000 in fees were incurred for the stand-alone audit of one of the company's subsidiaries.

(3)
For fiscal 2014 and 2013, respectively, tax fees principally included tax compliance fees of $12,200 and $12,450. For 2014, $83,910 in fees were incurred for tax advice, and $1,250 in tax advice fees were incurred in 2013.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Before incurring the following, management will submit a list of services and related fees expected to be rendered by our independent registered accounting firm during that year within each of the following four categories of services to the audit committee for approval:

(1)
Audit services include audit work performed on the financial statements, internal control over financial reporting, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and reporting standards.

(2)
Audit-related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)
Tax services include all services, except those services specifically related to the audit of the financial statements performed by the independent registered public accounting firm's tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

(4)	Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent registered public accounting firm.
The audit committee pre-approves the independent registered public accounting firm's services within each category. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances (subject to certain de minimus exceptions), the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may (and has at various times in the past) delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors (none of whom was or had been an officer or employee of the company or any of its subsidiaries) served on the compensation committee during the full course of fiscal year 2014: J. Michael Adcock, William B. Morgan, Steven B. Hildebrand, and Gary R. Christopher. There were no related party transactions between members of the compensation committee or their affiliated companies and the company or its subsidiaries during 2014. There were no committee interlocks with other companies within the meaning of the SEC's rules during 2014.
ITEMS TO BE VOTED ON

ITEM 1:	ELECTION OF DIRECTORS
Item 1 is the election of three directors to the board. Our Amended and Restated Certificate of Incorporation provides that the number of directors on our board may not be less than three nor more than ten. Our board currently is composed of nine members, with a vacancy in Class II. It is divided into three classes each serving for a three-year term. Classes I and II consist of three directors and Class III consists of four directors. At each annual meeting, the term of one class expires. The term of service for those named directors serving in Class I expires at this meeting. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. Each director named on the ballot for election has agreed to serve if elected, and to be named in this proxy statement.
If any director resigns, dies or is otherwise unable to serve out his or her term, or the board increases the number of directors, the board may fill the vacancy or elect the new director.
The board of directors unanimously recommends that you vote FOR each of:
John G. Nikkel,
Robert J. Sullivan Jr., and
Gary R. Christopher.

Nominees for Director
Terms expiring at 2015 annual meeting (Class I)	John G. Nikkel Age 80 Director since 1983
Mr. Nikkel joined the company as its President, Chief Operating Officer and a director in 1983. He was elected its CEO in July 2001 and Chairman of the Board in August 2003. Mr. Nikkel retired as an employee and as the CEO of the company on April 1, 2005. He currently holds the position of Chairman of the Board. From 1976 until January 1982 when he co-founded Nike Exploration Company, Mr. Nikkel was an officer and director of Cotton Petroleum Corporation, serving as the President of Cotton from 1979 until his departure. Before joining Cotton, Mr. Nikkel was employed by Amoco Production Company for 18 years, last serving as Division Geologist for Amoco's Denver Division. Mr. Nikkel presently serves as President and a director of Nike Exploration Company, a family-owned oil and natural gas investment company, of which Toklan Oil and Gas Company is an affiliate. Mr. Nikkel received a Bachelor of Science degree in Geology and Mathematics from Texas Christian University.

Robert J. Sullivan Jr. Age 69 Director since 2005
Mr. Sullivan is, and since 1975 has been, a Principal with Sullivan and Company LLC, a family-owned independent oil and natural gas exploration and production company founded in 1958, and he has served as a manager of that company since approximately 1995. He is also the Founder (1989) of Lumen Energy Corporation, serving as its Chairman and CEO from inception to the time of its sale in 2004. Mr. Sullivan was appointed to Oklahoma Governor Frank Keating's Cabinet as Secretary of Energy in March 2002. He received a BBA from the University of Notre Dame, and a MBA from the University of Michigan. Mr. Sullivan is a Board Member of the Oklahoma Independent Petroleum Association, St. John Medical Center, St. Joseph Residence, and former Board Member of University of Notre Dame Alumni Association, Catholic Charities and Gatesway Foundation. He also is Trustee for the Monte Cassino Endowment Trust, a Member of the University of Notre Dame Irish Studies Advisory Council and Past Chairman of the following School Boards: Cascia Hall Preparatory School, Monte Cassino School and School of St. Mary.

Gary R. Christopher Age 65 Director since 2005
Mr. Christopher is engaged in personal investments and consulting and has been for more than five years. From August 1999 to January 2004, he served as President and CEO of PetroCorp Incorporated (a public oil and natural gas exploration company), and from March 1996 to August 1999 he served as the Acquisition Coordinator of Kaiser-Francis Oil Company. His other past professional experience includes serving as Vice President of Acquisitions for Indian Wells Oil Company, Senior Vice President and Manager of the Energy Lending Division of First National Bank of Tulsa and from 1991 to 1996 Senior Vice President and Manager of Energy Lending for Bank of Oklahoma. Previous to that, Mr. Christopher worked for Amerada Hess Corporation as a Reservoir Engineer and for Texaco, Inc. as a Production Engineer. Mr. Christopher is a member of the Society of Petroleum Engineers and the Oklahoma Independent Petroleum Association. Mr. Christopher received a B.S. degree in Petroleum Engineering from the University of Missouri at Rolla. Mr. Christopher is a past Director of the Petroleum Club of Tulsa, Middle Bay Oil Company, Three Tech Energy, and PetroCorp Incorporated. He currently serves as an advisory director of Commerce Bank, Tulsa, part of Commerce Bancshares (Nasdaq: CBSH).

Continuing Directors
Terms expiring at 2016 annual meeting (Class II)	William B. Morgan Age 70 Director since 1988
Mr. Morgan was elected a director of the company in 1988. Mr. Morgan is engaged in personal investments and volunteer activities and has been for more than five years. Mr. Morgan retired in June 2007 from his position as Executive Vice President and General Counsel of St. John Health System, Inc., Tulsa, Oklahoma, and President of its principal for-profit subsidiary Utica Services, Inc., which positions he had held since 1995. Prior to joining St. John, he was Partner in the law firm of Doerner, Saunders, Daniel & Anderson, Tulsa, Oklahoma, and served as Adjunct Professor of Law at the University of Tulsa College of Law, where he taught Securities Regulation. During 1968 and 1969, he served as a United States Army Officer in Vietnam and was awarded several medals including the Bronze Star. Mr. Morgan has an undergraduate degree from Muhlenberg College, Allentown, Pennsylvania, and a Juris Doctor from the University of Tulsa College of Law. Mr. Morgan is a member of numerous professional and Bar associations and various federal Bars including the United States Supreme Court. He has been listed in Who's Who in American Law, Who's Who in American Education and The Best Lawyers in America. Mr. Morgan is a Fellow of the American College of Healthcare Executives and a Dispute Resolution Arbitrator with the Financial Industry Regulatory Authority.

Larry D. Pinkston Age 60 Director since 2004
Mr. Pinkston joined the company in December 1981. He had served as Corporate Budget Director and Assistant Controller before being appointed Controller in February 1985. In December 1986, he was elected Treasurer and was elected to the position of Vice President and Chief Financial Officer in May 1989. In August 2003, he was elected to the position of President. He was elected a director by the board in January 2004. In February 2004, in addition to his position as President, he was elected to the office of Chief Operating Officer. Effective April 1, 2005, Mr. Pinkston was elected to the additional position of CEO. He holds a Bachelor of Science Degree in Accounting from East Central University of Oklahoma.

Terms Expiring at 2017 annual meeting (Class III)	J. Michael Adcock Age 66 Director since 1997
Mr. Adcock has been a licensed attorney since 1974, and has served since 1997 as co-trustee of the Don Bodard Trust, a private business trust dealing in real estate, oil and natural gas properties, and other equity investments. Mr. Adcock is also Chairman of the Board of the privately-owned Arvest Bank, Shawnee, Oklahoma, and a director, finance chair, and compensation committee member of the board of the nonprofit Avedis Foundation (successor to Community Health Partners, Inc.), positions he has held (with those entities or their predecessors) for more than five years. Mr. Adcock has been a co-owner of Central Disposal, LLC, a solid waste management company with operations in central Oklahoma, since 2009, and was elected as Chairman of the Board in 2014. Between 1997 and September 1998, Mr. Adcock was the Chairman of the Board of Ameribank and President and CEO of American National Bank and Trust Company of Shawnee, Oklahoma, and Chairman of AmeriTrust Corporation, Tulsa, Oklahoma. Before holding these positions, Mr. Adcock was engaged in the private practice of law, and served as General Counsel for Ameribank Corporation.

Steven B. Hildebrand Age 60 Director since 2008
Mr. Hildebrand was elected as a director in October 2008. Since March 2008, he has been engaged in personal investments. Mr. Hildebrand retired in 2008 from Dollar Thrifty Automotive Group, Inc. (NYSE: DTG), a car rental business, where he served as Executive Vice President and Chief Financial Officer since 1997. Prior to that, Mr. Hildebrand served as Executive Vice President and Chief Financial Officer of Thrifty Rent-A-Car System, Inc., a subsidiary of Dollar Thrifty. Mr. Hildebrand joined Thrifty Rent-A-Car System, Inc. in 1987 as Vice President and Treasurer and became Chief Financial Officer in 1989. Mr. Hildebrand was with Franklin Supply Company, an oilfield supply business, from 1980 to 1987 where he held several positions including Controller and Vice President of Finance. From 1976 to 1980, Mr. Hildebrand was with the accounting firm Coopers & Lybrand, most recently as Audit Supervisor. Mr. Hildebrand has been designated by the board of directors as an audit committee financial expert. Mr. Hildebrand has served on boards for several charitable organizations in the Tulsa community.

Larry C. Payne Age 67 Director since 2011
Mr. Payne is President and Chief Executive Officer of LESA and Associates, LLC, a private investment and consulting firm, a position he has held since he started that firm in June of 2011. From December 1, 2012 to September 8, 2013, Mr. Payne also served as Interim President of Magnum NGLs, LLC, a private company engaged in natural gas liquids storage in Delta, Utah. From April 2010 to April 2011, Mr. Payne served as President and Chief Operating Officer of Lansing NGL Services Natural Gas Liquids Division, a division of Lansing Trade Group, LLC, a commodities trading company located in Overland Park, Kansas. From August 2009 to April 2010, Mr. Payne provided energy consulting services to private clients interested in the midstream energy business. From 2003 until August 2009 Mr. Payne served as President and Chief Operating Officer of SemStream, L.P., a midstream energy company engaged in natural gas liquids supply and marketing. Before joining SemStream, Mr. Payne served as Vice President of Commodity Management for Williams Midstream Marketing and Risk Management, LLC., and before that he served as Vice President of Natural Gas Liquids Supply, Trading and Risk Management for Texaco NGL. During his earlier years of service, Mr. Payne held numerous other positions in the energy industry including executive positions with Enterprise Products, Aux Sable Liquid Products and Ferrellgas. Mr. Payne received a B.S. in Business Administration from Grambling State University, and an MBA from Texas Southern University with a concentration in Finance and Economics. Mr. Payne currently serves on the board of directors and audit committee of Buckeye Partners GP, LLC, general partner of the NYSE-listed limited partner Buckeye Partners, LP. Mr. Payne currently serves on the board of directors for the following non-profit organizations: the Wayman Tisdale Foundation, the Board of Trustees for the Metropolitan Baptist Church, and Big Brothers Big Sisters of Oklahoma.

G. Bailey Peyton IV Age 59 Director since 2011
Since 1985, Mr. Peyton has been President of Peyton Holdings Corporation (formerly Peyton Oil and Gas), a Canadian, Texas company he formed in 1985 for purposes of buying land, minerals, and royalties. Since 2009, Mr. Peyton has owned and served as President and managing member of Perryton Feeders, LLC, a cattle feeding business in Perryton, Texas. Also since 2009, Mr. Peyton has owned and served as President of Cuatro Cattle Company, a cattle ranching operation in Canadian, Texas. Since 2007, Mr. Peyton has served as President and co-owner of Upland Resources, LLC, a Canadian, Texas oil and gas exploration company that began actively drilling in the Texas Panhandle in 2012. From 1984 to 2007, Mr. Peyton served as President of Upland Resources, Inc., an oil and natural gas exploration company he founded and later sold. Mr. Peyton currently serves on the board of directors of Happy State Bank in Amarillo, Texas, and The Citadelle Art Foundation in Canadian, Texas. Mr. Peyton is a past President of the Panhandle Association of Landmen, Amarillo, Texas.

The following table identifies our executive officers who are not directors as well as certain executive officers of our subsidiaries.

Name and Age as of the 2015 Annual Meeting	Position, Principal Occupation, Business Experience and Directorships
Mark E. Schell - Age 58	Senior Vice President, General Counsel and Secretary
David T. Merrill - Age 54	Senior Vice President, Treasurer and Chief Financial Officer
John H. Cromling - Age 67	Executive Vice President of Unit Drilling Company
Bradford J. Guidry - Age 59	Executive Vice President of Unit Petroleum Company
Robert H. Parks Jr. - Age 60	President and Manager of Superior Pipeline Company, L.L.C.

ITEM 2:	ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY ON PAY”)
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. We have chosen to provide our stockholders the opportunity to vote on our executive compensation once a year, in accordance with the frequency vote of our stockholders.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our NEOs with the interests of our stockholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. The choices we make with respect to our NEOs’ compensation seek to balance our goal of paying fair, reasonable, and competitive compensation with our goal of attracting and retaining talented and motivated professionals in our industry. We believe the compensation package we have described in this proxy statement achieves that balance.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the company, our board, or the compensation committee of the board. To the extent there is any significant vote against our NEO compensation as disclosed in this proxy statement, the compensation committee will evaluate whether any actions are necessary to address the concerns of stockholders. The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this proposal. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table, and the other related tables and disclosure.”
The board of directors unanimously recommends a vote FOR the approval of the compensation of our NEOs, as disclosed in this proxy statement.

ITEM 3:	APPROVAL OF THE SECOND AMENDED AND RESTATED UNIT CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN
General
The board believes that the continuing growth of the company depends on the efforts of its employees and directors. To that end, this proposal to amend the Unit Corporation Stock and Incentive Compensation Plan Amended and Restated May 2, 2012 (the “Current Plan”) in the form of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan (the “Successor Plan”) will strengthen our ability to attract and retain qualified employees and non-employee directors while enhancing our long-term focus on maximizing stockholder value.
The Successor Plan has been adopted by the board, subject to approval by our stockholders at the annual meeting. Summaries of the Successor Plan’s material amendments to the Current Plan, as well as of the principal features of the Successor Plan, are set forth below. These summaries are qualified in their entirety, however, by reference to the Successor Plan. A copy of the Successor Plan, marked to show the changes from the Current Plan, is attached to this proxy statement as Appendix A.
Purpose of the Proposal
The board believes that providing selected employees and directors with a proprietary interest in the growth and performance of our company (and its subsidiaries) is crucial to stimulating individual performance while at the same time enhancing stockholder value. Currently, approximately 711,522 shares of common stock remain available for grant under the Current Plan. The Current Plan is the only plan the company now has under which it can award shares of company stock. The board believes that adoption of the Successor Plan is necessary to provide us with the continued ability to attract, retain, and motivate employees in a manner that is tied to the interests of our stockholders.
Summary of Amendments and Reasons for Amendments
The description that follows is qualified in its entirety by reference to the full text of the Successor Plan as set forth in Appendix A. We are asking our stockholders to approve the Successor Plan, which includes the following material amendments to the Current Plan:

1.
Amendment: Increase by 1,200,000 the number of shares authorized for making awards under the plan from 3,300,000 shares to 4,500,000. This increase in shares is intended to replenish the available shares under the plan.

Reason for Amendment: We will not have enough shares remaining in the Current Plan to grant awards we consider competitive in the market in fiscal year 2016 and beyond if more shares are not authorized; we granted 724,442 shares of restricted stock as long-term incentive compensation to our employees (including our NEOs) in February of 2015, leaving 711,522 shares remaining available for subsequent awards. We would like to have enough shares authorized under the plan that would allow us to administer our long-term incentive program for at least the next two to three years, and we estimate that an appropriate number of additional authorized shares would be 1,200,000 million additional shares.

2.
Amendment: Add a provision that the committee's discretion to administer the plan under Article 3.2 does not permit it to accelerate vesting of outstanding awards other than in cases of death, disability, a change of control, or retirement.

Reason for Amendment: As originally drafted, the committee could have accelerated the vesting terms of outstanding awards for any reason, but we believe the better practice is to prohibit the committee's ability to accelerate vesting terms of outstanding awards except in the defined instances of death, disability, change of control, or retirement.

3.	Amendment: Remove language from the plan that permitted share recycling for options and SARs.
Reason for Amendment: It is our understanding that the recycling of option and SAR shares is not favored by some stockholders, so we have decided not to recycle them any more.

4.
Amendment: Increase the annual award limits for awards to insiders designed to qualify as Performance-based Compensation from 250,000 to 330,000 for Options and SARS; from 125,000 to 165,000 for Restricted Stock and Restricted Stock Units; from 125,000 to 165,000 Performance Shares and Performance Units; from $1,500,000 to $2,300,000 for Cash-Based Awards; from 125,000 to 165,000 for Stock Awards.

Reason for Amendment: If the award limits were ever exceeded in our efforts to compensate our employees and directors at rates we consider competitive, we would be ineligible for tax deductions otherwise available for performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended. We chose to increase the maximums to create a greater chance that the awards can be both competitive and compliant with Section

162(m). We selected the specific numbers for the increased limits based on our calculation of projections for possible future award needs.

5.
Amendment: Add annual award limits for Awards to any one non-employee director in any one fiscal year, as follows: for Options and SARS: 80,000; for Restricted Stock and Restricted Stock Units: 50,000; for Performance Shares and Performance Units: 50,000; for Cash-Based Awards: $500,000; and for Stock Awards: 50,000.

Reason for Amendment: It is our understanding that stockholders prefer tighter limits on awards available to non-employee directors than for employees generally, and, while our awards to our directors have thus far not exceeded stock valued at $110,000 per year, to remove any questions regarding maximum limits on future awards we want to quantify those award maximums for our non-employee directors. We selected the specific numbers for the non-employee director limits by determining what we would consider to be a reasonable cap based on our past and projected future grants to non-employee directors.

6.
Amendment: Modify the language used in the Adjustment of Shares provision in Article 4.2 to add additional language addressing Section 409A of the Internal Revenue Code (“Section 409A”) and add Article 21 as a stand-alone provision pertaining to Section 409A.

Reason for Amendment: In order to clarify our intent to cause awards to comply with Section 409A.

7.
Amendment: Provide that certain additional financial and operating metrics may also be used as performance measures for purposes of awards designed to qualify for the performance-based compensation exception to the limits described in Section 162(m) of the Internal Revenue Code, as amended, and to clarify and expand the reasons for which measures may be adjusted.

Reason for Amendment: We believe that it is best to provide our committee with flexibility to grant awards subject to a broad range of performance criteria, and we wish to expand the current list to be more exhaustive. For the sake of clarity, we also wanted to enumerate separately certain performance goals we might otherwise have included in more general categories under the Current Plan. Clarifying and expanding the types of events for which included or excluded adjustments could be provided for in award agreements provides us with additional flexibility in complying with Section 162(m) of the Code.

8.
Amendment: Clarify in Article 14.2 that if awards are assumed in connection with a change of control, the awards will vest upon a termination of employment or service of a participant occurring on or during the two years immediately following the date of a change of control by reason of the participant’s death, disability, constructive termination, retirement (defined as termination of a non-employee director's service on the board after serving a full term) or termination by the company without cause.

Reason for Amendment: We believe that double trigger provisions are standard protections for equity compensation awards. We have made these changes because we believe they will help to ensure that our plan is consistent with those at other similarly situated companies.

9.
Amendment: Add three-year minimum vesting restrictions that generally apply to awards (other than SARs and options) granted under the plan, provided that awards based on performance goals may vest in a one-year period, that any award granted under the plan may vest in part before the expiration of any vesting period (but in no event before the first anniversary), and that up to five percent of shares authorized under the plan may be granted outside this requirement.

Reason for Amendment: It is our understanding that certain of our stockholders favor minimum vesting periods in award grants because they are believed to increase the retention value of equity awards. We have generally granted awards in compliance with the terms of this new provision, so we chose to add it as a term of the Successor Plan.

10.
Amendment: Add clawback provision providing that, in the event that the company determines it must restate its financial results as reported in a report filed with the SEC to correct an accounting error due to material noncompliance with any applicable financial reporting requirement within three years after the date of the first public issuance or filing of such financial results, the company will have the right to recover, at the direction of the compensation committee after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any award granted under the Successor Plan to an Insider and any employee who was subject to the reporting requirements of Section 16 of the Exchange Act on or after the date of the Successor Plan who ceased being an Insider before such restatement (each, a “Covered Officer”), in each case, whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to the Covered Officer based on the restated financial results.  Added language providing that the compensation committee will determine in its discretion the amount, if any, the company will seek to recover from the Covered Officer involved and to provide that the company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards.  In addition, under the added provision, the compensation committee may, to the extent permitted by law, take other remedial and recovery action, as determined by that committee.
Reason for Amendment: All our prior written award agreements under the Current Plan contain rigorous clawback provisions, but the plan itself did not reflect a mandatory clawback provision. We have chosen to include the clawback provision as a part of the Plan itself to better highlight that feature of our incentive compensation practices.
In addition to the more significant changes described above, the Successor Plan contains additional technical or semantic changes from the Current Plan. The purpose of the additional changes is to clarify or better state our intent, to remove unnecessary language, or to enhance compliance with applicable rules. Please refer to the attached Appendix A to view the substance of all changes - additions have been underlined, and deletions are designated by strike-through lines through the deleted text.
Stockholder approval of the Successor Plan will also constitute approval of the material terms of the updated performance goals contained in the Successor Plan. That will allow awards using one or more of those goals to meet the requirements under Section 162(m) of the Internal Revenue Code for tax deductibility of performance-based compensation to certain of our executive officers. Section 162(m) requires periodic disclosure of an approval by stockholders of the material terms of the performance goals that may be used to provide compensation to those designated executive officers.
Our stockholders approved the Current Plan in 2012, at which time 800,000 additional shares were authorized for issuance. As of March 9, 2014, approximately 711,522 shares remained available for new awards under the Plan, not including the new shares now being requested. The closing market price of our common stock on March 9, 2015 was $27.79. The following table sets forth additional relevant information about our outstanding awards and available shares under all plans with outstanding or available awards:

Information Pertaining to Shares Outstanding or Available under All Plans(1)
Total Stock Options and SARs Outstanding	291,770
Total Full Value Awards Outstanding	1,270,308
Weighted Average Exercise Price of Stock Options and SARs Outstanding	50.22
Weighted Average Duration of Stock Options Outstanding	3.0 years
Total Shares Available for Grant under the Current Plan	711,522
Notes to table:

(1)	The Current Plan, amendment of which is on the ballot for this annual meeting, is the only active plan that can be used for future equity grants.
As of the Record Date, March 9, 2015, the additional 1,200,000 shares for awards under the Successor Plan for which stockholder approval is being requested represents less than 3% of all outstanding shares of our common stock.
If approved by our stockholders, the Successor Plan will become effective on May 6, 2015, and will remain in effect, subject to the right of the compensation committee or the board to terminate it, until all shares authorized have been purchased or acquired according to the plan provisions. If our stockholders fail to approve the Successor Plan, the amendments will not be given effect and the Current Plan will continue as currently in effect.
The Successor Plan requires the approval of our stockholders. The board believes that the Current Plan has helped us compete for, motivate, and retain highly qualified and productive executive, administrative, and professional employees and active and engaged non-employee directors, and it believes the Successor Plan will continue to achieve those objectives as well.
Any modifications to the Current Plan described in this Proxy will apply only to awards granted after the date that stockholders approve the Successor Plan.  All awards outstanding as of immediately before such approval will continue to be governed by the terms of the plan as in effect at that time.
Key Equity Metrics:
We understand that the use of equity compensation as incentives for our employees, including our NEOs, and our directors must be balanced against the dilutive impact it has on stockholders. The compensation committee believes that our historical equity granting practices evidences our ability to balance these competing interests effectively. There are three key equity metrics that the compensation committee believes will provide an understanding of the costs to stockholders of our equity compensation programs: dilution, burn rate, and overhang. For purposes of our calculations, we have defined these metrics as follows:

•	Dilution is total equity awards granted less cancellations and forfeitures divided by total common shares outstanding at the end of the year;

•	Burn rate is similar to dilution, but does not take cancellations and forfeitures into account. For our purposes, a multiplier of 2.5 will be applied to full value awards; and

•
Overhang is the number of shares subject to equity awards outstanding but not exercised or settled, plus the number of shares available to be granted, divided by total common shares outstanding as of the date for which overhang is being determined.

According to our calculations, our burn rate for the past three years has averaged 2.32%, which we understand to be well below the 5.03% burn rate cap for Russell 3000 Energy Industry companies (excluding S&P 500) published by ISS Research. Our dilution rate for the last three years has averaged 0.8%. Using the number of issued and outstanding shares on March 9, 2015, our overhang without the additional 1,200,000 shares being requested is 4.51%; with the additional shares it would be 6.9%.
Expected Duration:
If the Successor Plan is approved by our stockholders, the total number of shares of our common stock reserved and available for future grants of awards under that plan would be 1,911,522, and represent approximately 3.8% percent of our total outstanding shares of common stock on March 9, 2015. Based on historical usage, we estimate that the shares available for issuance under a stockholder-approved Successor Plan would be sufficient for approximately three to four years. Expectations regarding future share usage could be affected by a number of factors such as hiring; the rate at which shares are returned to the Successor Plan reserve as a result of the expiration, forfeiture, cash settlement of or shares retained by the company for tax withholding purposes; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While the compensation committee believes that the assumptions it used are reasonable, future share usage may differ from current expectations.
General Terms of the Successor Plan, including those carried forward from the Current Plan:
For purposes of the summary of plan terms that follows, we will refer to the Successor Plan simply as “the Plan.”
Administration of the Plan. The compensation committee of the board administers the Plan and has authority to make awards under the Plan, to set the terms of the awards, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Subject to the limitations specified in the Plan, the compensation committee may delegate its authority to appropriate company personnel.
Eligibility. Employees of our company (and its subsidiaries) and non-employee directors will be eligible to receive awards (the “Awards”) under the Plan when designated as Plan participants. We are unable at this time to estimate the number of employees that would be eligible to participate in the Plan.
Awards to employees under the Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the "Code");

•	non-qualified stock options;

•	performance shares;

•	performance units;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights;

•	cash-based awards; and

•	other stock-based awards.
Awards to non-employee directors under the Plan may be granted in any one or a combination of the forms above, except that non-employee directors are not eligible to receive incentive stock options.
Shares Issuable Through the Plan. Our stockholders would have authorized, to date, a total of 4,500,000 shares of common stock under the Plan (the "Total Authorization"), representing approximately 8.9% of our outstanding shares of common stock as of the March 9, 2015 record date. The closing sale price of a share of common stock, as quoted on the NYSE on March 9, 2015 was $27.79.

Limitations and Adjustments to Shares Issuable Through the Plan. The maximum aggregate number of shares that may be granted in the form of Nonqualified Stock Options is equal to the Total Authorization. The Plan limits the maximum number of shares that can be issued as “incentive stock options” to 2,000,000 shares.
The Plan also contains the following limits to the Awards granted as performance-based compensation to an employee insider in any one year as follows:

•	the maximum number of shares that may be awarded in the form of options or stock appreciation rights in any fiscal year is 330,000 shares.

•	the maximum number of shares that may be awarded in the form of performance shares or performance units in any fiscal year is 165,000 shares or equal to the value of 165,000 shares.

•	the maximum number of shares that may be awarded in the form of stock-based awards in any fiscal year is 165,000 shares.

•	the maximum amount that may be awarded in the form of cash-based awards in any fiscal year is $2,300,000.
The Plan contains the following limits to the Awards that can be granted to a non-employee director in any one year:

•	80,000 Options or SARs; 50,000 Shares of Restricted Stock or Restricted Stock Units; 50,000 Performance Shares or Performance Units; $500,000 in Cash-based Awards; or 50,000 Stock Awards.
Subject to the terms of the Plan and the applicable award agreement, all Awards other than SARs or options will be subject to a vesting period of at least three years following the date of grant, provided that a vesting period of at least one year following the date of grant is permissible if vesting is conditioned on the achievement of performance goals, and provided, further that any such Award may vest in part before the expiration of any vesting period (but in no event before the first anniversary of the grant date), and provided, further, that up to five percent of shares available for grant under this Plan may be granted without regard to the foregoing requirements.
For purposes of determining the maximum number of shares of common stock available for issuance under the Plan, other than SARs or options, shares of common stock that terminate by expiration under an Award, are forfeited, canceled, settled in cash, or used for tax withholding will in each case be available for use under the Plan.
In the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the company’s direct or indirect ownership of a subsidiary or affiliate or similar event affecting the company or any of its subsidiaries (each a “Corporate Transaction”), the compensation committee, in its sole discretion, may make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of shares or other securities subject to outstanding Awards; (C) the option price or grant price of outstanding Awards; and (D) the various maximum limitations provided for the various types of awards set forth earlier, and on the grants to individuals of certain types of Awards.
In the event of any reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the company, or any similar corporate event or transaction, the compensation committee, in its sole discretion, shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the option price or grant price of outstanding awards; and (D) the various maximum limitations set forth in the Plan for certain types of awards and on the grants to individuals of certain types of awards.
In the case of Corporate Transactions, such adjustments may include, among other things, a cancellation of Awards in exchange for payments of cash, property, or a combination having a value equal to the value paid to stockholders in connection with the transaction or, in the case of options and SARs, the excess of such value, if any, over the option price or grant price.
The compensation committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of performance periods, and these adjustments will be binding on Award participants.
Subject to the provisions of the Plan pertaining to a change of control and any applicable law or regulatory requirement, without affecting the number of shares reserved or available under the Plan, the compensation committee may authorize the issuance, assumption, substitution, or conversion of Awards under the Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the compensation committee may amend the Plan, or adopt supplements to the Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.

Amendments to the Plan. The compensation committee or board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided however, that:

•
without the prior approval of the company’s stockholders, or except in connection with a corporate transaction, options and SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation or by lowering the exercise price of a previously granted option or cancelled in exchange for cash; and

•
to the extent necessary under any applicable law, regulation, or exchange requirement, no amendment shall be effective unless approved by the stockholders of the company to the extent required by applicable law, regulation, or exchange requirement.

Types of Awards. Each type of award that may be granted under the Plan is described below:
Stock Options. The compensation committee may grant non-qualified stock options or incentive stock options to employees to purchase shares of common stock; only non-qualified stock options may be granted to non-employee directors. The compensation committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction in accordance with Section 424(h) of the Code. The term of an option will also be determined by the compensation committee; provided that the term of an option may not exceed 10 years.
The option exercise price may be paid in cash; by check; in shares of common stock, subject to certain limitations; through a “cashless” exercise arrangement with a broker approved in advance by us; or in any other manner authorized by the compensation committee. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
Except for certain permitted adjustments, unless approved by our stockholders, (a) the exercise price for any outstanding option granted under the Plan may not be decreased after the date of grant and (b) an outstanding option that has been granted under the Plan may not, as of any date that such option has a per share exercise price that is greater than the then current fair market value of our common stock, be surrendered as consideration for the grant of a new option with a lower exercise price, shares of common stock, shares of restricted stock, restricted stock units, another “stock-based” award or a cash payment.
Restricted Stock. Shares of common stock may be granted by the compensation committee to an eligible participant and made subject to restrictions on sale, pledge or other transfer by the participant for a certain period (the restricted period). All shares of restricted stock will be subject to such restrictions as the compensation committee may provide in an award agreement with the participant, including provisions obligating the participant to forfeit or resell the shares to us in the event of termination of employment or director tenure or if specified performance goals or targets are not met. Participant’s rights with respect to such shares shall be subject to the restrictions provided in the award agreement and the Plan.
Restricted Stock Units. A restricted stock unit represents the right to receive from us, on the respective scheduled vesting or payment date for such restricted stock unit, one share of common stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions, and such other terms and conditions as the compensation committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals and meet the additional requirements imposed by Section 162(m).
Stock Appreciation Rights (SARs). A stock appreciation right may be granted by the compensation committee in its discretion. The compensation committee may grant free standing stock appreciation rights, tandem stock appreciation rights or any combination of these forms of stock appreciation rights. The grant price for each stock appreciation right shall be determined by the compensation committee and shall be specified in the award agreement, but in no event shall the grant price be less than the fair market value of the shares of common stock of the company on the date the stock appreciation right is granted. The grant price of tandem stock appreciation rights shall be equal to the option price of the related option. The term of the stock appreciation right shall be determined by the compensation committee and specified in the award agreement, which relates to the stock appreciation right. No stock appreciation right will be exercised after the tenth anniversary from the date of its grant. outstanding stock appreciation rights may be exercised on whatever terms the condition the compensation committee imposes. Tandem stock appreciation rights may be exercised for all or part of the shares subject to the related option on the surrender of the right to exercise equivalent portions of the related option. A tandem stock appreciation right may be exercised only with respect to the shares for which the related option is unexercisable. With respect to a tandem stock appreciation right granted in connection with an incentive stock option, (a) the tandem stock appreciation right will expire no later than the expiration of the underlying incentive stock option; (b) the value of the payout with respect to the tandem stock appreciation right will be for no more than 100% of the difference between the option price of the underlying incentive stock option and the fair market value of the shares subject to the underlying incentive stock option at the time the tandem stock appreciation right is exercised; and

(c) the tandem stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the option price of the incentive stock option.
On the exercise of a stock appreciation right, a participant will be entitled to receive payment in an amount determined by multiplying: (a) the difference between the fair market value of a share of common stock on the date of exercise and the grant price; by (b) the number of shares with respect to which the stock appreciation right is exercised. In the discretion of the compensation committee, the payment of the stock appreciation right exercised may be in cash, shares of equivalent value (based on the fair market value on the date of exercise of a stock appreciation right) in some combination thereof or in any other form approved by the compensation committee.
Other Stock-Based Awards. The Plan also authorizes the compensation committee to grant participants awards of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The compensation committee has discretion to determine the participants to whom other stock-based awards are to be made, the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements.
Performance-Based Compensation Under Section 162(m). Awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based on any or a combination of the following business criteria applied to our company as a whole, a company division or a subsidiary:

a)	Net earnings or net income (before taxes);

b)	Earnings per share;

c)	Net operating profit;

d)	Operating earnings of operating income;

e)	Operating earnings per share;

f)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

g)	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow per share, and cash flow return on capital);

h)	Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;

i)	Margins, including but not limited to gross or operating margins;

j)	Share price (including, but not limited to, growth measures and total shareholder return);

k)	Operating efficiency (as defined by the compensation committee at the time of selection);

l)	Customer service measures or indices, including customer satisfaction;

m)	Employee satisfaction;

n)	Working capital targets;

o)	Revenue, including revenue growth;

p)	Net asset value or net asset value per share or growth of assets;

q)	Safety (as defined by the compensation committee at the time of selection);

r)	Reserve value or reserve value per share;

s)	Production volumes;

t)	Reserve addition or replacement;

u)	Performance value added (as defined by the compensation committee at the time of selection);

v)	Finding and development costs;

w)	Overall or selected premium or sales growth;

x)	Expense efficiency ratios (ratio of expenses to premium income);

y)	Market share;

z)	Economic value added;

aa)	Shareholder value added;

ab)	Embedded value added;

ac)	Expense ratio;

ad)	Earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;

ae)	Gross margin;

af)	Total stockholder return;

ag)	Cost control;

ah)	Gross profit;

ai)	Unit volume;

aj)	Capital efficiency ratios;

ak)	Production mix;

al)	Contract mix;

am)	Dayrates;

an)	Number of rigs in operation;

ao)	Rig utilization;

ap)	Number of long-term contracts;

aq)	Long-term contract percentage;

ar)	Hedging percentages;

as)	Leverage ratios;

at)	Coverage ratios;

au)	Acreage leased;

av)	Addition of new plays; and

aw)	Addition of new geographic areas.
Any performance goal(s) may be used to measure the performance of the company as a whole or any business unit of the company or any combination thereof, as the compensation committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparative companies, or published or special index that the compensation committee, in its sole discretion, deems appropriate. The compensation committee may provide that any award under the Plan provide for adjustments for certain events, including asset write-downs, certain unusual or nonrecurring items, and the impact of hedging.
The compensation committee has authority to use different targets from time to time under the performance goals provided in the Plan. As a result, the regulations under Section 162(m) require that the material terms of the performance goals be re-approved by the stockholders every five years. To qualify as performance-based compensation under Section 162(m), grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).
Termination of Employment. If a participant ceases to be employed by us or provide services to us for any reason, including death, his outstanding Awards may be exercised or shall expire at such time or times as may be determined by the compensation committee and described in the award agreement.
Change in Control. In the event of a change in control of our company, as defined in the Plan, in which awards are assumed by the acquirer, all awards will continue to be outstanding in accordance with their original terms except that on a termination of employment or service of a participant occurring upon or during the two years immediately following the date of a change of control by reason of the participant’s death, disability, constructive termination, retirement (defined as termination of a non-employee director's service on the board after serving a full term) or termination by the company without cause, the awards will vest in full and options will be exercisable until at least the shorter of the end of the stated term and the first anniversary of the termination of service. If awards are not assumed by the acquirer in the event of a change in control, the awards will become fully vested and exercisable, all restrictions or limitations on any awards will generally lapse and, unless otherwise provided in the award agreement, all performance criteria and other conditions relating to the payment of awards will generally be deemed to be achieved at targeted levels or waived.
Transferability of Awards. The Plan provides limitations on transfer of awards. Generally, awards can be transferred only by:

•	by will;

•	by the laws of descent and distribution; or

•	in certain cases, such as non-qualified stock options and SARs, if permitted by the compensation committee or if so provided in the award agreement.
Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. Any participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have us withhold, from the shares the participant would otherwise receive, shares of common stock, in each case having a value equal to the minimum amount required to be withheld. This election must be made before the date on which the amount of tax to be withheld is determined and is subject to the compensation committee’s right of disapproval.
Awards to be Granted
If our stockholders approve the Plan at the annual meeting, additional grants of awards to selected employees and non-employee directors will be made in the future by the compensation committee as necessary to attract and retain employees and directors. Accordingly, at this time it is not possible to determine the number of awards that will be issued in the future.
Federal Income Tax Consequences of Stock Options
Under existing federal income tax provisions, a participant who is granted a stock option normally will not realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year the option is granted.
When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares of common stock acquired and the aggregate fair market value of the shares of common stock acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.
An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares of common stock received upon exercise before the expiration of the holding periods.
If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
If, on a change in control of our company, the exercisability or vesting of an award is accelerated, a portion of the value may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) and thus an employee may be subject to an additional 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
Clawback
The Plan provides for a clawback of incentive compensation (cash or equity) in the event that the company determines it must restate its financial results as reported in a report filed with the SEC to correct an accounting error due to material noncompliance with any financial reporting requirement within three years after the date of the first public issuance or filing of such financial results, the company will have the right to recover, at the direction of the committee after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any award granted under this Plan to an insider and any employee who was subject to the reporting requirements of Section 16 of the Exchange Act on or after the date of this Plan who ceased being an Insider before such restatement (each, a “Covered Officer”), in each case, whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to the Covered Officer based on the restated financial results. The compensation committee will determine in its discretion the amount, if any, the company will seek to recover from the Covered Officer involved. The company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards. In addition, the committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the compensation committee.
Vote Required
Approval of the Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposed plan, and the total votes cast on the proposal must represent more than 50% of our outstanding common stock as of the record date of the stockholders’ meeting.
The board of directors recommends that you vote FOR approval of the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.
The following table provides information for all equity compensation plans as of the fiscal year ended December 31, 2014, under which our equity securities were authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities included in Column (a)) (c)
Equity compensation plans approved by security holders (1)	160,000 (2)	$53.20	1,287,534 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	160,000	$53.20	1,287,534
Notes to table:

(1)
The Current Plan is the only plan the company now has under which it can award shares of company stock.Shares awarded under this plan may be newly issued, from our treasury, or acquired in the open market.

(2)	This number reflects the following:
9,500 stock options outstanding under the company's Amended and Restated Stock Option Plan (we no longer issue awards under this plan); and
150,500 stock options outstanding under the Non-Employee Directors' Stock Option Plan (we no longer issue awards under this plan).

(3)
This number reflects shares under the Current Plan at the end of 2014. The Current Plan allows us to grant stock-based compensation to our employees and non-employee directors. The previous balance of 230,000 shares that were available under the Non-Employee Directors' Stock Option Plan were transferred into the Current Plan on May 2, 2012. No more than 2,000,000 of the shares available under the Current Plan may be issued as “incentive stock options” and all of the shares available under the plan may be issued as restricted stock. In addition, shares related to grants that are forfeited, terminated, cancelled, expire unexercised, or settled in such manner that all or some of the shares are not issued to a participant shall immediately become available for issuance under the terms of the Current Plan. The Current Plan is up for amendment at this annual meeting of stockholders.

ITEM 4:	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At its meeting scheduled for April 2015 our audit committee expects to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2015 fiscal year. We are asking you to ratify and approve that action. A representative of PricewaterhouseCoopers LLP, will attend the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer appropriate questions.
Although the law does not require this ratification, the audit committee believes that you should be given the opportunity to express your views on this matter. However, even if you ratify the selection, the audit committee may still appoint a new independent registered public accounting firm at any time if it believes that change would be in the best interest of the company and its stockholders. Failure to ratify this selection is not binding on the audit committee. However, if our stockholders do not ratify this selection, the audit committee will reconsider the appointment.
The board of directors unanimously recommends that you vote FOR approval, which vote will act to ratify the selection of PricewaterhouseCoopers LLP.
OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on a review of the copies of the forms furnished to us, we believe that during 2014 all Section 16(a) filing requirements applicable to our reporting persons were complied with and all reports were timely filed.
MATTERS WHICH MAY COME BEFORE THE MEETING
The board does not intend to bring any other matters before the meeting, nor do we know of any matters that other persons intend to bring before the meeting. However, should other matters not mentioned in this proxy statement properly come before the meeting, the persons named in the accompanying proxy card will vote on them in accordance with their best judgment.
2016 STOCKHOLDER PROPOSALS OR NOMINATIONS
Stockholder proposals. For a stockholder proposal to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by our corporate secretary at our principal executive offices no later than November 21, 2015. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in the company's proxy statement is instead a reasonable time before the company begins to print and mail its proxy materials. These proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Unit Corporation
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
Fax: (918) 496-6302
For a stockholder proposal that is not intended to be included in the company's proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve that proposal, provide the information required by our bylaws and give timely notice to our corporate secretary in accordance with the bylaws, which, in general, require that the notice be received by our corporate secretary:

•	not earlier than the close of business on January 7, 2016; and

•	not later than the close of business on February 6, 2016.
If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary date of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days before the meeting and no later than the close of business on the later of the following two dates:

•	90 days before the meeting; and

•	10 days after public announcement of the meeting date.
Nomination of director candidates. You may propose director candidates for consideration by the board's nominating and governance committee. Any recommendation should include the nominee's name and qualifications for board membership and should be directed to our corporate secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit a stockholder to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of our shares of common stock to elect the nominee and provide the information required by our bylaws, including a statement by the stockholder identifying (i) the name and address of the stockholder, as they appear on the company's books, and of the beneficial owner, if any, on whose behalf the nomination or proposal is made, (ii) the class and number of shares of our common stock which are owned beneficially and of record by the stockholder (and such beneficial owner), (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short positions or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or manage risk of a stock price change for or to increase the voting power of such stockholder or beneficial owner with respect to any shares of stock of the corporation, (iv) a representation that the stockholder is a holder of record of shares of our common stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form a proxy to holders of at least the percentage of our common stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of the nomination. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by the corporate secretary within the time period described above under “Stockholder proposals.”
CONTACTING US
The following options are available if you would like to contact us:

•	if you would like to receive information about the company:
Our home page on the Internet, located at http://www.unitcorp.com gives you access to certain information regarding the company. This site contains our press releases, financial information and stock quotes, as well as our SEC filings. An online version of this proxy statement is also located on the site.

•	if you would like to contact us directly, please call our Investor Relations Department at (918) 493-7700, or send your correspondence to the following address:
Unit Corporation
Investor Relations
7130 South Lewis Avenue, Suite 1000
Tulsa, Oklahoma 74136
AVAILABILITY OF OUR FORM 10-K, ANNUAL REPORT AND PROXY STATEMENT
Copies of our Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC, may be obtained without charge by writing to: Mark E. Schell, Secretary, Unit Corporation, 7130 South Lewis Avenue, Suite 1000, Tulsa, Oklahoma 74136. You also may view a copy of the Form 10-K electronically by accessing our website at www.unitcorp.com/investor/filings.htm.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 6, 2015.
You may access our 2014 annual report and this proxy statement and our form of proxy for our May 6, 2015 annual meeting of stockholders at our website at www.unitcorp.com/investor/filings.htm, which does not have “cookies” that identify visitors to the site.
INCORPORATION BY REFERENCE
To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered part of this proxy statement or any other filing that we make with the SEC.

Appendix "A"

Unit Corporation
Second Amended and Restated
Stock and Incentive Compensation Plan
~~Amended and Restated May 2, 2012~~ May 6, 2015

A-i

9.1 Grant of Performance Shares and Performance Units	A-10
9.2 Value of Performance Shares and Performance Units	A-10
9.3 Earning of Performance Shares and Performance Units	A-10
9.4 Form and Timing of Payment of Performance Shares and Performance Units	A-11
9.5 Termination of Employment or Board Service	A-11
9.6 Nontransferability of Performance Shares and Performance Units	A-11
Article 10. Cash-Based Awards and Stock-Based Awards	A-11
10.1 Grant of Cash-Based Awards	A-11
10.2 Value of Cash-Based Awards	A-11
10.3 Payment in Consideration of Cash-Based Awards	A-11
10.4 Form and Timing of Payment of Cash-Based Awards	A-11
10.5 Stock-Based Awards	A-11
10.6 Termination of Employment or Board Service	A-11
10.7 Nontransferability of Cash-Based Awards and Stock-Based Awards	A-12
Article 11. Performance Measures	A-12
Article 12. Beneficiary Designation	A-13
Article 13. Rights of Participants	A-14
13.1 Employment	A-14
13.2 Participation	A-14
13.3 Rights as a Shareholder	A-14
Article 14. Change of Control	A-14
14.1 Accelerated Vesting and Payment	A-14
14.2 Alternative Awards	A-15
Article 15. Amendment, Modification, Suspension, and Termination	A-15
15.1 Amendment, Modification, Suspension, and Termination	A-15
15.2 Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events	A-15
15.3 Awards Previously Granted	A-16
Article 16. Withholding	A-16
Article 17. Successors	A-16
Article 18. General Provisions	A-16
18.1 Forfeiture Events	A-16
18.2 Clawback Provision	A-16
~~18.2~~ 18.3 Legend	A-16
~~18.3~~ 18.4 Delivery Of Title	A-16
~~18.4~~ 18.5 Investment Representations	A-17
~~18.5~~ 18.6 Employees or Non-employee Directors Based Outside of The United States	A-17
~~18.6~~ 18.7 Uncertificated Shares	A-17
~~18.7~~ 18.8 Unfunded Plan	A-17
~~18.8~~ 18.9 No Fractional Shares	A-17
~~8.9~~ 18.10 Other Compensation and Benefit Plans	A-17
~~18.10~~ 18.11 No Constraint on Corporate Action	A-17
Article 19. Legal Construction	A-18
19.1 Gender And Number	A-18
19.2 Severability	A-18
19.3 Requirements of Law	A-18
19.4 Governing Law	A-18
Article 20. Vesting Restrictions	A-18
Article 21. Section 409A	A-18

A-ii

Unit Corporation
Stock and Incentive Compensation Plan
Effective: ~~May 2, 2012~~ May 6, 2015
Article 1.
Establishment, Purpose, and Duration
1.1    Establishment of this Plan. Effective with shareholder approval received May 3, 2006, Unit Corporation, a Delaware corporation (hereinafter referred to as the "Company"), established an incentive compensation plan known as the Stock and Incentive Compensation Plan (hereinafter referred to as the "Plan"), as set forth in this document.
The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Stock-Based Awards.
This second amended and restated version of the Plan shall become effective, if approved by the Company’s shareholders, on ~~May 2, 2012~~ May 6, 2015 (the "Effective Date") and shall remain in effect as provided in Section 1.3 of this document.
1.2    Purpose of this Plan. The purpose of this Plan is to promote the success and enhance the value of the Company and Affiliates by linking the personal interests of the Participants to those of the Company's shareholders, and by providing Participants with an incentive for outstanding performance.
This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants on whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.
1.3    Duration of this Plan. This Plan shall commence as of the Effective Date and shall remain in effect, subject to the right of the Committee or the Board to amend or terminate this Plan at any time under Article 15, until all Shares subject to this Plan have been purchased or acquired according to this Plan's provisions.
1.4    Successor Plan. This Plan shall serve as the successor to the Unit Corporation Amended and Restated Stock Option Plan, the Employee Bonus Plan, and the Non-employee Directors 2000 Stock Option Plan (the "Predecessor Plans"), and no further grants shall be made under the Predecessor Plans from and after the Effective Date of this Plan.
Article 2.
Definitions
Whenever used in this Plan, the following terms shall have the meaning set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.
"Affiliate" shall have the meaning given to that term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act, with reference to the Company, and shall also include any corporation, partnership, joint venture, limited liability company, or other entity in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined Voting Power of such corporation or of the capital interest or profits interest of such partnership or other entity.
"Award" means, individually or collectively, a grant under this Plan of NQSOs, ISOs, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Stock-Based Awards, in each case subject to the terms of this Plan.
"Award Agreement" means either (i) a written agreement entered into by the Company or an Affiliate and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan; or (ii) a written statement issued by the Company or an Affiliate to a Participant describing the terms and provisions of such Award.
"Beneficial Owner" or "Beneficial Ownership" shall have the meaning given to that term in rule 13d-3 of the General Rules and Regulations under the Exchange Act.
"Board" or "Board of Directors" means the Board of Directors of the Company.
"Cash-Based Award" means an Award granted under Article 10, the value of which is denominated in cash as determined by the Committee and which is not any other form of Award described in this Plan.
"Cause" means (i) the willful failure by the Participant to perform substantially the Participant's duties as an Employee or Non-employee Director (other than due to physical or mental illness) after reasonable notice to the Participant of such failure, (ii) the

Participant's engaging in serious misconduct that is injurious to the Company or any Affiliate in any way, including, but not limited to, by way of damage to their respective reputations or standings in their respective industries, (iii) the Participant's having been convicted of, or having entered a plea of nolo contendere to, a crime that constitutes a felony or (iv) the breach by the Participant of any written covenant or agreement with the Company or any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any Affiliate or not to compete or interfere with the Company or any Affiliate.
"Change of Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:
(a)    any individual, entity, or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; (D) any acquisition by any corporation pursuant to a transaction with complies with clauses (i), (ii) and (iii) of subsection (iii) of this definition; and (E) if the Board of Directors of the Company determines in good faith that a Person became the beneficial owner of 20% or more of the Outstanding Company Common Stock inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Outstanding Company Common Stock that would cause a Change of Control or (B) such Person was aware of the extent of its beneficial ownership of Outstanding Company Common Stock but had no actual knowledge of the consequences of such beneficial ownership under this Plan) and without any intention of changing or influencing control of the Company, then the beneficial ownership of Outstanding Company Common Stock by that Person shall not be deemed to be or to have become a Change of Control for any purposes of this Plan unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of beneficial ownership of a sufficient number of Outstanding Company Common Stock so that such Person's beneficial ownership of Outstanding Company Common Stock would no longer otherwise qualify as a Change of Control;
(b)    individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a Director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;
(c)    consummation of a reorganization, merger, statutory share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction Pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 70% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of Directors and (iii) individuals who were members of the

Incumbent Board will constitute a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or
(d)    approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.
"Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
"Committee" means the Compensation Committee of the Board of Directors, or any other duly authorized committee of the Board appointed by the Board to administer this Plan.
"Company" means Unit Corporation, a Delaware corporation, and any successor thereto as provided in Article 18.
"Constructively Terminated" means, unless otherwise specified by the Committee in the Award Agreement, a voluntary termination of employment by an Employee within ten (10) business days after any of the following actions by the Company, Affiliate, or person acting on behalf of either:
(i)    Requiring the Employee to be based as his/her regular or customary place of employment or Agency at any office or location more than fifty (50) miles from the location at which the Employee performed his/her duties immediately before the Change of Control, or in a state other than the one in which the Employee performed his/her duties immediately before the Change of Control, in each case except for travel reasonably required in the performance of the individual's responsibilities;
(ii)    In the case of an Employee, reducing the Employee's base salary below the rate in effect at the time of a Change of Control; or
(iii)    In the case of an Employee, failing to pay the Employee's base salary, other wages, or employment-related benefits as required by law.
"Disability" means a termination of a Non-employee Director’s service as a member of the Board as a result of physical or mental impairment of sufficient severity such that, in the opinion of a physician selected by the Company, he or she is unable to continue to serve on the Board.
"Employee" means any employee of the Company or an Affiliate. Directors who are not otherwise employed by the Company or an Affiliate shall not be considered Employees under this Plan. For greater clarity, and without limiting the generality of the foregoing, individuals described in the first sentence of this definition who are foreign nationals or are employed outside of the United States, or both, are Employees and may be granted Awards on the terms and conditions set forth in this Plan, or on such other terms and conditions as may, in the judgment of the Committee, be necessary or desirable to further the purposes of this Plan.
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
"Fair Market Value" or "FMV" means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange ("NYSE") or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of this Plan, the Committee shall have the ability to determine an Award's FMV based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, FMV shall be determined by the Committee based on objective criteria.
"Fiscal Year" means the year commencing on January 1 and ending December 31 or other time period as approved by the Board.
"Freestanding SAR" means an SAR that is not a Tandem SAR, as described in Article 7.
"Grant Price" means the price against which the amount payable is determined on exercise of an SAR.
"Incentive Stock Option" or "ISO" means an Option to purchase Shares granted under Article 6 and that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code, or any successor provision.
"Insider" shall mean an Employee who is, on the relevant date, subject to the reporting requirements of Section 16 of the Exchange Act, as determined by the Board.
“Non-employee Director” means a director whose only relationship to the Company is based on his or her service on the Board, and who is not an Employee.

"Nonqualified Stock Option" or "NQSO" means an Option to purchase Shares, granted under Article 6, which is not intended to be an Incentive Stock Option or that otherwise does not meet such requirements.
"Option" means the conditional right to purchase Shares at a stated Option Price for a specified period of time in the form of an Incentive Stock Option or a Nonqualified Stock Option subject to the terms of this Plan.
"Option Price" means the price at which a Share may be purchased by a Participant under an Option, as determined by the Committee.
"Participant" means an Employee or Non-employee Director who has been selected to receive an Award, or who has an outstanding Award granted under this Plan.
"Performance-Based Compensation" means compensation under an Award that is granted in order to provide remuneration solely on account of the attainment of one or more Performance Goals under circumstances that satisfy the requirements of Section 162(m) of the Code.
"Performance Goal" means a performance criterion selected by the Committee for a given Award for purposes of Article 11 based on one or more of the Performance Measures.
"Performance Measures" means measures as described in Article 11, the attainment of one or more of which shall, as determined by the Committee, determine the vesting, payability, or value of an Award to an Insider that are designated to qualify as Performance-Based Compensation.
"Performance Period" means the period of time during which the assigned performance criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award.
"Performance Share" means an Award granted under Article 9 and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
"Performance Unit" means an Award granted under Article 9 and subject to the terms of this Plan, denominated in units, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.
"Period Of Restriction" means the period when an Award of Restricted Stock or Restricted Stock Unit is subject to forfeiture based on the passage of time, the achievement of performance criteria, and/or on the occurrence of other events as determined by the Committee, in its discretion.
"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof; provided, however, that "Person" shall not include (i) the Company or any Affiliate or (ii) any employee benefit plan (including an employee stock ownership plan) sponsored by the Company or any Affiliate.
"Restricted Stock" means an Award of Shares subject to a Period of Restriction, granted under Article 8 and subject to the terms of this Plan.
"Restricted Stock Unit" means an Award denominated in units subject to a Period of Restriction, granted under Article 8 herein and subject to the terms of this Plan.
"Retirement" means the termination of a Non-employee Director’s service as a member of the Board at the end of any full term to which he or she was elected or appointed.
"Shares" means the shares of common stock of the Company, $0.20 par value per Share.
"Stock Appreciation Right" or "SAR" means the conditional right to receive the difference between the FMV of a Share on the date of exercise over the Grant Price, under the terms of Article 7 and subject to the terms of this Plan.
"Stock-Based Award" means an equity-based or equity-related Award granted under Article 10 and subject to the terms of this Plan, and not otherwise described by the terms of this Plan.
"Tandem SAR" means an SAR that the Committee specifies is granted in connection with a related Option under Article 7 and subject to the terms of this Plan, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be cancelled). Regardless of whether an Option is granted coincident with an SAR, an SAR is not a Tandem SAR unless so specified by the Committee at time of grant.

"Voting Power" shall mean that number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.
"Voting Securities" shall mean all securities entitling the holders thereof to vote in an annual election of directors of a company.
Article 3.
Administration
3.1    General. The Committee shall be responsible for administering this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely on the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final, conclusive, and binding on the Participants, the Company, and all other interested parties.
3.2    Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement ancillary to or in connection with this Plan, to determine eligibility for Awards, and to adopt such rules, regulations, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 15, adopting modifications and amendments, or subplans to this Plan (as described in Section 18.5) or any Award Agreement, including, without limitation, any that are necessary or appropriate to comply with the laws or compensation practices of the countries and other jurisdictions in which the Company and Affiliates operate~~.~~, provided that in no event shall the Committee be permitted to accelerate the vesting of outstanding awards except in the case of a Participant’s death, Disability, Retirement, or Change of Control.
3.3    Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates, any of its duties or powers as it may deem advisable; provided, however, that the Committee may not delegate any of its non-administrative powers with respect to Awards intended to be Performance-Based Compensation; and provided further, that the member(s) or officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted under the authority delegated under this Section 3.3. Subject to the terms of the previous sentence, the Committee may delegate to any individual(s) such administrative duties or powers as it may deem advisable
Article 4.
Shares Subject to this Plan and Maximum Awards
4.1    Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for issuance to Participants under this Plan shall be ~~Three Million Three Hundred Thousand (3,300,000)~~ Four Million Five Hundred Thousand (4,500,000) (such total number of Shares, including such adjustment and remaining Shares, the "Total Share Authorization"). The maximum aggregate number of Shares that may be granted in the form of Nonqualified Stock Options shall be equal to the Total Authorization. The maximum aggregate number of Shares that may be granted in the form of Incentive Stock Options shall be Two Million (2,000,000).
For greater clarity, any Awards that are not settled in Shares shall not reduce any of these reserves. Any Shares related to Awards which ~~(i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, or (iii) are exchanged with the Committee's permission for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for issuance under this Plan.~~(i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are settled in cash either in lieu of Shares or otherwise, (iii) are exchanged with the Committee's permission for Awards not involving Shares, or (iv) are used for the tax withholding requirements with respect to any Award other than Options or SARs granted under this Plan by tendering Shares to the Company (by either actual delivery or by attestation), shall, in each case, be available again for grant under this Plan. Notwithstanding the foregoing, for the avoidance of doubt, however, none of the following types of Shares shall be available for use in connection with future Awards under the Plan (i) shares not issued or delivered as a result of the net settlement of an Option or SAR; (ii) Shares used to pay the Option Price or base price of an Option or SAR or the withholding taxes related to the exercise or settlement of any Option or SAR; or (iii) Shares repurchased on the open market with the proceeds of the Option Price of an Option. The maximum number of Shares available for issuance under this Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Stock-Based Awards. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

Unless and until the Committee determines that an Award to an Insider shall not be designed to qualify as Performance-Based Compensation, the following limits ("Award Limits") shall apply to grants of Awards to Insiders under this Plan:
(a)    OPTIONS AND SARS: The maximum aggregate number of Shares that may be granted in the form of Options or Stock Appreciation Rights, under any Award granted in any one Fiscal Year to any one ~~Participant~~ Insider, shall be ~~250,000~~ 330,000.
(b)    RESTRICTED STOCK/RESTRICTED STOCK UNITS: The maximum aggregate grant with respect to Awards of Restricted Stock/Restricted Stock Units designed to qualify as Performance-Based Compensation granted in any one Fiscal Year to any one ~~Participant~~ Insider shall be ~~125,000~~ 165,000.
(c)    PERFORMANCE SHARES/PERFORMANCE UNITS: The maximum aggregate Award of Performance Shares or Performance Units designed to qualify as Performance-Based Compensation that an ~~Participant~~ Insider may ~~receive~~ be granted in any one Fiscal Year shall be ~~125,000~~ 165,000 Shares, or equal to the value of ~~125,000~~ 165,000 Shares determined as of the date of vesting or payout, as applicable.
(d)    CASH-BASED AWARDS: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards designed to qualify as Performance-Based Compensation to any one ~~Participant~~ Insider in any one Fiscal Year may not exceed ~~$1,500,000~~ $2,300,000 determined as of the date of vesting or payout, as applicable.
(e)    STOCK AWARDS: The maximum aggregate grant with respect to Awards of Stock-Based Awards designed to qualify as Performance-Based Compensation in any one Fiscal Year to any one ~~Participant~~ Insider shall be ~~125,000~~ 165,000.
(f)    NON-EMPLOYEE DIRECTOR AWARDS: Notwithstanding the provisions above, the maximum aggregate grant in any one Fiscal Year to any Non-Employee Director for Awards under this Plan, whether performance-based or not performance-based, shall be: 80,000 Options or SARs; 50,000 Shares of Restricted Stock or Restricted Stock Units; 50,000 Performance Shares or Performance Units; $500,000 in Cash-Based Awards; or 50,000 Stock Awards.
4.2    Adjustments in Authorized Shares. ~~In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants' rights under this Plan, may substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Award Limits, the limit on issuing Awards other than Options granted with an Option Price equal to at least the FMV of a Share on the date of grant or Stock Appreciation Rights with a Grant Price equal to at least the FMV of a Share on the date of grant, and any other value determinations applicable to outstanding Awards or to this Plan provided that any such substitution or adjustment is made in accordance with Section 424(h) of the Code.~~ In the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a subsidiary or affiliate or similar event affecting the Company or any of its subsidiaries (each a “Corporate Transaction”), the Committee, in its sole discretion, may make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the Option Price or Grant Price of outstanding Awards; and (D) the various maximum limitations set forth in Section 4.1 upon certain types of Awards and upon the grants to individuals of certain types of Awards. In the event of any reorganization, recapitalization, separation, stock dividend, extraordinary dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of securities, exchange of securities, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under the Plan, (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the Option Price or Grant Price of outstanding Awards; and (D) the various maximum limitations set forth in Section 4.1 upon certain types of Awards and upon the grants to individuals of certain types of Awards.
In the case of Corporate Transactions, such adjustments may include, without limitation, (1) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Shares receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or Stock Appreciation

Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share under such Corporate Transaction over the exercise price of such Option or Stock Appreciation Right shall conclusively be deemed valid); (2) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (3) in connection with any disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and may modify any other terms of outstanding Awards, including modifications of performance criteria and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.
Subject to the provisions of Article 14 and any applicable law or regulatory requirement, without affecting the number of Shares reserved or available under this Plan, the Committee may authorize the issuance, assumption, substitution, or conversion of Awards under this Plan in connection with any such corporate event or transaction on such terms and conditions as it may deem appropriate. Additionally, the Committee may amend this Plan, or adopt supplements to this Plan, in such manner as it deems appropriate to provide for such issuance, assumption, substitution, or conversion as provided in the previous sentence.
Article 5.
Eligibility and Participation
5.1    Eligibility. Individuals eligible to participate in this Plan include all Employees and Non-employee Directors.
5.2    Actual Participation. Subject to the provisions of this Plan, the Committee may from time to time, select from all eligible Employees and Non-employee Directors, those to whom Awards shall be granted and shall determine in its discretion, the nature, terms, and amount of each Award.
Article 6.
Stock Options
6.1    Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and on such terms, and at any time and from time to time as shall be determined by the Committee in its discretion. Despite the foregoing, no ISOs may be granted to any Non-employee Director and no ISO may be granted more than ten (10) years after the Effective Date.
6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions on which an Option shall become vested and exercisable, and any such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.
6.3    Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Option Price be less than the FMV of the Shares on the date of grant.
6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. ~~[Despite the forgoing, for Options granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater than ten (10) years.]~~
6.5    Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and on the occurrence of such events, and be subject to such restrictions and conditions, as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6    Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.
The Option Price on exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the total Option Price; (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion subject to such rules and regulations as the Committee may establish.
Subject to Section 6.7 and any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Committee shall cause to be delivered to the Participant Share certificates or evidence of book entry Shares in an appropriate amount based on the number of Shares purchased under the Option(s). Unless otherwise determined or accepted by the Committee, all payments in cash shall be paid in United States dollars.
6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired under the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, requiring the Participant to hold the Shares acquired under exercise for a specified period of time, or restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed and/or traded.
6.8    Termination of Employment or Board Service. Each Participant's Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or service as a Non-Employee Director with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued under this Article 6, and may reflect distinctions based on the reasons for termination.
6.9    Nontransferability of Options.
(a)    INCENTIVE STOCK OPTIONS. No ISO granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.
(b)    NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's Award Agreement at the time of grant, or thereafter by the Committee, NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all NQSOs granted to a Participant under this Article 6 shall be exercisable during the Participant's lifetime only by such Participant.
6.10    Notification of Disqualifying Disposition. The Participant will notify the Company on the disposition of Shares issued under the exercise of an ISO. The Company will use such information to determine whether a disqualifying disposition as described in Section 421(b) of the Code has occurred.
Article 7.
Stock Appreciation Rights
7.1    Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time and on such terms as shall be determined by the Committee in its discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.
The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement but in no event shall the Grant Price be less than FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.
7.2    SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and any such other provisions as the Committee shall determine.
7.3    Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. ~~[Despite the forgoing, for Options granted to Participants employed outside the United States and who are third country nationals, the Committee has the authority to grant Options that have a term greater than ten (10) years.]~~
7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised on whatever terms and conditions the Committee, in its sole discretion, imposes.
7.5    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option on the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Despite any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the FMV of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the FMV of the Shares subject to the ISO exceeds the Option Price of the ISO.
7.6    Payment of SAR Amount. On the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)    The difference between the FMV of a Share on the date of exercise over the Grant Price; by
(b)    The number of Shares with respect to which the SAR is exercised.
At the discretion of the Committee, the payment on SAR exercise may be in cash, Shares of equivalent value (based on the FMV on the date of exercise of the SAR, as defined in the Award Agreement or otherwise defined by the Committee thereafter), in some combination thereof, or in any other form approved by the Committee at its sole discretion. The Committee's determination regarding the form of SAR payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the SAR.
7.7    Termination of Employment or Board Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or service as a Non-employee Director with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued under this Plan, and may reflect distinctions based on the reasons for termination.
7.8    Nontransferability of SARs. Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, an SAR granted under this Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, all SARs granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.
7.9    Other Restrictions. Without limiting the generality of any other provision of this Plan, the Committee may impose such other conditions and/or restrictions on any Shares received on exercise of an SAR granted under this Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received on exercise of an SAR for a specified period of time.
Article 8.
Restricted Stock and Restricted Stock Units
8.1    Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts and on such terms as the Committee shall determine.
8.2    Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and any such other provisions as the Committee shall determine.
8.3    Nontransferability of Restricted Stock and Restricted Stock Units. Except as otherwise provided in this Plan or the Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or on earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement at the time of grant or thereafter by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under this Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in the Award Agreement at the time of grant or thereafter by the Committee.
8.4    Other Restrictions. The Committee shall impose, in the Award Agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based on the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market on which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company on vesting of such Restricted Stock or Restricted Stock Units.
To the extent deemed appropriate by the Committee and subject to Section 18.6, the Company may retain the certificates representing Shares of Restricted Stock, or Shares and delivered in consideration of Restricted Stock Units, in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.
Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.
8.5    Certificate Legend. In addition to any legends placed on certificates under Section 8.4, each certificate representing Shares of Restricted Stock granted under this Plan may bear a legend such as the following:
The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Unit Corporation Second Amended and Restated Stock and Incentive Compensation Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Unit Corporation.
8.6    Voting Rights. To the extent provided by the Committee in the Award Agreement, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.
8.7    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units may, if the Committee so determines and provides in the Participant’s Award Agreement, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units.
8.8    Termination of Employment or Board Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant's employment or service as a Non-employee Director with the Company or an Affiliate. These provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued under this Plan, and may reflect distinctions based on the reasons for termination.
8.9    Payment In Consideration of Restricted Stock Units. When and if Restricted Stock Units become payable, a Participant having received the grant of such units shall be entitled to receive payment from the Company in cash, Shares of equivalent value (based on the FMV, as defined in the Award Agreement at the time of grant or thereafter by the Committee), in some combination thereof, or in any other form determined by the Committee at its sole discretion. The Committee's determination regarding the form of payout shall be set forth or reserved for later determination in the Award Agreement pertaining to the grant of the Restricted Stock Unit.
Article 9.
Performance Shares and Performance Units
9.1    Grant of Performance Shares and Performance Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Shares and/or Performance Units to Participants in such amounts and on such terms as the Committee shall determine.
9.2    Value of Performance Shares and Performance Units. Each Performance Share shall have an initial value equal to the FMV of a Share on the date of grant. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant which shall in no event be less than the FMV of a Share. The Committee shall set performance criteria for a Performance Period in its discretion which, depending on the extent to which they are met, will determine, in the manner determined by the Committee and documented in the Award Agreement the value and/or number of each Performance Share or Performance Unit that will be paid to the Participant.
9.3    Earning of Performance Shares and Performance Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares/Performance Units shall be entitled to receive payout on the value and number of Performance Shares/Performance Units determined as a function of the extent to which the corresponding performance criteria have been achieved. Despite the foregoing, the Company has the ability to require the Participant to hold the Shares received under such Award for a specified period of time.
9.4    Form and Timing of Payment of Performance Shares and Performance Units. Payment of earned Performance Shares/Performance Units shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares/Performance Units in the form of cash or in Shares (or in a combination thereof) equal to the value of the earned Performance Shares/Performance Units at the close of the applicable Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award or reserved for later determination.
9.5    Termination of Employment or Board Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Shares/Performance Units following termination of the Participant's employment or service as a Non-employee Director with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Shares/Performance Units issued under this Plan, and may reflect distinctions based on the reasons for termination.
9.6    Nontransferability of Performance Shares and Performance Units. Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Performance Shares/Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 10.
Cash-Based Awards and Stock-Based Awards
10.1    Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time and time, may grant Cash-Based Awards to Participants in such amounts and on such terms as the Committee may determine.
10.2    Value of Cash-Based Awards. Each Cash-Based Award shall have a value as may be determined by the Committee. For each Cash-Based Award, the Committee may establish performance criteria in its discretion. If the Committee exercises its discretion to establish such performance criteria, the number and/or value of Cash-Based Awards that will be paid out to the Participant will be determined, in the manner determined by the Committee, the extent to which the performance criteria are met.
10.3    Payment in Consideration of Cash-Based Awards. Subject to the terms of this Plan, the holder of a Cash-Based Award shall be entitled to receive payout on the value of Cash-Based Award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved.
10.4    Form and Timing of Payment of Cash-Based Awards. Payment of earned Cash-Based Awards shall be as determined by the Committee and evidenced in the Award Agreement. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) that have an aggregate FMV equal to the value of the earned Cash-Based Awards (the applicable date regarding which aggregate FMV shall be determined by the Committee). Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.
10.5    Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Committee shall determine. Such Awards may entail the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
10.6    Termination of Employment or Board Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive Cash-Based Awards and Stock-Based Awards following termination of the Participant's employment or service as a Non-employee Director with the Company or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all Awards of Cash-Based Awards and Stock-Based Awards issued under this Plan, and may reflect distinctions based on the reasons for termination.

10.7    Nontransferability of Cash-Based Awards and Stock-Based Awards. Except as otherwise provided in a Participant's Award Agreement at the time of grant or thereafter by the Committee, Cash-Based Awards and Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.
Article 11.
Performance Measures
Despite any other terms of this Plan, the vesting, payment, or value (as determined by the Committee) of each Award other than an Option or SAR that, at the time of grant, the Committee intends to be Performance-Based Compensation to an Insider shall be determined by the attainment of one or more Performance Goals as determined by the Committee in conformity with Section 162(m) of the Code. The Committee shall specify in writing, by resolution or otherwise, the Participants eligible to receive such an Award (which may be expressed in terms of a class of individuals) and the Performance Goal(s) applicable to such Awards within ninety (90) days after the commencement of the period to which the Performance Goal(s) relate(s) or such earlier time as required to comply with Section 162(m) of the Code. No such Award shall be payable unless the Committee certifies in writing, by resolution or otherwise, that the Performance Goal(s) applicable to the Award were satisfied. In no case may the Committee increase the value of an Award of Performance-Based Compensation above the maximum value determined under the performance formula by the attainment of the applicable Performance Goal(s), but the Committee may retain the discretion to reduce the value below such maximum.
Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the Performance Goal(s) on which the payment or vesting of an Award to an Insider that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:
(a)    Net earnings or net income (before or after taxes);
(b)    Earnings per share;
(c)    Net operating profit;
(d)    Operating earnings or Operating income;
(e)    Operating earnings per share;
(f)    Return measures (including, but not limited to, return on assets, capital, equity, or sales);
(g)    Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow per share and cash flow return on capital);
(h)    Earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses;
(i)    Margins, including but not limited to ~~G~~gross or operating margins;
(j)    Share price (including, but not limited to, growth measures and total shareholder return);
(k)    ~~Margins~~Operating efficiency (as defined by the Committee at the time of selection);
(l)    ~~Operating efficiency~~ Customer services measures or indices, including customer satisfaction;
(m)    ~~Customer satisfaction~~Employee satisfaction:
(n)    ~~Employee satisfaction~~Working capital targets;
(o)    ~~Working capital targets~~Revenue, including revenue growth;
(p)    ~~Revenue growth~~Net asset value or net asset value per share or growth of assets;
(q)    ~~Growth of Assets~~Safety; ~~and~~
(r)    ~~Safety.~~ Reserve value or reserve value per share;
(s)    Production volumes;
(t)    Reserve addition or replacement;
(u)    Performance value added (as defined by the Committee at the time of selection);
(v)    Finding and development costs;
(w)    Overall or selected premium or sales growth;
(x)    Expense efficiency ratios (ratio of expenses to premium income);
(y)    Market share;
(z)    Economic value added;
(aa)    Shareholder value added;
(bb)    Embedded value added;

(cc)    Expense ratio;
(dd)    Earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization;
(ee)    Total stockholder return;
(ff)    Cost control;
(gg)    Gross profit;
(hh)    Unit volume;
(ii)    Capital efficiency ratios;
(jj)    Production mix;
(kk)    Contract mix;
(ll)    Drilling dayrates;
(mm)    Number of rigs in operation;
(nn)    Rig utilization;
(oo)    Number of long-term contracts;
(pp)    Long-term contract percentage;
(qq)    Hedging percentages;
(rr)    Leverage ratios;
(ss)    Coverage ratios;
(tt)    Acreage leased;
(uu)    Addition of new plays; and
(vv)    Addition of new geographic areas.
Any Performance Measure (s) may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate. In the Award Agreement, the Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goal(s).
The Committee may provide in any Award Agreement that any evaluation of attainment of a Performance Goal may include or exclude any of the following events that occurs during the relevant period: (a) non-cash charges related to impairment or asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; ~~and~~ (g) foreign exchange gains and losses~~.~~; and (h) unrealized gains or losses with respect to hedging obligations. To the extent such inclusions or exclusions affect Awards to Insiders, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.
In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards to Insiders that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
Article 12.
Beneficiary Designation
A Participant's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under this Plan in the event of the Participant's death. A Participant may designate a beneficiary or change a previous beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under this Plan at the Participant's death the beneficiary shall be the Participant's estate.
Despite the above, the Committee may in its discretion, after notifying the affected Participants, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Participants or the process of determining beneficiaries under this Article 12, or both, in favor of another method of determining beneficiaries.
Article 13.
Rights of Participants
13.1    Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or an Affiliate to terminate any Participant's employment or other service relationship at any time, nor confer on any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or an Affiliate.
Neither an Award nor any benefits arising under this Plan shall constitute part of an employment contract with the Company or an Affiliate and, accordingly, subject to the terms of this Plan, this Plan may be terminated or modified at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or an Affiliate for severance payments or otherwise except as provided in this Plan.
For purposes of this Plan, unless otherwise provided by the Committee, transfer of employment of a Participant between the Company and an Affiliate or among Affiliates, shall not be deemed a termination of employment. The Committee may stipulate in a Participant's Award Agreement or otherwise the conditions under which a transfer of employment or services to an entity that is spun-off from the Company or an Affiliate, if any, shall not be deemed a termination of employment or services for purposes of an Award.
13.2    Participation. No Employee or Non-employee Director shall have the right to be selected to receive an Award. No Employee or Non-employee Director, having been selected to receive an Award, shall have the right to be selected to receive a future Award or (if selected to receive such a future Award) the right to receive such a future Award on terms and conditions identical or in proportion in any way to any prior Award.
13.3    Rights as a Shareholder. Except to the extent otherwise provided in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
Article 14.
Change of Control
14.1    Accelerated Vesting and Payment. ~~Subject~~ Notwithstanding any other provision of this Plan to the contrary, subject to the provisions of Section 14.2 or as otherwise provided in the Award Agreement, in the event of a Change of Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange:
(a)    Any and all Options and SARs granted under this Plan shall become immediately exercisable; additionally, if a Participant's employment or service as a Non-employee Director is involuntarily terminated by the Company for any reason except Cause within twelve (12) months following such Change of Control, the Participant shall have until the earlier of (i) twelve (12) months following such termination date or (ii) the term of the Option or SAR, to exercise such Options or SARs;
(b)    Any Period of Restriction and other restrictions imposed on Restricted Stock or Restricted Stock Units shall lapse, and Restricted Stock Units shall be immediately payable;
(c)    The target payout opportunities attainable under all outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares (including but not limited to Awards intended to be Performance-Based Compensation) shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change of Control and performance-based Restricted Stock Units and Performance Units shall be immediately payable:
(i)    The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change of Control, and shall be paid out to Participants within thirty (30) days following the effective date of the Change of Control; and
(ii)    Awards denominated in cash shall be paid to Participants in cash within thirty (30) days following the effective date of the Change of Control;
(d)    On a Change of Control, unless otherwise specifically provided in a written agreement entered into between the Participant and the Company or an Affiliate, the Committee shall immediately vest and pay out all Cash-Based Awards and Other Stock-Based Awards as determined by the Committee; and

(e)    Notwithstanding anything in this Section 14.1 to the contrary, if any Award constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, such Award shall be immediately payable only if such Change of Control also constitutes a “change in control event” within the meaning of Section 409A of the Code, and shall otherwise be payable on the earliest possible date otherwise permissible under the terms of such Award.
14.2    Alternative Awards. Despite Section 14.1, no cancellation, acceleration of vesting, lapsing of restrictions, payment of Award, cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines, before the occurrence of a Change of Control, in good faith and, to the extent applicable, in accordance with Section 409A of the Code, that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an "Alternative Award") by any successor as described in Article 17; provided that any such Alternative Award must:
(a)    Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change of Control;
(b)    Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;
(c)    Have substantially equivalent economic value to such Award (determined at the time of the Change of Control); and
(d)    Have terms and conditions which provide that in the event that the Participant's employment or service as a Non-employee Director is involuntarily terminated or Constructively Terminated, any conditions on a Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.
Notwithstanding the foregoing, upon a termination of employment or service of a Participant occurring upon or during the two years immediately following the date of a Change of Control by reason of the Participant’s death, Disability, Constructive Termination, Retirement or termination by the Company without Cause, (i) all Alternative Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in an amount equal to the full target value of such Alternative Award, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of the Plan to the contrary, any Option or SAR held by the Participant as of the date of the Change of Control that remains outstanding as of the date of such termination of employment or service may thereafter be exercised, until (A) in the case of ISOs, the last date on which such ISOs would be exercisable in the absence of this provision, and (B) in the case of any other Option or in the case of a SAR, the later of (x) the last date on which such Option or SAR would be exercisable in the absence of this provision and (y) the earlier of (1) the first anniversary of such termination of employment or service and (2) expiration of the term of such Option or SAR.
Article 15.
Amendment, Modification, Suspension, and Termination
15.1    Amendment, Modification, Suspension, and Termination. The Committee or Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided however, that:
(a)    Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs without stockholder approval.
(b)    To the extent necessary under any applicable law, regulation or exchange requirement, no amendment shall be effective unless approved by the shareholders of the Company ~~in accordance with~~ to the extent required applicable law, regulation, or exchange requirement.
15.2    Adjustment of Awards on the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. To the extent such adjustment affects

Awards to Insiders intended to be Performance-Based Compensation, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility for federal income tax purposes.
15.3    Awards Previously Granted. Despite any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.
Article 16.
Withholding
The Company or any Affiliate shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any Affiliate, ~~an~~ the minimum amount sufficient to satisfy federal, state, and local taxes, domestic or foreign (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any taxable event arising or as a result of this Plan. The Committee may provide for Participants to satisfy withholding requirements by having the Company withhold Shares or the Participant making such other arrangements, in either case on such conditions as the Committee specifies.
Article 17.
Successors
Any obligations of the Company or an Affiliate under this Plan with respect to Awards granted under this Plan, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.
Article 18.
General Provisions
18.1    Forfeiture Events. Without limiting in any way the generality of the Committee's power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment on the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, failure to accept the terms of the Award Agreement, termination of employment or board service under certain or all circumstances, violation of material Company and Affiliate policies, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreement that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and Affiliates.
18.2    Clawback Provision. In addition, in the event that the Company determines it must restate its financial results as reported in a Form 10-K, Form 10-Q or other report filed with the Securities and Exchange Commission to correct an accounting error due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws within three (3) years after the date of the first public issuance or filing of such financial results, the Company will have the right to recover, at the direction of the Committee after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any Award granted under this Plan to an Insider and any employee who was subject to the reporting requirements of Section 16 of the Exchange Act on or after the date of this Plan who ceased being an Insider before such restatement (each, a “Covered Officer”), in each case, whose intentional misconduct caused or contributed to the need for the restatement for a fiscal period if a lower award or payment would have been made to the Covered Officer based on the restated financial results. The Committee will determine in its discretion the amount, if any, the Company will seek to recover from the Covered Officer involved. The Company may offset the recoupment amount against current or future incentive and non-incentive compensation and through cancellation of unvested or vested equity awards. In addition, the Committee may, to the extent permitted by law, take other remedial and recovery action, as determined by the Committee. The recoupment of incentive compensation under this Section 18.2 is in addition to any other right or remedy available to the Company, including any other applicable clawback policy or provision.
~~18.2~~18.3    Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
~~18.3~~18.4    Delivery Of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan before:

(a)    Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and
(b)    Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
~~18.4~~18.5    Investment Representations. The Committee may require each Participant receiving Shares under an Award under this Plan to represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.
~~18.5~~18.6    Employees or Non-employee Directors Based Outside of The United States. Without limiting in any way the generality of the Committee's powers under this Plan, including but not limited to the power to specify any terms and conditions of an Award consistent with law, in order to comply with the laws in other countries in which the Company or an Affiliate operates or has Employees or Non-employee Directors, the Committee, in its sole discretion, shall have the power and authority, notwithstanding any provision of this Plan to the contrary, to:
(a)    Determine which Affiliates shall be covered by this Plan;
(b)    Determine which Employees or Non-employee Directors outside the United States are eligible to participate in this Plan;
(c)    Modify the terms and conditions of any Award granted to Employees or Non-employee Directors outside the United States to comply with applicable foreign laws;
(d)    Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and
(e)    Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.
Despite the above, the Committee may not take any actions under this Plan and no Awards shall be granted that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.
~~18.6~~18.7    Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis to the extent not prohibited by applicable law or the rules of any stock exchange.
~~18.7~~18.8    Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or an Affiliate may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken under its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or an Affiliate and any Participant, beneficiary, legal representative, or any other person. Awards shall be general, unsecured obligations of the Company, except that if an Affiliate signs an Award Agreement instead of the Company the Award shall be a general, unsecured obligation of the Affiliate and not any obligation of the Company. To the extent that any individual acquires a right to receive payments from the Company or an Affiliate, such right shall be no greater than the right of an unsecured general creditor of the Company or Affiliate, as applicable. All payments to be made under this Plan shall be paid from the general funds of the Company or Affiliate, as applicable, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.
~~18.8~~18.9    No Fractional Shares. No fractional Shares shall be issued or delivered under this Plan or any Award Agreement. In such an instance, unless the Committee determines otherwise, fractional Shares and any rights thereto shall be forfeited or otherwise eliminated.
~~18.9~~18.10    Other Compensation and Benefit Plans. Nothing in this Plan shall be construed to limit the right of the Company or an Affiliate to establish other compensation or benefit plans, programs, policies, or arrangements. Except as may be otherwise specifically stated in any other benefit plan, policy, program, or arrangement, no Award shall be treated as compensation for purposes of calculating a Participant's rights under any such other plan, policy, program, or arrangement.
~~18.10~~18.11    No Constraint on Corporate Action. Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's or an Affiliate's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (ii) to limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Article 19.
Legal Construction
19.1    Gender And Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
19.2    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
19.3    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company or an Affiliate shall receive the consideration required by law for the issuance of Awards under this Plan.
The inability of the Company or an Affiliate to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's or the Affiliate's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company or Affiliate of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4    Governing Law. This Plan and each Award Agreement shall be governed by the laws of the State of Oklahoma, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
Article 20.
Vesting Restrictions
Subject to the terms of the Plan and the applicable Award Agreement, all Awards granted hereunder other than SARs or Options shall be subject to a vesting period of at least three years following the date of grant, provided that a vesting period of at least one year following the date of grant is permissible if vesting is conditioned upon the achievement of Performance Goals, and provided, further that any such Award may vest in part prior to the expiration of any vesting period (but in no event prior to the first anniversary of the date of grant), and provided, further, that up to five percent of Shares available for grant under this Plan may be granted without regard to the foregoing requirements.
Article 21.
Section 409A
The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that the Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six-month period immediately following a Participant’s “separation from service” within the meaning of Section 409A of the Code (“Separation from Service”) shall instead be paid or provided on the first business day after the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days after the date of the Participant’s death.

0

UNIT CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIT CORPORATION

The undersigned hereby appoints Larry D. Pinkston and Mark E. Schell proxies for the undersigned, each of them with full power of substitution, to vote all shares of the company which the undersigned may be entitled to vote at the 2015 Annual Meeting of Stockholders, or at any adjournments of the meeting, on the matters set out on this proxy card and on such other business as may properly come before the meeting.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 6, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at **http://www.unitcorp.com/investor/filings.htm**

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00033330303000000000 6 050615

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
John G. Nikkel	☐	☐	☐
Robert J. Sullivan Jr.	☐	☐	☐
Gary R. Christopher	☐	☐	☐
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐
3. Approve the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
4. Ratify the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

UNIT CORPORATION

May 6, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, proxy card, and annual report are available at **http://www.unitcorp.com/investor/filings.htm**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033330303000000000 6 050615

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE LISTED NOMINEES FOR THE ELECTION OF DIRECTORS, AND "FOR" PROPOSALS 2, 3, AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
John G. Nikkel	☐	☐	☐
Robert J. Sullivan Jr.	☐	☐	☐
Gary R. Christopher	☐	☐	☐
2. Approve, on an advisory basis, our named executive officers' compensation.	☐	☐	☐
3. Approve the Second Amended and Restated Unit Corporation Stock and Incentive Compensation Plan.	☐	☐	☐
4. Ratify the selection of PricewaterhouseCoopers LLP as the company's independent registered public accounting firm for fiscal year 2015.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, AND 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.